As filed with the Securities and Exchange Commission on March 08, 2017

Registration No. 333-214912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Pre-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

________________________

NEVADA	2844	46-3999052
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

17912 Cowan, Suite A

Irvine, California 92614

(949) 430-7737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Steven Carlson

Chief Executive Officer

NuGene International, Inc.

17912 Cowan, Suite A

Irvine, California 92614

(949) 430-7737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Keith A. Rosenbaum	Darrin Ocasio, Esq.
SPECTRUM LAW GROUP, LLP	Jay Yamamoto, Esq.
1900 Main Street, Suite 300	SICHENZIA ROSS FERENCE KESNER LLP
Irvine, California 92614	61 Broadway
Phone: 949-851-4300	New York, NY 10006
Fax: 949-851-5940	Phone: 212-930-9700
Fax: 212-930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☐   Accelerated filer   ☐   Non-Accelerated filed   ☐   Smaller reporting company ☑

(Do not check if a smaller reporting company)

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)*
Securities Comprising the Units
Common Stock, $0.0001 par value per share(2)(3)	$17,250,000	$1,999.28
	—		(4)
Warrants to purchase common stock	$17,250	$1.99	(5)
Shares of common stock underlying Warrants[6]	$21,565,500	$2,499.44
Representative’s Warrants to Purchase Common Stock			(4)
Common Stock Underlying Representative’s Warrants(2)(5)	$937,500	$108.66	(7)
Total	$39,770,250	$4,609.40

(1)	Estimated solely for the purpose of calculating the Registration Fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock comprising part of the Units registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	Includes the offering price of shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(6)	The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. Fee is based on maximum aggregate offering price of $937,500, or 125% of $750,000 (5% of $15,000,000).
(7)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH __, 2017

       Units Consisting of

      Shares of Common Stock and

Warrants to Purchase        Shares of Common Stock

NuGene International, Inc.

NuGene International, Inc. is offering      shares of common stock and warrants to purchase up to an aggregate of      shares of common stock. The common stock and warrants will be sold in units (the “Units”), with each unit consisting of one share of common stock and one warrant, with each warrant having the right to purchase one share of our common stock at an exercise price of $___ per share. Each unit will be sold at a purchase price of $___. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately in this offering. Each warrant will be exercisable for a period commencing on the date of issuance and expiring on and an exercise price equal to $ . We expect to effect a 1-for-   reverse stock split of our issued and outstanding common stock prior to the date of this prospectus.

Our common stock is quoted on the OTCQB Marketplace operated by OTC Markets Group, Inc under the symbol “NUGN”. We will apply to list our common stock on The NASDAQ Capital Market under the symbol “NUGN”. No assurance can be given that our application will be approved. On March, __, 2017, the closing sale price of our common stock, as reported by the OTCQB, was $____ per share.

Investing in our common stock involves certain risks. Before purchasing our common stock, please review the information included in, and incorporated by reference into, the “Risk Factors” caption beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., the representative of the underwriters. See ‘‘Underwriting’’ for a description of compensation payable to the underwriters.

The underwriters may also purchase up to            additional shares of our common stock from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about            , 2017.

Joseph Gunnar & Co.

TABLE OF CONTENTS

________________________

You should rely only on the information contained in or incorporated by reference in this prospectus, or in any related prospectus supplement, or amendment to this prospectus that we file with the Securities and Exchange Commission. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial conditions, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus carefully, especially the “Risk Factors” section beginning on page 8; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, beginning on page 35; and, our consolidated financial statements and the related notes beginning on page F-2. Unless otherwise stated or the context requires otherwise, references in this prospectus to “NuGene”, the “Company”, “we”, “our”, “us”, and other similar terms mean NuGene International, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

Business Overview

We are principally in the business of research, development, and sales and marketing “cosmeceutical” skincare and hair products. We market our NuGene line of products to medical offices and medical spas throughout the United States (“U.S.”). We are working to expand our direct sales of our consumer Kathy Ireland branded products. We intend to continue to have our NuGene line of products sold domestically and internationally through professional channels, including dermatologists, plastic surgeons, medical offices, and day and resort spas. We also expect to directly market our product through direct to consumer related channels which may include television sales-dedicated channels. We plan to promote brand awareness through advertising, our own sales personnel to be hired, other marketing, and public relations. We will also partially rely upon the name recognition of Kathy Ireland secured under the License Agreement discussed below. We propose to further expand our sales efforts through our branded website (www.nugene.com) and additional online commerce channels.

“Cosmeceuticals” refer to the combinations of cosmetics and pharmaceuticals that may offer medicinal or drug-like benefits. The term is more of a marketing term rather than a legal term, with the cosmetics industry having adopted the term in the late 1990’s. The U.S. Food and Drug Administration (the “FDA”) does not recognize the term. While drugs are subject to a review and approval process by the FDA, cosmetics and cosmeceuticals are not subject to the same stringent regulatory regime and scrutiny. As such, if a product has drug properties, it must be approved as a drug. However, cosmeceuticals are not subject to this review and approval process.

Cosmeceuticals offer consumers cosmetic-like treatments with active ingredients, which we believe give them pharmaceutical-like efficacy. We believe that this market benefits from the growing segment of a younger generation of consumers as well as baby boomers who want to preserve their youthful looks. We believe the U.S. cosmeceutical market will continue to be favorably influenced by these groups who want beautiful and younger looking skin while aging.

The use of stem cell based media as a foundation for cosmeceutical products is designed to promote the age-defying process. Every human being has stem cells in his or her body. These cells exist from the early stages of human development until the end of a person’s life. Throughout our lives, our bodies continue to produce stem cells that regenerate to produce differentiated cells that make up various aspects of the body such as skin, blood, muscles, and nerves. These are generally referred to as adult stem cells (non-embryonic). These cells are important for the purpose of therapies aiming to replace lost or damaged cells or tissues or to otherwise treat disorders. Our NuGene line of products uses human adult stem cells culture media that we believe, when applied to human skin cells, may reduce the appearance of aging skin.

Our goal is to leverage our knowledge in human adult stem cell technology to develop and commercialize advanced anti-aging skincare and hair products for the retail and professional channels. We have developed, manufactured, and market cosmetic skin care and hair products to address this significant market opportunity.

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We are party to a License Agreement with kathy ireland Worldwide® (“kiWW®”) whereby we licensed the right to utilize the trademarks and rights to the name, likeness, and visual representations of Kathy Ireland in connection with our cosmeceutical line of products containing adult human adipose stem cell derived or containing biologically active or biologically derived ingredients. On March 5, 2015, we announced the launch of the NuGene kathy ireland® brand. The campaign includes a re-branded internet presence and new videos featuring Ms. Ireland. We have initiated the launch of a larger multi-media campaign to promote the product line. NuGene is obligated to utilize commercially reasonable efforts to satisfy certain minimum sales requirements set forth in the License Agreement. We are also obligated to pay an annual fee to kiWW® which provides for general advertising, good will, and promotion of the overall kathy ireland brand. NuGene paid kiWW $350,000 effective upon execution of the License Agreement. Under the License Agreement, we are required to pay to kiWW (i) brand participation fees for successive years of $50,000 annually and an additional 1% of the total gross sales of licensed products of the prior year beginning in Contract Year 4; (ii) royalties in the amount of 5% of net sales of products under the License Agreement; (iii) an additional royalty payment in the amount of 1% of net sales of products under the License Agreement sold to purchasers introduced to NuGene by kiWW; and, (iv) minimum royalty payments in the amount of $100,000 for calendar year 2015; $150,000 for calendar year 2016; $200,000 for calendar year 2017; and, $250,000 for calendar year 2018. (See “Business”, for further discussion of the License Agreement).

All of our products listed below have been formulated, fully developed, and are currently being marketed. We have formulated and are testing other products which we expect to introduce (financial resources permitting) once we complete product testing and preparation of marketing materials. None of our products are licensed from third parties. All of products are either protected by patents for which we have applied, or derived from trade secrets and proprietary formulas.

NuGene Skincare Products

•	Face Wash: As an anti-aging cleanser, our Face Wash is formulated with a unique blend of multiple growth factors, cytokines, and rich pentapeptide complexes. NuGene’s Face Wash minimizes the visibility of pores and softens imperfections while the natural cleansing agents gently wash away dirt, oil, and makeup leaving the skin refreshed, smooth, clean, and hydrated.
•	Universal Cream: Our moisturizer works to smooth fine lines and wrinkles, improve aging skin tone and texture, increase collagen production, and reduce puffiness and dark circles—without any heaviness or oiliness.
•	Universal Serum: Formulated with multiple human growth factors, polypeptides, vitamins, minerals and amino acids, our signature serum encourages skin’s natural production of collagen and elastin while boosting other vital matrix protein syntheses, enabling it to repair and prevent environmental damage, improve texture and thickness, and restore skin’s natural luminosity.
•	Eye Serum: Designed to prevent and correct wrinkles, fine lines, puffiness, dryness and dark circles, this innovative product relies on our cutting-edge stem cell technology, along with multiple growth factors and other nourishing ingredients, to help reverse skin damage, minimize the appearance of future signs of aging, and restore youthful luminosity around the eyes, fostering skin that looks younger, smoother and fresher.
•	Light & Bright Gel: This potent product works to break down excess melanin in the skin without any of the harsh ingredients typically found in brightening products. In addition to quickly reducing the look of dark spots and excess pigmentation, it works to increase overall radiance, restoring a youthful glow.

Hair Care Products

•	Anti-Hair Loss Serum: Our stem cell based technology replenishes the hair follicles with essential growth factors and cytokines to reduce and prevent further hair loss, as well as to stimulate follicular regeneration.
•	Regenerative Shampoo: Rich in growth factors, polypeptide complexes and vitamins, this product has been formulated to rejuvenate the hair and scalp. In addition to increasing hydration, vibrancy, and shine, it works to protect hair from environmental assault, preventing and correcting breakage, thinning and split ends.
•	Regenerative Conditioner: This hydrating, shine-enhancing conditioner utilizes additional key ingredients, vitamins, and polypeptide complexes, to name a few, to instantly smooth even the coarsest, most damaged strands. With regular use, it fosters stronger, shinier, younger-looking hair that is easier to style.

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Wound Care-Wound Healing; Biopharma Products

We have initiated research and formulation for a new wound healing cream for the initial healing and management of cosmetic incisional scar formation in indications such as abdominal scars in tummy tucks and voluntary C-sections. We have also initiated development of a topical cream for treatment of burns that we expect could improve healing time and may reduce infection risk. In order to develop and bring these products to market, we intend to work with a CGMP FDA approved contract manufacturer to combine the product with our proprietary stem cell media technology. The preclinical FDA work we will need to have completed consists of in vitro and in vivo efficacy studies, experimental toxicology testing, formulation study, storage condition, stability testing, and ensuring good manufacturing practices are all followed in the manufacturing process. These topical products may require FDA approval and we can give no assurance that we will obtain that approval.

Short Term Strategic Goals and Objectives

During the next 12 months, our strategy is to establish NuGene as the industry leader for adipose derived stem cell based cosmetic products. The fundamental short-term goals and objectives of our business strategy include the following:

•	Complete the reformulation and stabilization of our commercial products.

•	Complete the testing of our products conducted by an independent research firm.

•	Initiate sales of our Kathy Ireland branded line of products directly to consumers.

•	Initiate a marketing campaign for our direct to consumer products in conjunction with KBHJJ, LLC under the Services Agreement we have them. KBHJJ, LLC is owned and operated by Kevin Harrington, who is recognized as the inventor of the infomercial and was the original Shark on the television show Shark Tank.

•	Initiate sales of a professional line of cosmeceutical products designed to be sold through doctor’s offices, high-end med-spas, and by licensed estheticians and similarly licensed cosmetic professionals.

•	Develop a biopharma line of products which are more “medical” in nature and which may require FDA approval. These products could include a topical burn cream and wound healing cream or ointment.

•	Work with a contract manufacturer to combine our stem cell media technology with other products.

•	Establish a manufacturing facility ensuring that “Good Manufacturing Practices” are followed in the manufacturing process. Then, establish a second redundant facility for increased production capacity and back-up in the event of a major disaster or delay.

•	Continue to leverage our intellectual property portfolio to create value. We plan to file several new patent applications, develop, and expand our proprietary formulas and methodologies, and take other steps to strengthen, leverage, and expand our intellectual property position.

•	Continue our collaboration with industry leading scientists, medical doctors and researchers to support clinical trials of our stem cell media technology with other products.

•	Continue to develop and maintain strategic and development collaborations with academic laboratories, clinical investigators, and potential commercial partners.

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•	Further develop our commercialization capabilities, initially by internally developing our own marketing and sales force. We will also seek strategic partnerships, which could include commercial partnerships, joint ventures, or other arrangements with competitive or complementary companies.

Recent Developments

We have recently restructured our executive management team to lead NuGene, including hiring Steven Carlson as our CEO. Mr. Carlson is an accomplished pharmaceutical skin care and cosmetic products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration, and federal health and safety compliance for consumer products. He has over 35 years of industry experience, having worked at such notable companies as Allergan and Obagi Medical Products. Mr. Carlson has engaged the services of a number of industry leaders and professionals to work with us. Mr. Carlson has also energized our product development and marketing efforts through his extensive industry relationships.

Risks

Since our inception, we have incurred substantial losses. We have generated minimal revenues to date. We will need the funding sought under this prospectus to remain a going concern, maintain operations, and to activate our business plan, which includes, among other things, advertising, retaining channels of distribution, retaining supplier relationships, building inventory, and recruiting experienced sales personnel.

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should carefully consider all of the risks which are discussed more fully in “Risk Factors” beginning on page 8 of this prospectus.

Corporate Information

We were incorporated in the State of Nevada on October 31, 2013. NuGene, Inc. (our wholly owned subsidiary) was incorporated in the State of California on December 5, 2006. On January 20, 2015, we formed NuGene BioPharma, Inc. (“BioPharma”) in the State of California as our wholly-owned subsidiary. On November 6, 2015, we formed The Aesthetic Group, Inc. (“TAG”) in the State of California as our wholly-owned subsidiary. Both BioPharma and TAG have had no significant independent operations to date.

Our principal executive offices are located at 17912 Cowan, Suite A, Irvine, California, 92614. Our telephone number is (949) 430-7737. Our website address is http://www.nugene.com. This reference to our website is intended to be an inactive textual reference, and our website is not intended to be a part of this prospectus.

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THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock” in this prospectus.

Common stock offered by us	___________ shares

Common stock to be outstanding
immediately after the offering	___________ shares (1)

Description of Warrants	The warrants will have a per share exercise price equal to $ (125% of the public offering price of the common stock). The warrants are exercisable immediately and expire ______ years from the date of issuance.

Over-allotment option	We have granted the underwriters an option to purchase up to shares of our common stock at a price of $ per share solely to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 45-days from the date of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, as well as to retire certain debt obligations which will mature upon receipt of proceeds under this offering. See “Use of Proceeds”.

Risk factors	Investing in our common stock and warrants involves risks. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of risk factors that you should carefully consider before making a decision to buy shares of our common stock in this offering.

Lock-Ups	We and our directors and executive officers and certain stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus in the case of our directors and executive officers, and 90 days in the case of us and certain stockholders. See “Underwriting” beginning on page 68.

OTCQB symbol	NUGN

Proposed Symbol and Listing	We will apply to list our common stock and warrants on the NASDAQ Capital Market under the symbols “NUGN” and “NUGNW”, respectively.

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(1)	The number of shares of our common stock to be outstanding after this offering is based on ______________ shares of common stock outstanding as of March __, 2017 and assumes no exercise by (i) the underwriters of their option to purchase additional shares of common stock to cover over-allotments, if any; and, (ii) by holders of the warrants issued in the offering. It also specifically excludes all shares of common stock issuable upon the exercise of outstanding convertible notes, stock options, and warrants, and the conversion of outstanding shares of convertible preferred stock. As of September 30, 2016 we had outstanding warrants to purchase 4,679,234 shares of our common stock at a weighted average exercise price of approximately $0.78 per share; outstanding options to purchase 4,352,619 shares of our common stock at a weighted average exercise price of approximately $0.58 per share; issued shares of preferred stock that can be converted into 1,917,720 shares of our common stock; and, approximately $1,659,999 outstanding principal amount and interest of convertible debt which can be converted into shares of our common stock at a conversion price that varies depending on the underlying respective conversion terms and the average trading price of shares of our common stock. The outstanding convertible principal and interest would convert into 3,938,021 shares of our common stock based on the September 30, 2016 closing price.

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SUMMARY OF FINANCIAL DATA

The following table sets forth our summary statement of operations data for the fiscal years ended December 31, 2015 and 2014 derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary financial data for the nine months ended September 30, 2016 and 2015, and as of September 30, 2016, are derived from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus and are not indicative of results to be expected for the full year. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the U.S. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014
Revenues	$409,981	$1,538,453	$2,084,939	$723,438
Cost of revenues	658,882	443,943	588,882	293,162
Gross profit(loss)	(248,901)	1,094,510	1,496,057	430,276

Operating expenses
Advertising and promotion	314,469	298,738	-	-
Personnel	4,138,979	2,064,815	-	-
Selling, general and administrative	1,056,026	861,795	6,658,109	743,057
Research and development	104,072	136,248	-	-
Professional fees	1,278,866	770,889	-	-
Total operating expenses	6,892,412	4,132,485	6,658,109	743,057
Loss from operations	(7,141,313)	(3,037,975)	(5,162,052)	(312,781)

Other income (expenses)
Interest income	5	-	-	-
Interest expense	(659,954)	(76,443)	(57,015)	-
Loss on issuance of debt	(1,212,384)	-	-	-
Change in fair value of derivative liabilities	257,126	-	-	-
Total other expenses	(1,615,207)	(76,443)	(57,015)	-
Net loss	$(8,756,520)	$(3,114,418)	$(5,219,067)	$(312,781)

Net loss per share - basic and diluted	$(0.22)	$(0.08)	$(0.13)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	40,156,826	39,506,104	39,730,875	20,865,881

	As of September 30, 2016
	Actual	Pro Forma, As Adjusted
Balance Sheet Data:
Cash	$307,776	$
Total assets	585,345
Total liabilities	4,578,437
Total shareholders’ deficit	(3,993,092)

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RISK FACTORS

Investing in our common stock and warrants involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risks related to this offering described below. Our business, prospects, financial condition, and results of operations may be materially harmed as a result of any of these risks. In this event, the market price of our common stock and warrants could decline and you could lose part or all of your investment.

Risks Related to Our Financial Position and Need for Additional Capital

We have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

Since the inception of NuGene, Inc. (our wholly owned subsidiary) in December 2006 we have incurred significant operating losses. Our net losses were approximately $5.2 million for the fiscal year ended December 31, 2015, and $8.8 million for the nine months ended September 30, 2016. As of September 30, 2016, we had a deficit accumulated since inception of $15.3 million. We have invested a significant portion of our efforts and financial resources in the development of our NuGene line of products. More recently, we have begun to also invest our efforts and financial resources in the early development of our wound care/wound healing products.

We expect to continue to incur significant operating losses for at least the next several years. To become and remain profitable we must succeed in commercializing and marketing our NuGene line of products. We may never succeed in these activities and may never generate revenues that are significant or large enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could depress the market price of our common stock and could impair our ability to raise capital, expand our business, or continue our operations. A decline in the market price of our common stock could also cause you to lose all or a part of your investment.

Our financial statements have been prepared assuming that our Company will continue as a going concern and we will need to obtain additional funding if we are to continue operations.

The factors described elsewhere herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. To date we have incurred significant cash losses that have materially impaired our liquidity and working capital. We have been under severe liquidity restraints such that our prior CEO was required to personally guarantee borrowings made by our Company from our bank. This has resulted in the substantial increase in balances outstanding and owing to our suppliers that has put our relationships with them in jeopardy. We continue to attempt to procure the needed funding to maintain our operations. Should we be successful, we will need to quickly reverse the historical trend of our operations through generating significantly higher levels of revenue (at or about historical margins) and reducing our operating expenses. If we cannot generate the revenues and gross margin at levels required to achieve profitability or obtain sufficient additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations. Should that happen, an investor could suffer the loss of a significant portion or all of his investment in our Company.

We have a limited operating history and investors will have no ability to gauge market acceptance for our products or the ability of management to execute on our business plan.

We are an early-stage company with a limited operating history and limited revenues derived from our operations. Our operations to date have been primarily focused on our formation, the hiring of our management team, acquiring, licensing, and developing our technology and products, building and expanding our sales force, marketing department and investor relations and commencing the commercial launch of our products.

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It is difficult to predict future performance and our ability to maintain operations is dependent upon a number of factors over which we have limited control. As a result, it is difficult to predict our quarterly financial results and they are likely to fluctuate significantly. We are a relatively new company with a limited operating history and our sales prospects are uncertain. We also have relatively limited experience selling our products. Accordingly, we cannot predict with any certainty the timing or level of sales of our products in the future. If our quarterly sales or operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. In addition to the other factors discussed under these “Risk Factors,” specific factors that may cause fluctuations in our operating results include:

•	Demand and pricing for our products, including any change in wholesaler purchasing patterns for our products;
•	Physician and patient acceptance of our products;
•	Timing of new product offerings, acquisitions, licenses or other significant events by us, our partners or our competitors;
•	Regulatory approvals and legislative changes affecting our cosmeceutical products;
•	Any interruption in the manufacturing or distribution of our products, including events affecting our third-party suppliers and any failure to comply with manufacturing specifications;
•	Changes in treatment practices of physicians or other providers that currently recommend our products;
•	Significant product returns and rebates;
•	Implementation of new or revised accounting or tax rules or policies; and
•	The effect of competing technological and market developments.

Because we have a limited operating history, we are subject to all of the risks and uncertainties of a new business.

We initiated the rollout of the first generation of NuGene products in 2013. We are subject to all of the risks and uncertainties normally associated with an early stage business, including potential manufacturing issues, difficulties establishing our marketing and distribution operations, lack of name recognition, lack of adequate capital, difficulties hiring and retaining qualified employees and difficulties in complying with all applicable federal, state, and local regulatory and administrative requirements. As an early stage company, we expect to incur operating losses until (if ever) we successfully release and market a line of products that will generate enough revenues and gross margin to become profitable or thereafter maintain profitability. There is no assurance that we will be able to validate and market products that will generate enough revenues for us to become profitable or thereafter maintain profitability. As a result, we cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved. Our lack of an operating history may make it difficult for you to evaluate our business prospects in connection with an investment in our securities.

We need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which materially may dilute your investment.

To attain profitability, we must increase our revenues and manage our product, operating and administrative expenses, as to which each of which we can give no assurance. Because we have been to date unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we must raise additional funds to continue our operations and to manage our current short-term debt load. Further, our recent efforts to raise additional capital have been unsuccessful. We do not have any arrangements in place for additional funds and no assurance can be given that required funds will become available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. Our current cash and cash equivalents are insufficient to fund our operations through the end of our fiscal year in 2016. If we are unsuccessful in obtaining additional funds on commercially reasonable terms or at all, and thereafter in achieving profitability, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

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Should we be able to obtain additional financing and thereafter be successful in growing our revenues according to our operating plans, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our growth strategy will require further substantial capital and effective planning. Additionally, we have not been able to maintain adequate levels of capital to fund existing operations. Significant rapid growth on top of our current operations could greatly strain our internal resources, leading to a much lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in substantial loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure, liquidity, and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower, no or negative growth, critical shortages of cash and a failure to achieve or sustain profitability.

Significant differences between actual and estimated demand for our products could adversely affect us.

If we overestimate demand for our products, we may be required to write off inventories and increase our reserves for product returns or liabilities to customers in future periods. If we underestimate demand, we may not have sufficient inventory of products to ship to our customers. Our cosmeceutical products have expiration dates that generally range from 24 to 36 months from the date of manufacture. We need to exercise judgment in estimating these reserves. The actual amounts could be materially different from our estimates, and differences will need to be accounted for in the period in which they become known. If we determine that the actual amounts exceed our reserve amounts, we will record a charge to earnings to approximate the difference. A material reduction in earnings resulting from a charge could have a material adverse effect on our net income, results of operations and financial condition.

If we raise additional funds through collaboration, licensing, or other similar arrangements, it may be necessary to relinquish potentially valuable rights to our current products, potential products, or proprietary technologies, or grant licenses on terms that are not favorable to us.

If adequate funds are not available to us, our ability to achieve profitability or to respond to competitive pressures would be significantly limited, and we may be required to delay, significantly curtail or eliminate the sales of one or more of our current products and/or the development of one or more of our potential products.

Risks Related to the Development and Commercialization of Our Product Candidates

If our product candidates are found to cause undesirable side effects we may need to delay or abandon our development and commercialization efforts.

Any undesirable side effects that might be caused by our product candidates could interrupt, delay or halt the commercialization and marketing of the products. In addition, if we start selling any of our product candidates and we or others later identify undesirable side effects caused by the product. This could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent us from generating significant revenues from its sale.

The commercial success of any product candidates that we may develop will depend upon the degree of market acceptance by physicians, patients, and consumers.

Any products that we bring to the market may not gain market acceptance by physicians, patients, and consumers. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. Physicians will not recommend our product candidates until we can demonstrate the safety and efficacy of our product candidates as compared to other treatments. Even if the clinical safety and efficacy of our product candidates are established, physicians may elect not to recommend these products, and consumers may choose not to purchase our products. The degree of market acceptance of our product candidates will depend on a number of factors, including:

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•	the willingness and ability of patients, the healthcare community, and consumers to adopt our products;
•	the ability to manufacture our product candidates in sufficient quantities with acceptable quality and to offer our product candidates for sale at competitive prices;
•	the perception of patients, the healthcare community, and consumers regarding the safety, efficacy and benefits of our product candidates compared to those of competing products or therapies;
•	the convenience and ease of administration of our product candidates relative to existing treatment methods; and
•	marketing and distribution support for our product candidates.

We face substantial competition in the development of our product candidates which may result in others developing or commercializing products before or more successfully than we do.

We are engaged in segments of the cosmeceuticals industry that are characterized by intense competition and rapidly evolving technology. Many large companies, academic institutions, and other public and private research organizations are pursuing the development of competing products. We face, and expect to continue to face, intense and increasing competition as new products enter the market and advanced technologies become available. Many of our potential competitors have significantly greater financial, technical and human resources than we have and may be better equipped to discover, develop, manufacture, and commercialize product candidates.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property rights, our competitors may develop and market similar or identical products that may reduce demand for our products, and we may be prevented from establishing collaborative relationships on favorable terms.

The following factors are important to our success:

•	receiving patent protection for our product candidates;

•	maintaining our trade secrets;

•	not infringing on the proprietary rights of others; and

•	preventing others from infringing on our proprietary rights.

We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We try to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. There are currently no patents issued in favor of the Company.

Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If patents do not issue with claims encompassing our products, our competitors may develop and market similar or identical products that compete with ours. Even if such patents are issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Failure to obtain effective patent protection for our technology and products may reduce demand for our products and prevent us from establishing collaborative relationships on favorable terms.

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We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as potential corporate partners, collaborators, employees and consultants. Any of these parties may breach the agreements and disclose our confidential information or our competitors may learn of the information in some other way. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

The laws of many foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Accordingly, the fact that we have obtained certain patent rights in the United States does not guarantee that we will be able to obtain the same or similar rights elsewhere. Even if we are granted patents in foreign countries, we cannot guarantee that we will be able to enforce our rights effectively.

If we are unable to obtain and maintain protection for our intellectual property, the value of our technology and products may be adversely affected, which would materially affect our business.

Patents. Our commercial success will continue to depend in part on the patent rights we plan to obtain related to future products we may market. We currently have four US provisional patent applications, and four pending international applications based on the same four US provisional patents. The principal claims made in these applications cover wound scar and burn treatment creams, the methods of preparing stem cells and the formulations for stem cell media containing products. There are currently no patents issued in favor of the Company. Our success also depends on our and our licensors’, collaborators’, and suppliers’ ability to maintain these patent rights against third-party challenges to their validity, scope, or enforceability of these patent rights.

Our patent position (and those of our licensors, collaborators, and suppliers) is subject to the same uncertainty as other pharmaceutical and consumer product companies. Our patent applications (as well as the patents and patent applications of our licensors, collaborators and suppliers) may not protect our technologies and products because, among other things, our pending applications may not result in issued patents; we may develop additional proprietary technologies that are not patentable; patents issued to us may not provide a basis for future commercially viable products; and patents issued to us may not provide us with any competitive advantage, or may be challenged, circumvented, invalidated or rendered unenforceable by third parties. For example, the USPTO or the courts may deny, narrow, or invalidate patent claims, particularly those that concern biotechnology and pharmaceutical inventions. Inventors or third parties of whom we are unaware, may challenge the ownership of patents and applications we own, license or benefit from through supply agreements with our collaborators and suppliers. We, our licensors, collaborators, and suppliers may not be successful in securing or maintaining proprietary or patent protection for our products, and protection that is secured may be challenged and possibly lost.

Trade Secrets and Proprietary Know-how. We, our licensors, collaborators, and suppliers also rely upon trade secrets, proprietary know-how, and other technological innovation, particularly when patent protection is not appropriate or available. However trade secrets are difficult to protect, and we have limited control over the protection of trade secrets used by our licensors, collaborators, and suppliers. Although we attempt to protect our trade secrets by requiring our employees, consultants, advisors and current and prospective business partners to enter into confidentiality agreements prohibiting them from disclosing or taking our proprietary information and technology, these agreements may not provide meaningful protection for our trade secrets and proprietary know-how. If our employees or consultants breach these agreements, we may not have adequate remedies for any of these breaches. Further, third parties that are not parties to confidentiality agreements may obtain access to our trade secrets or know-how. Others may independently develop similar or equivalent trade secrets or know-how. If our confidential or proprietary information is divulged to third parties, including our competitors, our competitive position in the marketplace will be harmed and our ability to successfully penetrate our target markets could be severely compromised.

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Trademarks. Our trademarks will continue to be important to our success and competitive position. We have received U.S. trademark registration for our corporate name, NuGene®, and own or have rights to use our product and component names. We also have a license for the use of Kathy Ireland® who acts as our brand ambassador. We also will need to pursue trademark registration for any new trademarks that we select. We may not be able to secure any of our trademark registrations with the PTO or comparable foreign authorities. If we do not adequately protect our rights in our various trademarks from infringement (and we are involved in two separate ongoing disputes with respect to trademarks), any goodwill that has been developed in those marks would be lost or impaired. We could also be forced to cease using any of our trademarks that are found to infringe upon or otherwise violate the trademark or service mark rights of another company, and, as a result, we could lose all the goodwill that has been developed in those marks and could be liable for damages caused by any infringement or violation.

We may be subject to claims that we, or our employees, have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of our employees’ former employers.

We employ individuals who were previously employed at other personal care product or nutritional supplement companies, including our competitors or potential competitors. To the extent that our employees are involved in research areas that are similar to those in which they were involved with their former employers, we may be subject to claims that such employees have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims.

Claims by other parties that we infringe or have misappropriated their proprietary technology may result in liability for damages, royalties, or other payments, or stop our development and commercialization efforts.

Competitors and other third parties may initiate patent litigation against us in the United States or in foreign countries based on existing patents or patents that may be granted in the future. Many of our competitors may have obtained patents covering products and processes generally related to our products and processes, and they may assert these patents against us. Moreover, there can be no assurance that these competitors have not sought or will not seek additional patents that may cover aspects of our technology. As a result, there is a greater likelihood of a patent dispute than would be expected if our competitors were pursuing unrelated technologies.

While we conduct patent searches to determine whether the technologies used in our products infringe patents held by third parties, numerous patent applications are currently pending and may be filed in the future for technologies generally related to our technologies, including many patent applications that remain confidential after filing. Due to these factors and the inherent uncertainty in conducting patent searches, there can be no guarantee that we will not violate third-party patent rights that we have not yet identified.

There may be U.S. and foreign patents issued to third parties that relate to aspects of our product candidates. There may also be patent applications filed by these or other parties in the United States and various foreign jurisdictions that relate to some aspects of our product candidates, which, if issued, could subject us to infringement actions. The owners or licensees of these and other patents may file one or more infringement actions against us. In addition, a competitor may claim misappropriation of a trade secret by an employee hired from that competitor. Any such infringement or misappropriation action could cause us to incur substantial costs defending the lawsuit and could distract our management from our business, even if the allegations of infringement or misappropriation are unwarranted. A need to defend multiple actions or claims could have a disproportionately greater impact. In addition, either in response to or in anticipation of any such infringement or misappropriation claim, we may enter into commercial agreements with the owners or licensees of these rights. The terms of these commercial agreements may include substantial payments, including substantial royalty payments on revenues received by us in connection with the commercialization of our products.

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Payments under such agreements could increase our operating losses and reduce our resources available for development activities. Furthermore, a party making this type of claim could secure a judgment that requires us to pay substantial damages, which would increase our operating losses and reduce our resources available for development activities. A judgment could also include an injunction or other court order that could prevent us from making, using, selling, offering for sale, or importing our products or prevent our customers from using our products. If a court determined or if we independently concluded that any of our products or manufacturing processes violated third-party proprietary rights, our clinical trials could be delayed and there can be no assurance that we would be able to reengineer the product or processes to avoid those rights, or to obtain a license under those rights on commercially reasonable terms, if at all.

RISKS RELATED TO REGULATORY MATTERS

While we believe that that our principal cosmeceutical products and product candidates do not require FDA approval as new drugs, the FDA could disagree and we may be required to conduct clinical trials to establish efficacy and safety or cease to market these products.

Our cosmeceutical products are marketed on the basis that they are generally recognized as safe and effective for their intended use and thus do not require new drug approval. The FDA has not challenged this position. The FDA may at any time disagree with our position for a variety of reasons, including new information about the particular product or its active ingredients, how the product is promoted, if another company obtains FDA approval for a prescription drug with the same active ingredient, or based on a change of FDA regulatory policy. This could require us to seek new drug approval for these products to remain on the market or to withdraw a product until required clinical trials are performed and new drug approval is obtained.

If the active ingredients of the products are finally determined by the FDA not to be generally recognized as safe and effective for over-the-counter, or OTC use, the FDA may seek to apply those findings to prescription products as well, leading to potential objections to the continued marketing of the products or a demand that marketing continue only on the basis of a new drug approval. Either of these outcomes could affect the way our products are marketed or our ability to market them at all. Further, the FDA could decide that growth factors derived from human adipose stem cells do not come within this policy and thus must seek new drug approval to remain on the market or must be withdrawn until approval is obtained.

Our wound healing-wound care products under development may not be approved by the FDA or foreign regulatory authorities, and any failure or delay associated with our product development and clinical trials or obtaining regulatory approval of these products would increase our product development costs and time to market. We face substantial risks of failure inherent in developing stem cell growth factor derived products that may be determined by the FDA to fall under the classification as pharmaceutical products. The pharmaceutical industry is subject to stringent regulation by many different agencies at the federal, state, and international levels. If determined to be pharmaceutical products, then the product candidates will be required to satisfy rigorous standards of safety and efficacy before the FDA approves them, and before any foreign regulatory authorities approve them for commercial use in any countries outside the U.S. where we decide to market them. Even if a regulatory filing is accepted, the FDA or foreign regulatory authorities may request additional information from us, including data from additional clinical trials, and, ultimately, may not grant marketing approval for some of our products or may grant approval only under conditions that are less commercially attractive than anticipated. To the extent that these products do not perform successfully in our planned pivotal clinical trials, we may need to develop alternative candidates. Product development is generally a long, expensive, and uncertain process. Successful development of our new wound healing-wound care product formulations, including our incisional and or burn cream will depend on many factors, including:

•	Our ability to select key components, establish a stable formulation and optimize characteristics;
•	Our ability to develop a formulation that demonstrates our intended safety and efficacy profile; and
•	Our ability to transfer from an early-stage company to commercial-scale operations and the costs associated with commercial manufacturing.

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If we are unable to develop suitable clinical formulations of our wound healing-wound care product candidates or are significantly delayed in doing so, our ability to commercialize these products will be adversely affected. Once we have manufactured a formulation that we believe is suitable for pivotal clinical testing, we will need to complete our clinical testing, and failure can occur at any stage of testing. These clinical tests must comply with FDA and other applicable regulations. We may suffer significant setbacks in advanced clinical trials, even after showing promising results in earlier trials. The results of later clinical trials may not replicate the results of prior clinical trials. Based on results at any stage of clinical trials, we may decide to discontinue development of a product candidate. We, or the FDA, may suspend clinical trials at any time if the patients participating in the trials are exposed to unacceptable health risks or if the FDA finds deficiencies in our applications to conduct the clinical trials or in the conduct of our trials. Moreover, not all products in clinical testing will receive timely, or any, regulatory approval. Even if clinical trials are completed as planned, their results may not support our assumptions or our product claims. The clinical process may fail to demonstrate that our products are safe for humans or effective for intended uses. In addition, these failures could cause us to abandon a product entirely. If we fail to take any current or future product candidate from the development stage to market, we will have incurred significant expenses without the possibility of generating revenues, and our business will be adversely affected.

We will be subject to ongoing regulatory review of products currently under development that may be marketed in the future.

Any of our pharmaceutical products under development will be subject to extensive regulation. These regulations will impact many aspects of our operations, including the manufacture, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the products. The FDA also may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. In addition, the subsequent discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension, or withdrawal of regulatory approvals, product recalls, seizure of products, injunctions against their distribution, disgorgement of money, operating restrictions, and criminal prosecution.

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal laws have been applied to restrict certain marketing practices in the pharmaceutical industry in recent years. These laws include anti-kickback statutes and false claims statutes. Violations of the federal anti-kickback statute are punishable by imprisonment, criminal fines, civil monetary penalties, and exclusion from participation in federal healthcare programs. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution or other regulatory sanctions under the federal anti-kickback statute, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing, arranging for or recommending prescription or purchase may be subject to scrutiny if they do not qualify for a statutory exemption or safe harbor. Federal false claims laws prohibit any person from knowingly making, or causing to be made, a false claim to the federal government, or knowingly making, or causing to be made a false statement to have a false claim paid. The majority of states also have statutes or regulations similar to the federal anti-kickback law and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Sanctions under these federal and state laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, criminal fines, and imprisonment.

In addition, as part of the sales and marketing process, pharmaceutical companies frequently provide samples of approved drugs to physicians. This practice is overseen by the FDA and other governmental authorities under regulations that include, in particular, requirements concerning record keeping and control procedures. Any failure to comply with these regulations may result in significant criminal and civil penalties as well as damage to our credibility in the marketplace. Because of the breadth of these laws and the narrowness of the safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition, and results of operations.

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The regulatory status of our cosmeceutical products could change, and we may be required to conduct clinical trials to establish efficacy and safety or cease to market these products.

The Federal Food, Drug, and Cosmetic Act does not recognize “cosmeceuticals” as a category of products. We use the term “cosmeceuticals” as a marketing term to describe our non-prescription, cosmetic products. The FDA does not have a premarket approval system for cosmetic products outside of new color additives, and we believe we are permitted to market our cosmeceutical products and have them manufactured without submitting safety or efficacy data to the FDA. However, the FDA may in the future determine to regulate what we term as cosmeceuticals or the ingredients included in our cosmeceuticals as drugs or biologics, rather than cosmetics. If any of our products are deemed to be drugs or biologics, rather than cosmetics, we would be required to conduct clinical trials to demonstrate the safety and efficacy of our cosmeceutical products in order to continue to market and sell them. In such event, we may not have sufficient resources to conduct any required clinical trials and we may not be able to establish sufficient efficacy or safety data to resume the sale of our cosmeceutical products. Any inquiries by the FDA or any foreign regulatory authorities into the regulatory status of our cosmeceutical products and any related interruption in the marketing and sale of our cosmeceutical products could severely damage our brands and image in the marketplace, including our relationships with physicians and their patients.

If we choose, or are required, to seek FDA approval to market and sell any of our products, we may be unable to demonstrate the necessary safety and efficacy to obtain such FDA approval.

Our current business strategy is focused on developing and commercializing product opportunities as cosmeceuticals not requiring FDA approval. In the future we, alone or with project partners, may seek FDA regulatory approval to market and sell one or more of our products assets as an FDA-approved drug. The FDA may also seek to classify one or more of our products as drug rather a cosmeceutical. If we choose, or are required, to obtain FDA approval to market and sell any of our products, the approval process is costly, time consuming, uncertain, and subject to unanticipated delays. The FDA or other regulatory agencies may not approve a product candidate on a timely basis or at all. Before we obtain FDA approval for the sale of any product, we will be required to demonstrate through preclinical studies and clinical trials that it is safe and effective for each intended use, which we may not be able to do. A failure to demonstrate safety and efficacy of a product candidate to the FDA’s satisfaction would result in our failure to obtain FDA approval. Moreover, even if the FDA were to grant regulatory approval of a product candidate, the approval may be limited to specific therapeutic areas or limited as to its distribution, which could reduce revenue potential, and we will be subject to extensive and costly post-approval requirements and oversight with respect to commercialization of the product candidate.

Delays in the completion of, or the termination of, any clinical or non-clinical trials for any product candidates for which we may seek FDA approval could adversely affect our business.

Clinical trials are very expensive, time consuming, unpredictable and difficult to design and implement. The results of clinical trials may be unfavorable, they may continue for several years, and they may take significantly longer to complete and involve significantly more costs than expected. Delays in the commencement or completion of clinical testing could significantly affect product development costs and plans with respect to any product candidate for which we seek FDA approval. The commencement and completion of clinical trials can be delayed and experience difficulties for a number of reasons, including delays and difficulties caused by circumstances over which we may have no control. For instance, approvals of the scope, design or trial site may not be obtained from the FDA and other required bodies in a timely manner or at all, agreements with acceptable terms may not be reached in a timely manner or at all with clinical research organizations to conduct the trials, a sufficient number of subjects may not be recruited and enrolled in the trials, and third-party manufacturers of the materials for use in the trials may encounter delays and problems in the manufacturing process, including failure to produce materials in sufficient quantities or of an acceptable quality to complete the trials. If we were to experience delays in the commencement or completion of, or if we were to terminate, any clinical or non-clinical trials we pursue in the future, the commercial prospects for the applicable product candidates may be limited or eliminated, which may prevent us from recouping our investment in research and development efforts for the product candidate and would have a material adverse effect on our business, results of operations, financial condition and prospects.

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Even if we successfully develop any product candidate into an FDA-approved drug, failure to comply with continuing federal and state regulations could result in the loss of approvals to market the drug.

Even if we successfully develop any product candidate into an FDA-approved drug, we will be subject to extensive continuing regulatory requirements and review, including review of adverse drug experiences and clinical results from any post-marketing tests or continued actions required as a condition of approval. The manufacturer and manufacturing facilities we would use to produce any drug preparations would be subject to periodic review and inspection by the FDA. We will be reliant on third parties to maintain their manufacturing processes in compliance with FDA and all other applicable regulatory requirements. Any changes to a product that has been approved, including the way it is manufactured or promoted, will often require FDA approval again before the product, as modified, may be marketed and sold. In addition, we and the manufacturers of the drug will be subject to ongoing FDA requirements for submission of safety and other post-market information. If we or the manufacturers of the drug failed to comply with these or any other applicable regulatory requirements, a regulatory agency may, among other things, issue warning letters, impose civil or criminal penalties, suspend or withdraw regulatory approval, impose restrictions on our operations, close the facilities of the manufacturers, seize or detain products or require a product recall.

Regulatory review of the manner in which we market and promote our products could result in classification of a product as a drug, which could adversely affect our business.

Regulatory review also covers a company’s activities in the marketing and promotion of its products. The FDA could review the manner in which we market and promote our products, including though not limited to claims and information provided on our packaging, in product descriptions and details, and on our website. If the FDA determines that such marketing and promotion classifies a product as a drug, we would be forced to obtain FDA approval for such product. We could also face significant potential penalties and restrictions for promotion of a drug for an unapproved use. Sales and marketing programs are under scrutiny for compliance with various mandated requirements, such as illegal promotions to health care professionals. Failure to comply with these requirements could expose us to negative publicity, fines and penalties that could harm our business.

If our manufacturers do not comply with U.S. and federal regulations, our supply of product could be disrupted or terminated.

Our manufacturers must comply with U.S. regulations and corresponding foreign standards, including the FDA’s current Good Manufacturing Practice regulations for drug manufacturing and processing, or “cGMPs”, applicable to the manufacturing processes related to ingredients sold to us for use in our products, and their facilities must be inspected and approved by the FDA and other regulatory agencies as part of their business. We will have limited control over the FDA compliance of our third-party manufacturers. If any of our manufacturers fail to meet or are found to be non-compliant with the cGMPs or any other FDA requirements or similar regulatory requirements outside of the U.S., obtaining the required regulatory approvals, including from the FDA, to use alternative suppliers may be a lengthy and uncertain process. A lengthy interruption in the manufacturing of one or more of our products as a result of non-compliance could adversely affect our product inventories and supply of products available for sale which could reduce our sales, margins and market share, as well as harm our overall business and financial results. Additionally, the Federal Drug and Cosmetic Act (“FDCA”) may hold labelers/specification developers (brands selling a product) criminally and civilly liable for the violations, acts, and omission of their manufacturers.

Under the FDCA, cosmetics (which we refer to as cosmeceuticals) are defined as articles applied to the human body to cleanse, beautify, or alter the appearance. The manufacturing of cosmetics is subject to the misbranding and adulteration sections of the FDCA applicable to cosmetics. Cosmetics are not subject to premarket approval by the FDA but the product and ingredients must be tested to assure safety. If the product or ingredients are not tested for safety, a specific warning is required. The FDA monitors compliance of cosmetic products through random inspections of cosmetic manufacturers and distributors. The FDA utilizes an “intended use” doctrine to determine whether a product is a drug or cosmetic by the labeling claims made for the product. If a cosmetic product is intended for a disease condition or to affect the structure or any function of the human body, the FDA will regulate the product as a drug rather than as a cosmetic. The product will then be subject to all drug requirements under the FDCA. The labeling of cosmetic products is subject to the requirements of the FDCA, the Fair Packaging and Labeling Act and other FDA regulations.

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We have only limited experience in regulatory affairs, which may affect our ability or the time we require to obtain necessary regulatory approvals. We have only limited experience in regulatory affairs, including the preparation and filing of applications to gain the regulatory approvals necessary for pharmaceutical product candidates. Moreover, some of the products that are likely to result from our product development, licensing and acquisition programs may be based on new technologies that have not been extensively tested in humans. As a result, we may experience a longer than customary regulatory process in connection with obtaining regulatory approvals for any products that we develop, license or acquire.

If we move forward with production of an FDA regulated product, and we are found not to be in compliance with Good Manufacturing Practices, then our operations could be harmed.

In the United States, FDA regulations on Good Manufacturing Practices and Adverse Event Reporting requirements require us and our vendors to maintain good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping.  The ingredient identification requirement, which requires us to confirm the levels, identity, and potency of ingredients listed on our product labels within a narrow range, is particularly burdensome and difficult for us with respect to products that contain many different ingredients. We are also required to report serious adverse events associated with consumer use of our products. Our operations could be harmed if regulatory authorities make determinations that we, or our vendors, are not in compliance with these regulations or public reporting of adverse events harms our reputation for quality and safety. A finding of noncompliance may result in administrative warnings, penalties, or actions impacting our ability to continue selling certain products.  In addition, compliance with these regulations has increased and may further increase the cost of manufacturing certain of our products as we work with our vendors to assure they are qualified and in compliance.

RISKS RELATED TO OUR BUSINESS

Our products and product candidates may not achieve or maintain widespread market acceptance.

We may not achieve or maintain widespread market acceptance of our products or product candidates among physicians, patients, or healthcare providers. Our products’ success is highly dependent on physician and patient preference and market acceptance. We have a limited history of promoting our cosmeceutical products. Our significant marketing efforts to date have been focused primarily on dermatologists and plastic surgeons.

We believe that market acceptance of our products will depend on many factors including:

•	The perceived advantages of our products over competing products;
•	The effectiveness of our sales and marketing efforts;
•	The convenience and ease of administration of our products;
•	The safety and efficacy of our products and the prevalence and severity of any possible adverse side effects;
•	The availability and success of alternative treatments;
•	Our product pricing and cost effectiveness;
•	Publicity concerning our products, product candidates or competitive products;
•	Whether or not patients routinely use our products and purchase additional product, and
•	Our ability to respond to changes in physician, aestheticians, and patient preferences for the treatment of dermatological conditions and the improvement of the appearance of skin.

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If our products fail to achieve or maintain market acceptance or if new products or technologies are introduced by others that are more favorably received than our products, are more cost effective or that otherwise render our products obsolete, we may experience a decline in the demand for our products.

If we are unable to market and sell our products successfully, our business, financial condition, results of operation and future growth would suffer. Our ability to compete depends upon the success of our business development activities and our ability, and the ability of our collaborators, to innovate, develop, and commercialize new products and product enhancements, as well as to identify new markets for our products.

Our business strategy requires us to develop or acquire new and innovative applications of our products, identify new markets for our existing products, and develop or acquire new technology. We are currently developing products for the treatment of burns and exploring several delivery technologies to improve our existing products. However, our development efforts may not lead to new commercial products. To successfully expand our product offerings, we must:

•	Develop or acquire new products that either add to or significantly improve our current product lines;
•	Convince our target customers that any new cosmeceutical products or line extensions would be an attractive revenue-generating addition to their practices;
•	Protect our products with defensible intellectual property; and
•	Satisfy and maintain all regulatory requirements for commercialization.

The process of developing product candidates involves a high degree of risk and may take several years. Product candidates we may acquire or license in the future that appear promising in the early phases of development may fail to reach the market for several reasons, including:

•	Pharmaceutical product candidates may fail to receive regulatory approvals required to bring the products to market;
•	Manufacturing costs or other factors may make our pharmaceutical and cosmeceutical product candidates uneconomical;
•	The proprietary rights of others and their competing products and technologies may prevent our product candidates from being commercialized;
•	Success of pharmaceutical product candidates in nonclinical and early clinical studies does not ensure that later stage clinical trials will be successful;
•	The length of time necessary to complete clinical trials and to submit an application for marketing approval of pharmaceutical product candidates for a final decision by a regulatory authority varies significantly and may be difficult to predict; and
•	Developing pharmaceutical and cosmeceutical product candidates is very expensive and will have a significant impact on our operating expenses.

We may be unable to continue to develop new products, enhancements to our existing products and other technologies in the near term, if at all, in part because new products or enhancements to our existing products must meet regulatory standards and receive requisite regulatory approvals.

Our failure to introduce new products or enhancements to our existing products could adversely affect our expected growth rate and adversely affect our overall business and financial results.

Our marketed products and our products under development could be rendered obsolete by technological or medical advances.

The development of medical advances to treat the conditions that our products are designed to address may render our marketed products and our products under development obsolete or uneconomical. The enhancement to the appearance of skin, the regeneration of hair growth and the treatment of burns, acne or other skin disorders are the subjects of active research and development by many potential competitors, including major pharmaceutical companies, specialized biotechnology firms, universities and other research institutions, as well as other major cosmeceutical companies which develop wrinkle reduction or age defying skin and hair care products. While we intend to expand our technological capabilities to remain competitive, research and development by others may render our technology or products obsolete or noncompetitive or result in treatments superior to any therapy we develop.

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Technological advances affecting costs of production also could adversely affect our ability to sell products. Our products could become more expensive to produce, or not competitive, which would decrease our revenues and adversely affect our results of operations and financial condition.

Our future success depends on our ability to retain our chief executive officer and to attract, retain and motivate qualified personnel.

We are highly dependent on Steven Carlson, our Chief Executive Officer. The loss of the services of Mr. Carlson might impede the achievement of our research, development, and commercialization objectives. Replacing Mr. Carlson may be difficult and time-consuming because of the limited number of individuals in our industry with the skills and experiences required to successfully develop and commercialize our products. We generally do not maintain key person life insurance to cover the loss of any of our employees.

Recruiting and retaining qualified scientific personnel, clinical personnel and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms, if at all, given the competition for similar personnel. In addition, we rely on consultants and advisors, including production, marketing, medical, and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

During the year ended December 31, 2015, the majority of our revenues were derived from two wholesale distributors. The loss of the distributors could have a material negative effect on our financial condition.

During the year ended December 31, 2015, we derived 31.1% and 15.7% of our sales from two wholesale distributors. These two distributors purchase products from us on a purchase order basis on negotiated terms of payment. The distributors are under no obligation to continue to purchase our products. The loss of either of the distributors, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could decrease our revenues and impede our future growth prospects. We do not have long-term purchase commitments with our distributors. We are actively seeking to expand our products’ distribution channels in order to reduce the impact the loss of any one distributor would have on our Company, however we can give no assurance that we will be successful in doing so.

If we breach any of our key license or supply agreements, we could lose exclusivity rights or the agreements could be terminated.

We have an international licensing agreement with kiWW for all cosmetic products for a term of eight years. These rights are important to our business, and any breach of the agreement could result in a termination of the respective rights, which, in turn, would prevent us from marketing the affected products or developing the affected product candidates. Our agreement with kiWW require milestone and royalty payments, minimum revenue requirements or minimum annual royalty payments and other obligations. If we have insufficient demand for these products or otherwise fail to meet the minimum purchase requirements or any of the other requirements set forth in the agreement, we could lose the exclusive nature of our right to market products under the kiWW brand. Additionally, we are overdue in payments owed to kiWW. Should we not be able to cure this breach of our payment obligations under the agreement within a mutually agreeable timeframe, we face the possibility that the agreement could be terminated. In that event, others could obtain rights to sell products that compete directly with our products and our revenues and market share would correspondingly decrease. The loss of any rights under the license agreement would adversely affect our ability to sell our products and adversely affect our revenues and results of operations.

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At the current time we do not have any material supply agreements. Materials are procured using purchase orders, and we do not rely upon any single vendor for materials or supplies. There may come a time in the future when we enter into supply agreements for materials. If we fail to comply with any of the requirements under these prospective supply agreements, we may lose rights under these agreements or they may be terminated in their entirety. As of the date of this prospectus, we remain committed to not entering into any such supply agreements. In that event, others could obtain rights to sell products that compete directly with our products and our revenues and market share would correspondingly decrease. The loss of any rights under any of our license and supply agreements would adversely affect our ability to sell our products and adversely affect our revenues and results of operations.

We face risks due to our reliance on third parties to perform many necessary commercial services for our products, including services related to the distribution, storage, transportation, and regulatory monitoring of our products.

We rely on third parties to perform a variety of functions related to the sale and distribution of our cosmeceutical products. These services include distribution, logistics management, inventory storage and transportation, invoicing and collections, the key aspects of which are out of our direct control. If any third-party service provider fails to comply with applicable laws and regulations, fails to meet expected deadlines or otherwise does not carry out its contractual duties to us, our ability to deliver products to meet commercial demand would be significantly impaired. In addition, we may retain one or more third parties to perform various regulatory monitoring services for our products, including adverse event reporting, safety database management and other product maintenance services. If the quality or accuracy of the data maintained by these regulatory service providers is insufficient, our ability to continue to market our approved products could be jeopardized or we could be subject to regulatory sanctions.

If our competitors develop and market products faster than we do or if the products of our competitors are considered more desirable than our products, revenues of our existing or new products may be adversely affected.

The dermatology market is highly competitive and includes a number of established, large, and mid-sized pharmaceutical and cosmeceutical companies, as well as smaller emerging companies and specialty pharmaceutical and cosmeceutical companies, whose activities are focused on our target markets and areas of expertise. We face and will continue to face, competition for our products and in the commercialization, development, licensing and discovery of our product candidates. This could negatively impact our ability to achieve significant market acceptance of our products and product candidates. Furthermore, new developments including the development of other drug technologies, delivery methods and improved formulations, occur in the pharmaceutical industry at a rapid pace. These developments may render our currently marketed products and product candidates or technologies obsolete or noncompetitive.

Compared to us, many of our competitors and potential competitors have substantially greater:

•	Capital resources;
•	Research and development resources, including personnel and technology;
•	Regulatory experience
•	Favorable brand name awareness
•	Clinical trial experience; and
•	Manufacturing, distribution and sales and marketing experience.

As a result of these factors, our competitors may obtain regulatory approval of their products more rapidly than us. Our competitors may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidates or technologies. Our competitors may also develop pharmaceutical and cosmeceutical products that are more effective and less costly than ours and may also be more successful than us in manufacturing and marketing their products.

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Other competitors may invest significant amounts in achieving production economies of scale.

It is possible that our competitors may be able to reduce their cost of production so that they can aggressively price their products and increase their greater market share. Our competitors may also be able to attract and retain qualified personnel and to secure capital resources. Any of these events could adversely affect our ability to compete and our results of operations could suffer.

Our products and product candidates may cause undesirable side effects that could limit their use.

Skin irritation is a reported side effect of cosmeceutical products. Although these side effects generally are not severe, they may limit the use of our products, particularly if physicians or patients perceive the risks to outweigh the benefits or the side effects of competitive products to be less significant. If more severe side effects associated with any of our cosmeceutical products were to be reported or observed, we could be required to suspend our marketing of the products, conduct additional safety tests, and potentially cease the sale of the products. In addition, we face the potential for product liability claims from any patients who experience side effects, whether or not any action is taken by a regulatory authority.

Undesirable side effects caused by our product candidates could interrupt, delay or halt our development programs, including clinical trials, and could result in the denial of any required regulatory approval by the FDA or other regulatory authorities.

We may face liability and indemnity claims that could result in unexpected costs and damage to our reputation.

Our business exposes us to potential liability risks that arise from the testing, manufacture and sale of our cosmeceutical products. Plaintiffs in the past have received substantial damage awards against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Although we currently maintain product liability insurance, there is no guarantee that any claims brought against us would be within our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment, in which case our creditors could levy against our assets. Also, it may be necessary for us to recall products that do not meet approved specifications, which would result in adverse publicity, potentially significant costs in connection with the recall and a loss of revenues. Any product liability claim or series of claims brought against us could harm our business significantly, particularly if a claim results in adverse publicity or damage awards outside or in excess of our insurance policy limits.

Failure to adequately comply with information security policies or to safeguard against breaches of such policies could adversely affect our operations and could damage our business, reputation, financial position, and results of operations.

In the process of making sales using consumer credit cards as a method of payment, we may handle and transfer such information as part of our business. These activities are subject to laws and regulations, as well as industry standards, in the United States and other jurisdictions in which our products and services are available. These requirements, which often differ materially and sometimes conflict among the many jurisdictions in which we operate, are designed to protect the privacy of consumers’ personal information and to prevent that information from being inappropriately used or disclosed. We maintain and review technical and operational safeguards designed to protect this information and generally require others with whom we work to do so as well. However, despite those safeguards, it is possible that hackers, employees acting contrary to our policies, third-party agents or others could improperly access relevant systems or improperly obtain or disclose data about our consumers, or that we may be determined not to be in compliance with applicable legal requirements and industry standards for data security, such as the Payment Card Industry guidelines. A breach or purported breach of relevant security policies that compromises consumer data or determination of non-compliance with applicable legal requirements or industry standards for data security could expose us to regulatory enforcement actions, card association or other monetary fines or sanctions, or contractual liabilities, limit our ability to provide our products and services, subject us to legal action and related costs and damage our business reputation, financial position, and results of operations.

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Changes in economic conditions could materially affect our ability to maintain or increase sales.

The cosmeceutical industry depends on consumer discretionary spending.  The United States in general or the specific markets in which we operate may suffer from depressed economic activity, recessionary economic conditions, higher fuel or energy costs, low consumer confidence, high levels of unemployment, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies, reduced access to credit or other economic factors that may affect consumers’ discretionary spending. Economic conditions may remain volatile and may depress consumer confidence and discretionary spending in the future. Negative economic conditions, if and when they exist, might cause consumers to make changes to their discretionary spending behavior, including spending currently made on our cosmeceutical line of products. If such sales decrease, our profitability could decline as we spread fixed costs across a lower level of sales and this could materially adversely affect our business, financial condition, or results of operations.

The cosmeceutical industry in which we operate is highly competitive and increased competition could reduce our sales and profitability.

We compete in different markets within the cosmeceutical industry on the basis of the uniqueness of our product offerings, the quality of our products, customer service, price, and distribution.  Our markets are highly competitive.  Our competitors vary in size and many may have greater financial and marketing resources than we do.  If we cannot maintain quality and pricing that are comparable or superior to our competitors, we may not be able to grow our revenues and operating profits and we may lose market share.  Competitive conditions could result in our experiencing reduced revenues, gross margins, and operating results and could cause an investor in our Company to lose a substantial amount or all of its investment in our Company.

The loss of suppliers or shortages in ingredients could harm our business.

We acquire ingredients and products from third-party suppliers and manufacturers under purchase orders and not under supply agreements. A loss of any of these suppliers and any difficulties in finding or transitioning to alternative suppliers could harm our business. In the event we are unable to procure certain ingredients, we may need to discontinue some products or develop substitute products, which could harm our revenue. In addition, if we experience supply shortages or regulatory impediments with respect to the raw materials and ingredients we use in our products, we may need to seek alternative supplies or suppliers and may experience difficulties in finding ingredients that are comparable in quality and price. Some of our products incorporate products that may have limited supplies. If demand exceeds forecasts, we may have difficulties in obtaining additional supplies to meet the excess demand. If we are unable to successfully respond to such issues, our business could be harmed.

Risks Related to Our Common Stock and Warrants

The recent public market for our shares has been and may continue to be volatile. This volatility may affect the ability of our investors to sell their shares and warrants as well as the price at which they sell their shares and warrants.

The market price for our shares and warrants may be significantly affected by factors such as variations in the volume of trading activity, quarterly and yearly operating results, general trends in the markets we serve, press releases announcing developments and changes in state or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock and warrants.

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Because our stock price is volatile, purchasers of our common stock and warrants could incur substantial losses.

Our stock price has been and may continue to be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock and warrants may be influenced by many factors, including:

•	results of clinical trials of our product candidates or those of our competitors;
•	regulatory or legal developments in the United States and other countries;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	developments or disputes concerning patents or other proprietary rights;

•	the recruitment or departure of key personnel;
•	market conditions in the pharmaceutical and biotechnology sectors and issuance of new or changed securities analysts’ reports or recommendations;
•	general economic, industry and market conditions; and
•	the other factors described in this “Risk Factors” section.

The application of the “penny stock” rules to our common stock and warrants could limit the trading and liquidity of our common stock and warrants, adversely affect the market price of our common stock and warrants, and increase your transaction costs to sell those shares and warrants.

As long as the trading price of our common stock is below $5 per share, and our common stock and warrants are not listed on a national securities exchange, the open-market trading of our common stock and warrants will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets, excluding principal residence, in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and warrants, and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price. Although we intend to ask our shareholders to approve a reverse stock split to increase the price per share of our common stock such that it would not be subject to the “penny stock” rules, no assurance can be given that we will be able to effect such reverse stock split or that the per share price of our common stock will improve following the reverse stock split such that our stock will no longer be subject to these rules.

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We may not be able to attract the attention of brokerage firms, which could have a material adverse impact on the market value of our common stock and warrants.

Security analysts of brokerage firms are unlikely to provide coverage of our common stock warrants since there is no incentive to brokerage firms to recommend the purchase of our common stock and warrants. The absence of such coverage limits the likelihood that an active market will develop or be maintained for our common stock and warrants. It will also likely make it more difficult to attract new investors at times when we require additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock and warrant price.

There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock and warrants.

Our directors and principal stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit the ability of our stockholders, whether acting alone or together, to propose or direct the management on the overall direction of our Company.

This concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our officers and directors. Accordingly, our principal stockholders together with our directors, Chief Executive Officer, and insider shareholders have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions that require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock and warrants. See the Section titled “Management” for a detailed discussion of the percentage of ownership controlled by our directors and principal stockholders.

Our outstanding warrants may be exercised, our convertible promissory notes may be converted, and our outstanding shares of preferred stock may be converted, in the future, which would increase the number of shares in the public market and result in dilution to our stockholders.

We are currently authorized to issue 100,000,000 of our common stock. As of September 30, 2016 we had 40,334,673 shares of our common stock issued and outstanding, excluding shares of common stock earned but unissued, issuable upon exercise of our outstanding warrants, options, convertible promissory notes, and shares of common stock into which our issued shares of preferred stock may be converted. To the extent the shares of common stock are issued, options and warrants are exercised, convertible promissory notes are converted, or preferred stock is converted, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution. As of September 30, 2016 outstanding warrants to purchase 4,679,234 shares of our common stock at a weighted average exercise price of approximately $0.78 per share. In addition, as of September 30, 2016 we had outstanding options to purchase 4,352,619 shares of our common stock at a weighted average exercise price of approximately $0.58 per share; and, our issued shares of preferred stock can be converted into 1,917,720 shares of our common stock. In addition, we also had approximately $2,601,091 outstanding principal amount and interest of convertible debt as of September 30, 2016 for which the conversion price varies depending on the average trading price of shares of our common stock. Accordingly, if our stock price decreases, we could be required to issue a greater number of shares of our common stock upon conversion of this debt than originally anticipated, which could lead to dilution of your investment in our Company.

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There is a limited trading market for our common stock, and shareholders may have difficulty trading and obtaining quotations for our common stock and warrants.

Our common stock is quoted on the OTCQB under the symbol “NUGN” and we will apply to list our common stock on the Nasdaq Capital Market. There has been limited trading in our common stock. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. A limited market may adversely affect the market price of our common stock and could also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using common stock as consideration.

We have never paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future.

We have paid no cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we do not expect to pay any cash dividends in the foreseeable future, and payment of cash dividends, if any, will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends. Capital appreciation, if any, of our common stock will be investors’ sole source of gain for the foreseeable future.

Our articles of incorporation allow for our board to create series of preferred stock without further approval by our stockholders, which has and could further adversely affect the rights of the holders of our common stock and warrants.

Our articles of incorporation authorize the Board of Directors to issue up to 25,000,000 shares of “blank check” preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. We have issued 1,917,720 shares of Series A Preferred Stock to NuGene’s two founders, both of whom also serve on our Board of Directors. The Series A Preferred Stock is initially convertible into common stock at a ratio of one to one, has the right to elect a majority of the board of directors, and has in connection with any other vote of shareholders three votes for every vote available to the common stock. These outstanding shares of Series A Preferred Stock diminish and any future issuances of other series of preferred stock could further diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock and warrants. In addition, the Series A Preferred Stock could be used to restrict our ability to merge with, or sell assets to, a third party. The Series A Preferred Stock makes it more difficult, and could delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock. This summary description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations filed with Secretary of State of Nevada on December 24, 2014 and included in our Current Report on Form 8-K filed with the SEC on January 6, 2015.

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CORPORATE AND OTHER RISKS

We incur substantial costs as a result of operating as a public company, and our management is required to devote substantial time to comply with public company regulations.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and other federal and state laws. These requirements may place a strain on our people, systems, and resources. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight are required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our Chief Executive Officer and our Chief Financial Officer have limited experience in these roles in a public company.

To serve in the roles of officer and/or director for a public company, an individual needs to be aware of responsibilities in addition to those shouldered by the leader of a private company.  Among such additional responsibilities, a senior executive officer must be able to communicate fairly and effectively with the stakeholders of a public company, be aware of the controls required to be maintained by a public company and act in accordance with the legal requirements incumbent upon such senior executives and directors. While our CEO has experience in managerial positons in large public companies and led another company through a public offering, he does not have extensive experience in operating a public company. Our CFO has never held a positon in a public company and he is not a trained financial expert. The absence of such extensive experience (and training in the case of our CFO) could increase our exposure to untimely compliance with applicable regulation that could result in possible added liability and cost to the material detriment of our operations and financial interests.  Our CFO is a medical doctor by training and has assumed the title and responsibility of a chief financial officer but has not had any prior experience in the traditional services to be rendered but has rather relied on staff and consultants in his acting in this capacity.

We have added and are continuing to add full-time resources to our finance team and we have hired additional external consultants with public company and technical accounting experience to facilitate accurate and timely accounting closes, and to accurately prepare and review financial statements and related footnote disclosures. As a result of the additional resources added to the finance function, we are allowing for separate preparation and review of the reconciliations and other account analyses. In addition, these additional finance resources are allowing us to develop a more structured close process, including enhancing our existing policies and procedures, to improve the completeness, timeliness, and accuracy of our financial reporting and disclosures including, but not limited to, those regarding proper financial statement classification and assessing more judgmental areas of accounting. The actions that have been taken are subject to continued review, supported by confirmation and testing by management, as well as audit committee oversight. We can provide no assurance that we will be able to hire and retain qualified individuals to create and maintain appropriate internal control over financial reporting. Competition for these individuals is intense.

We do not have an Audit Committee and we do not have a majority of independent persons serving on our Board of Directors.

We do not have an independent Audit Committee. An Audit Committee qualitatively enhances a company’s internal controls over financial reporting. Among its functions, independent Audit Committees review the financial reporting, internal controls safeguarding Company assets, interact with auditors, may oversee material financial decisions and provide a sounding board for individuals who believe that there are irregularities in a Company’s accounting policies and procedures.  Our Board of Directors consists of our two founders and one independent director. With our lack of an independent Audit Committee and only one independent director, we run a greater risk that a significant error or irregularity could occur that could be materially damaging to our shareholders.

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For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

These exceptions provide for, but are not limited to, relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, less extensive disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and an extended transition period for complying with new or revised accounting standards. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We may remain an “emerging growth company” for up to five years. To the extent we use exemptions from various reporting requirements under the JOBS Act, we may be unable to realize our anticipated cost savings from those exemptions.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are characterized as an “emerging growth company.”  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC as a public company, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company”.

We are also currently able to take advantage of certain of these exemptions as a smaller reporting company. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to this Offering

Investors in this offering will suffer immediate and substantial dilution.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of  $    per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We will have considerable discretion over the use of the proceeds of this offering and may not realize an adequate return.

We will have considerable discretion in the application of the net proceeds of this offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes. We may use the proceeds for purposes that do not yield a significant return, if any, for our stockholders.

Future sales or issuances of our common stock may cause the market price of our common stock and warrants to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market by existing securityholders (including holders of our outstanding warrants and convertible preferred stock), the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could materially and adversely affect the market price of our common stock and warrants and our ability to raise capital through future offerings of equity or equity related securities. Any such sales may result in significant dilution to our existing shareholders, including you. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which will result in additional dilution to you.

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Warrants are speculative due to their structure and the value of our common stock may never exceed the exercise price of the warrants.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends. Rather, the warrants merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $        per share (125% of public offering price of the common stock), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Risks Related to Our Proposed Reverse Stock Split

We intend to effect a reverse stock split of our outstanding common stock prior to this offering. However, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock and warrants on the NASDAQ Capital Market, in which case this offering may not be completed.

We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the Listing Rules of The NASDAQ Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares and warrants on The NASDAQ Capital Market, in which case this offering may not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the NASDAQ Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the NASDAQ Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company's common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the NASDAQ Capital Market's minimum bid price requirement. In addition to specific listing and maintenance standards, the NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

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Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of the NASDAQ Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the NASDAQ Capital Market. Our failure to meet these requirements may result in our common stock being delisted from the NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and the documents we incorporate by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance, or achievements to differ materially from those described or implied in the forward-looking statements, including:

·	future financial and operating results;
·	our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;
·	the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;
·	our ability to continue as a going concern in the face of limited current sales, material negative stockholders’ equity and working capital;
·	the ability to manage our considerable short term debt;
·	expectations concerning market acceptance of our products;
·	current and future economic and political conditions;
·	overall industry and market trends;
·	the outcome of existing litigation described under “Legal Proceedings” below and other filings which we make with the Commission;
·	management’s goals and plans for future operations; and
·	other assumptions described in this report underlying or relating to any forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We can give no assurance that any of the assumptions relating to the forward-looking statements included in this prospectus are accurate, and we assume no obligation to update any such forward-looking statements, except as may be required under applicable securities laws.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part or to any document incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and, therefore, it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus and may change prior to the end of each quarter or the year.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deduction of the underwriting discount and payment of estimated offering expenses, will be approximately $             (or approximately $             if the underwriters’ over-allotment option is exercised in full).

We currently intend to use a portion of the net proceeds from this offering for payment of scheduled interest and principal on our outstanding notes. As of September 30, 2016, we had principal at maturity and accrued interest of $2,601,092 outstanding under various note agreements. The weighted average interest rate under the note agreements is 11.0% per annum. We plan to allocate the net proceeds of this offering for the redemption of $941,092 of these notes. Subsequent to September 30, 2016, as disclosed in Note 11 of our September 30, 2016 results, we entered into note arrangements with face values totaling $747,500 and converted our related party liabilities of $382,061 into two note agreements. We plan to use the net proceeds of this offering for the redemption of $1,129,561 of our subsequent note agreements. The remainder of the net proceeds from this offering will be used for operating costs, capital expenditures, and general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions as of the date of this prospectus.

The expected use of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

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PRICE RANGE OF COMMON STOCK

Our common stock is listed for trading on the OTCQB under the symbol “NUGN.” On March __, 2017 the last reported sale price of our common stock was $___. On March __, 2017 there were approximately ___ record holders of our common stock.

The following table sets forth the high and low sale prices per share for our common stock for the periods indicated. Prior to this offering, there was no trading market for the warrants.

	High	Low
Fiscal Year Ended December 31, 2015
1st Quarter	$2.50	$1.27
2nd Quarter	$4.31	$1.98
3rd Quarter	$3.87	$1.45
4th Quarter	$1.85	$1.12
Fiscal Year Ending December 31, 2016
1st Quarter	$1.14	$0.46
2nd Quarter	$0.68	$0.42
3rd Quarter	$0.85	$0.54
4th Quarter	$0.6	$0.33

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock. Our board of directors sets our dividend policy. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business, but we may determine in the future to declare or pay cash dividends on our common stock. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors ad will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value per share as of September 30, 2016 was approximately ($3,993,092), or $0.10 per share. After giving effect to the sale by us of             shares of common stock offered by this prospectus at a public offering price of  $    per share and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2016 would have been approximately $          , or $    per share. This represents an immediate increase in pro forma net tangible book value of  $    per share to existing stockholders and an immediate dilution of $    per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Assumed public offering price per share		$	____

Net tangible book value per share as of September 30, 2016	$0.10

Decrease in net tangible book value per share attributable to this offering	$(0.0)

Pro forma net tangible book value per share after this offering		$	____

Dilution per share to investors participating in this offering		$	____

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, our net tangible book value per share after giving effect to this offering would be $    per share, and the dilution in net tangible book value per share to investors in this offering would be $    per share.

The above discussion and table are based on 40,334,673 shares of our common stock outstanding as of September 30, 2016 and does not include, as of that date:

•	4,679,234 shares underlying outstanding warrants;

•	1,917,720 shares underlying outstanding Series A Preferred Stock;

•	4,352,619 share underlying outstanding stock options; or

•	Approximately $2,601,091 outstanding principal amount and interest of convertible debt which can be converted into shares of our common stock at a conversion price that varies depending on the average trading price of shares of our common stock.

If the underwriters exercise in full their option to purchase additional shares of common stock, the pro forma net tangible book value after this offering would be $        per share, representing an increase in net tangible book value of $        per share to existing stockholders and immediate dilution in net tangible book value of $      per share to purchasers in this offering at the public offering price.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016 on an actual basis and on an as adjusted basis to reflect our receipt of estimated net proceeds of $    million from the sale of shares of common stock in this offering, based on an assumed public offering price of  $      per share (the last reported sales price of our common stock on March  , 2017), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information below is illustrative only. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, included in the registration statement of which this prospectus is a part. You should also read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto from our Registration Statement included in this prospectus.

	As of September 30, 2016
	Actual	Pro Forma	Pro Forma As Adjusted
Notes payable (1)	1,669,725
Stockholders’ Equity (deficiency):
Series A Convertible preferred stock, $0.0001 par value; 25,000,000 shares authorized; 1,917,720 shares issued and outstanding as of September June 30, 2016.	192
Common Stock – $0.0001 par value; 100,000,000 shares authorized; 40,334,673 shares issued and outstanding as of September 30, 2016, pro forma and pro forma, as adjusted, respectively.	4,034
Additional paid-in capital	11,327,709

Accumulated deficit	(15,325,027)
Total stockholders’ deficit	(3,993,092)	$	$
Total Capitalization	$(2,323,367)

Notes:

(1)	The amount represents the sum of the funded short term debt and advances from the following captions of our balance sheet: notes payable and advances.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS

OVERVIEW

We were incorporated in the State of Nevada on October 30, 2013 under the name “Bling Marketing, Inc.”  Until December 29, 2014, we were a wholesaler of jewelry, principally earrings, rings, and pendants (“BMI Business”). We recognized a minimal amount of revenues from operations prior to the three months ended September 30, 2014. During the three month ended September 30, 2014, we began working with several distributors to sell our jewelry products to retail outlets and as a result, recognized sales revenue of $22,025. On September 11, 2014, we filed a Current Report on Form 8-K indicating that we were no longer a shell company as defined by Rule12b-2 of the Exchange Act in light of our operations through the quarter ended September 30, 2014.

On December 26, 2014, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with NuGene Inc., a California corporation (“NuGene”), and on December 29, 2014 (the “Closing Date”) we filed a certificate of merger in the State of California whereby our subsidiary, NG Acquisition Inc. (“Acquisition Sub”) merged with NuGene. As a result, NuGene (the surviving entity) became our wholly owned subsidiary. The transaction contemplated under the Merger Agreement is deemed to be a reverse merger. Under reverse merger accounting, our Company (the legal acquirer) was considered to have been acquired by NuGene. The assets, liabilities, and operations of NuGene were brought forward at their book value and no goodwill was recognized.

In connection with the Merger Agreement, we entered into a Business Transfer and Indemnity Agreement dated December 29, 2014 (the “Indemnity Agreement”) with our former Chief Executive Officer and Director, Dena Kurland providing for:

1.	The transfer of our jewelry business operations existing on the date of the Indemnity Agreement (the “BMI Business”);
2.	The assumption by Ms. Kurland of all liabilities of our Company and the indemnification by Ms. Kurland holding our Company harmless for any and all liabilities arising at or before the date of the Indemnity Agreement;
3.	The payment by NuGene to Ms. Kurland of $350,000 in cash; and
4.	The surrender by Ms. Kurland of 15,000,000 shares (before giving effect to the Stock Split discussed below) (the "Indemnity Shares") of our Company’s common stock representing 95% of the then outstanding common stock (all of which shares have been deemed cancelled by our Company).

Pursuant to the terms of the Merger Agreement, our Company issued 26,052,760 shares of Company common stock and 1,917,720 Company Series A Preferred Stock to the former NuGene, Inc. shareholders. The Series A Preferred Stock is initially convertible into common stock at a ratio of one to one. Additionally, as long as there are a minimum of 900,000 shares of Series A Preferred Stock outstanding, the holders of the Series A Preferred Stock have the right to elect a majority of the board of directors as long as there are a minimum of 900,000 shares of Series A Preferred Stock outstanding. Finally, the holders of the Series A Preferred Stock, generally voting as a class with the holders of common stock, have for each share of Series A Preferred Stock owned, three times the number of votes permitted to each share of common stock.

On December 26, 2014, our board of directors approved a 15.04 to one stock split (“Stock Split”) in the form of a stock dividend to holders of our common stock as of that date.   To effect that board action, shareholders received as a stock dividend 14.04 additional shares of common stock for every share of common stock held. Unless otherwise noted, all share numbers shown in this Registration Statement give effect to the Stock Split.

On December 29, 2014, we completed the sale of 2,000,000 shares of our common stock to 18 purchasers (“Stock Placement”) for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of promissory notes in the principal amount of $375,000.

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At the Closing Date subsequent to the transactions described above (and giving effect to the Stock Split), we had approximately 39,197,400 shares of common stock outstanding and 1,917,720 shares of Series A Preferred Stock outstanding. At the time of the merger, an outstanding warrant to acquire shares of NuGene Inc. was exchanged for a warrant of Bling Marketing Inc. The warrant on its issuance, after giving effect to the Stock Split, evidenced the right of the holder to acquire up to 500,000 shares of common stock of our Company. The warrant has a strike price of $2.50 per share and was not exercisable for 12 months (the "Initial Exercise Date"). Any shares acquired thereunder upon exercise thereafter cannot be sold for six months following the Initial Exercise Date.

On January 22, 2015, we were advised that the Financial Industry Regulatory Association had approved our (i) 15.04 to one Stock Split, (ii) name change from Bling Marketing Inc. to NuGene International, Inc., and (iii) change of trading symbol from BLMK to NUGN.

RESULTS OF OPERATIONS

The following analysis of the results of operations for the (i) three and nine months ended September 30, 2016 and 2015; and, (ii) years ended 2014 and 2015 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements because of a number of factors. An investment in our common stock involves a high degree of risk. Readers of this prospectus should carefully consider the risks set forth in the Risk Factors section of this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” or similar expressions, variations of those terms or the negative of those terms to identify forward-looking statements. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

For the three months ended September 30, 2016 as compared to the three months ended September 30, 2015

Revenues

Revenues generated during the three months ended September 30, 2016 totaled $86,000 resulted primarily from the sale of our cosmeceutical products to wholesale distributors, physicians and directly to consumers, including 17% of our revenues to one customer. Our customers generally purchase products from us on a purchase order basis on standard terms but future product sales to distributors and physicians will be tied directly to their success in reselling our products. Our customers are under no obligation to continue to purchase our products. The loss of significant customers, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could significantly decrease our revenues and adversely affect our future growth prospects. We do not have long-term purchase commitments from our customers.

During the three months ended September 30, 2015, we had revenue totaling $521,000, 48% and 19% of which was sold to two customers. Our revenue in 2016 decreased by $435,000 or 84% from the same period in 2015. While our revenue decrease could be attributed in part to decreases in customer demand for our products of which we are unaware at present, we believe our severe lack of liquidity was a significant contributing factor. Our cash constraints made it difficult to afford and to recruit qualified senior level employees, especially in the area of marketing. Our plans for launching a television direct marketing campaign have also been delayed for the same reasons. We estimate that absent successful procurement of the funding that we currently seek, we will be unable to build revenue in accordance with our corporate plans and revenue could continue to be stagnant or decrease significantly.

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Cost of Revenues

Cost of revenues during the three months ended September 30, 2016 totaled approximately $555,000 and represented 647% of revenue. These costs consisted primarily of an obsolescence charge of $437,000 as the Company is rebranding and repackaging its products, direct costs of labor and overhead of $105,000 as production was reduced and $13,000 primarily attributed to the cost of raw materials and product packaging of our cosmeceutical products, as well as shipping and handling. Cost of revenues during the same period in 2015 totaled approximately $150,000, or 29% of revenue. Our products sell for margins comparable with others in industries similar to ours. Our margins will reflect our efficiency in the production of our products, the desirability of our products and our ability to grow revenue in order to scale our operations. Our relationships with our suppliers will also be important in procuring materials at better pricing and our aforementioned liquidity challenges could significantly affect such relationships.

Advertising and promotion

Advertising and promotion totaled approximately $106,000 for the three months ended September 30, 2016 compared to approximately $24,000 during the same period in 2015. This represented an increase of approximately $82,000 from 2015 to 2016. The increase was primarily attributable to $44,000 in marketing programs and $38,000 of royalty expenses.

Personnel

Personnel expenses of approximately $3,422,000 for the three months ended September 30, 2016 increased $1,919,000 from $1,503,000 for the same period in 2015. The increase in personnel expenses was primarily attributable to an increase in stock-based compensation expense of approximately $1,923,000 related to the issuance stock awards and amortization of stock options partially offset by wage related expenses of $4,000.

Selling, general and administrative

Selling, general and administrative expenses (“SGA”) totaled approximately $231,000 for the three months ended September 30, 2016 compared to approximately $356,000 for the three months ended September 30, 2015. The decrease of approximately $125,000 was primarily attributable to reduced marketing related expenses of $128,000 and commercial and administrative related expenses of $30,000 partially offset by an increase of $30,000 in bad debt expense.

Research and development

Expenses related to research and development totaled approximately $74,000 for the three months ended September 30, 2016 compared to approximately $98,000 for the corresponding period in 2015. The decrease was primarily attributable to reduced clinical expenses of $65,000 partially offset by an increase in material costs of $35,000.

Professional fees

Professional fees totaled approximately $593,000 for the three months ended September 30, 2016 compared to approximately $417,000 for the three months ended September 30, 2015. The increase of approximately $176,000 was primarily due to an increase in marketing, operational and administrative consulting services.

Other income (expenses)

Interest expense totaled approximately $328,000 for the three months ended September 30, 2016 compared to $75,000 for the three months ended September 30, 2015. The increase in interest expense was primarily attributable to the increase of our borrowings outstanding. While there was no cash interest due during the period, interest expense resulted from the accretion to face value of borrowings advanced to the Company as well as accruing interest on all debt outstanding.

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Loss on issuance of debt of approximately $1,212,000 arose from the recording of our derivative instrument associated with the Advances received during the three months ended September 30, 2016.

The change in fair value of derivative liabilities of approximately $249,000 resulted from the revaluation of our derivative instrument, which was primarily related to the reduction of our stock price from the date of issuance to the date of revaluation, during the three months ended September 30, 2016.

Comparison of nine months ended September 30, 2016 and 2015

Revenues

Revenues generated during the nine months ended September 30, 2016 totaled $410,000 resulted primarily from the sale of our cosmeceutical products to wholesale distributors, physicians, and consumers, including 9% of our revenues to one customer. Our customers generally purchase products from us on a purchase order basis on standard terms but future product sales to distributors and physicians will be tied directly to their success in reselling our products. Our customers are under no obligation to continue to purchase our products. The loss of significant customers, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could significantly decrease our revenues and adversely affect our future growth prospects. We do not have long-term purchase commitments from our customers.

During the nine months ended September 30, 2015, we had revenue totaling $1.5 million, 45% and 21% of which was sold to two customers. Our revenue in 2016 decreased approximately $1,128,000 or 73% from the same period in 2015. While our revenue decrease could be attributed in part to decreases in customer demand for our products of which we are unaware at present, we believe our severe lack of liquidity was a significant contributing factor. Our cash constraints made it difficult to afford and to recruit qualified senior level employees, especially in the area of marketing. Our plans for launching a television direct marketing campaign have also been delayed for the same reasons. We estimate that absent successful procurement of the funding that we currently seek, we will be unable to build revenue in accordance with our corporate plans, and revenue could continue to be stagnant or decrease significantly.

Our revenues for the periods ended September 30, 2016 and 2015, respectively, have not exceeded the stated minimum revenue thresholds as defined under the kiWW License Agreement, as disclosed in the Section titled “Business”. As such, we have either paid or accrued the minimum royalty expense and brand participation fees for each respective period.

Cost of Revenues

Cost of revenues sold during the nine months ended September 30, 2016 totaled approximately $659,000 and represented 161% of revenues. These costs consisted primarily of an obsolescence charge of $437,000 as the Company is rebranding and repackaging its products, direct costs of labor and overhead of $105,000 as production was reduced during the three months ended September 30, 2016, and $117,000 primarily attributed to the cost of raw materials, labor and overhead and product packaging of our cosmeceutical products, as well as shipping and handling. Cost of revenue during the same period in 2015 totaled approximately $444,000, or 29% of revenue. Our products sell for margins comparable with others in industries similar to ours. Our margins will reflect our efficiency in the production of our products, the desirability of our products and our ability to grow revenue in order to scale our operations. Our relationships with our suppliers will also be important in procuring materials at better pricing and our aforementioned liquidity challenges could significantly affect such relationships.

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Advertising and promotion

Advertising and promotion totaled approximately $314,000 for the nine months ended September 30, 2016 compared to approximately $299,0000 during the same period in 2015, resulting in a $15,000 increase from 2015 to 2016. The majority of the increase was related to marketing consultants and brand management expenses.

Personnel

Personnel expenses of approximately $4,139,000 increased approximately $2,074,000 for the nine months ended September 30, 2016 from approximately $2,065,000 for the same prior year period. The increase was primarily due to an increase in stock-based compensation expense of approximately $1,886,000 related to the issuance of stock awards and amortization of stock options and $188,000 related to wage related expenses.

Selling, general and administrative

SGA totaled approximately $1,056,000 for the nine months ended September 30, 2016 compared to approximately $862,000 for the nine months ended September 30, 2015. The increase of approximately $194,000 was primarily related to an increase of approximately $340,000 in bad debt expense partially offset by the reduction of commercial and administrative related expenses of approximately $146,000.

Research and development

Expenses related to research and development totaled approximately $104,000 for the nine months ended September 30, 2016 compared to approximately $136,000 for the corresponding period in 2015. This represented a decrease of approximately $32,000, which was primarily attributable to reduced clinical expenses of $80,000 partially offset by an increase in material costs of $48,000.

Professional fees

Professional fees totaled approximately $1,279,000 for the nine months ended September 30, 2016 compared to approximately $771,000 for the nine months ended September 30, 2015. The increase of $508,000 was primarily attributable to an increase of stock based compensation expense of $382,000, primarily resulting from business, investor relations, and advisory board services, and $126,000 in marketing, operational, and administrative consulting services. Stock based compensation was recorded for the purchase of technology, advisory board, and investor relations services, and board of directors and employment services resulting from the issuance of common stock and the grant of warrants and options to purchase our common stock to consultants and employees, respectively.

Other income (expenses)

Interest expense totaled approximately $660,000 for the nine months ended September 30, 2016 compared to $76,000 for the nine months ended September 30, 2015. The increase in interest expense was primarily attributable to the increase of our borrowings outstanding. While there was no cash interest due during the period, interest expense resulted from the accretion to face value of borrowings advanced to our Company as well as accruing interest on all debt outstanding.

Loss on issuance of debt of approximately $1,212,000 arose from the recording of our derivative instrument associated with the Advances received during the nine months ended September 30, 2016.

The change in fair value of derivative liabilities of approximately $257,000 resulted from the revaluation of our derivative instrument, which was primarily related to the reduction of our stock price from the date of issuance to the date of revaluation, during the nine months ended September 30, 2016.

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For Fiscal Year 2015 as compared to Fiscal Year 2014

Revenues.

Revenues generated during the year ended December 31, 2015 totaling $2,084,939 resulted primarily from the sales of our cosmeceutical products to distributors, online marketers and consumer online sales. During the year ended December 31, 2015, we derived 31.1% and 15.7% of our sales from two wholesale distributors, respectively. Sales revenues for the year ended December 31, 2014 totaled $723,438 and consisted primarily of sales to ASP, totaling $481,000.

Cost of goods sold.

Cost of goods sold during the year ended December 31, 2015 of $588,882 represented 28.2% of revenues. Such costs related primarily to the cost of raw materials, product packaging, and direct labor in the manufacturing of our cosmeceutical products, as well as shipping and handling. Cost of goods sold during the year ended December 31, 2014 totaled $293,162 or 40.5% of sales and related primarily to direct labor and the materials used in our products.

Selling, general and administrative.

Selling, general and administrative consisted of the following during the years ended December 31, 2015 and 2014:

	2015		2014
	Amount	Percentage	Amount	Percentage
Marketing and advertising	$650,597	9.77%	$90,021	12.11%
Bad debt	223,631	3.36%	300	0.04%
Business development	5,000	0.08%	245,020	32.97%
Corporate	169,831	2.55%	2,304	0.31%
Insurance	158,358	2.38%	1,288	0.17%
Personnel	691,600	10.39%	19,044	2.56%
Professional fees	928,392	13.94%	142,301	19.15%
Rent and utilities	208,517	3.13%	33,354	4.49%
Research and development	350,669	5.27%	19,105	2.57%
Stock based compensation and stock issued for services	2,989,680	44.90%	8,833	1.19%
Supplies	78,832	1.18%	38,830	5.23%
Taxes	72,020	1.08%	21,022	2.83%
Other	130,982	1.97%	121,635	16.37%

	$6,658,109	100.00%	$743,057	100.00%

Our Company greatly increased its expenditures on marketing and advertising as we sought to publicize the superior qualities of our products during 2015. In prior years, a significant percentage of our revenues came from sales to related parties and did not involve cosmeceutical products. Bad debt expense arose primarily from sales to two customers that we do not intend to sell to in the future absent satisfaction of previously due amounts. Business development in 2014 primarily consisted of payments to a firm that attempted to employ our stem cell technology with other companies. Corporate expenses were amounts paid to investor communications firms, news wires and investor relations consulting firms.

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Insurance expenses increased primarily due to our Company’s carrying directors and officers liability insurance that was not previously carried as well as increased amounts paid for general and product liability policies. Personnel expenses increased with the volume of new employees hired in 2015 to meet the demands of the product business in the areas of manufacturing, marketing, and administration as well as additional personnel added to fulfill our Company’s responsibilities as a public company. Our founders and officers continued to work at our Company without compensation through December 31, 2015.

Professional fees included accounting ($61,054 in 2015); cash fees paid to our Advisory Board members ($173,000 and $9,000 in 2015 and 2014, respectively); auditor fees ($25,000 and $24,000 in 2015 and 2014, respectively); consulting services ($253,516 in 2015); legal fees ($308,154 and $47,351 in 2015 and 2014, respectively); and public relations ($98,097 in 2015). Rent and utilities of $208,517 were significantly higher in 2015 over 2014’s $33,354 due to the leasing of additional space for manufacturing, administrative and sales offices required in 2015 given the different focus over that of 2014. Research and development increased significantly in 2015 and included the purchase and charge to operations of in process technology totaling $150,000.

Stock based compensation and stock issued for services resulted from the grant of warrants and options to purchase our common stock to consultants and employees, respectively. The related grants and terms of the derivatives issued are described in complete detail in the accompanying notes to our financial statements for 2015. Supplies increased proportionally with the increased number of employees and activities in 2015 as compared to 2014. Taxes included payroll taxes ($65,653 and $14,851 in 2015 and 2014, respectively) that increased proportionally with the number of employees and amounts paid during the year for salaries.

Interest Expense.

Interest expense of $31,479 was recognized in connection with two notes payable that were issued in September and November 2015 totaling $550,000. Additionally, we recognized interest expense totaling $24,411 in connection with estimates of ultimate interest expense that will be owing on as yet undocumented advances made to our Company from November 30, 2015 through the end of December 2015. Interest expense resulted from both the expected interest that will be ultimately due to the Lenders as well as the amortization of the estimated ultimate value of the warrants issued with the advances.

Net Loss.

During the year ended December 31, 2015, we reported a net loss of $5,219,067 and during the year ended December 31, 2014, we reported net loss of $312,781. As discussed above, the net loss during the year ended December 31, 2015 includes non-cash expenses totaling $2,989,680 relating to stock based compensation and stock issued for services over the current contract period. We anticipate continuing to incur net losses as we build new sales channels for our products prior to the realization of significant sales and gross margin from such efforts.

Related Party Transactions.

During the year ended December 31, 2015, our Company utilized employees of ASP for legal and administrative services. Management estimated the time associated with the services provided and recognized approximately $99,390 during the year ended December 31, 2015, $70,890 of which is owing as of December 31, 2015. We intend to pay ASP these amounts once we our current liquidity challenges are remedied (although no assurance can be given that we will be successful in remedying these challenges).

During December 2014, ASP provided our Company a $45,000, interest free, short-term loan to cover operating expenses. NuGene repaid the loan during January 2015.

During August 2015, the Center for Weight Management and Plastic Surgery, Inc. (“CWM”), a company affiliated with us, provided services totaling $34,000 to our consultants as compensation for advertising and marketing services provided to our Company. Such amounts remained an outstanding liability at December 31, 2015.

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Mr. Ali Kharazmi has purchased equipment and paid for various expenses on behalf of NuGene. As of December 31, 2015, our Company owed Mr. Kharazmi approximately $25,641 related to expense reimbursements.

Dr. Saeed Kharazmi has incurred various business expenses on behalf of NuGene. As of December 31, 2015, our Company owed Dr. Kharazmi approximately $2,405 in expense reimbursements.

Messrs. Ali and Saeed Kharazmi, our Chairman of the Board and CFO, respectively, have been foregoing salaries since our Company was incorporated in 2006. Mr. Ali Kharazmi has personally guaranteed payment of our building sublease as noted elsewhere.

Liquidity and Capital Resources.

We incurred recurring operating losses and negative operating cash flows in 2015 and through September 30, 2016, and we expect to continue to incur operating losses and negative operating cash flows at least through the near future. Members of our Company’s management have been required to advance our Company funding in order to partially meet our most critical cash requirements including payroll along with those associated with certain critical goods and services. In the process of managing these situations, our management may have made representations implying their personal guarantee of certain of our Company’s obligations. For further discussion of the advances made by management to meet the Company’s most critical cash needs, see the titled “Certain Relationships and Related Transactions”.

As a result of the aforementioned factors, management has concluded that there is substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm, in its report on our 2015 consolidated financial statements, raised substantial doubt about our ability to continue as a going concern. Our consolidated financial statements as of and for the three months ended September 30, 2016 do not contain any adjustments for this uncertainty. In response to our cash needs, we raised the following funding as described below. Any additional amounts raised will be used for our future investing and operating cash flow needs. However, there can be no assurance that we will be successful in raising additional amounts of financing.

As of September 30, 2016, we owe a total of $209,187 for royalties and brand participation fees under the kiWW license agreement, of which $196,687 is past due.

Recent Financing Activities:

During the three months ended September 30, 2016, certain investors advanced a total of $925,000 (the “Advances”) to the Company with a right to convert at no greater than $0.40 per share. In connection with the Advances, the Company also issued warrants to purchase 462,500 shares of our common stock at an exercise price $0.60 per share with a 5 year term. The relative fair value of the warrants compared to the Advances was $203,467, which was recorded as a component of stockholders’ deficit with the offset recorded as a discount on the Advances. The fair value of the warrants was determined using the Black-Scholes Model. The Company then computed the effective conversion price of the Advances on the issuance date, noting that the Advances gave rise to a BCF of $721,533. The sum of the relative fair value of the warrants and the BCF was recorded as a debt discount to be amortized over the term of the advances.

Subsequent to the period ended September 30, 2016:

On October 21, 2106, the Company issued an investor a promissory note in the total principal amount of $267,500 with 9% annual interest rate, which will be due on October 21, 2017. The Company received $250,000 of gross proceeds and granted a warrant to purchase 222,916 shares of common stock at $0.60 per share.

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On November 2, 2016, the Company issued certain investors promissory notes (the “Notes”) in the total principal amount of $480,000 with a 5% annual interest rate, which will be due on April 28, 2017. The Company received $400,000 of gross proceeds from the Notes. The Company also granted to the investors warrants to purchase 1,428,572 shares of common stock at no greater than $0.47 per share.

On December 15, 2016, the Company issued an investor a promissory note in the total principal amount of $77,778 with a 10% annual interest rate, which will be due on the earlier of (i) December 15, 2017; or, (ii) the closing of the public offering under this Registration Statement (the “Secondary Offering”). The Company received $70,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock during the 15-days immediately following the closing of the Secondary Offering at a conversion price equal to 65% of the share price in the Secondary Offering. The Company also granted to the investor warrants to purchase 77,778 shares of common stock at $0.50 per share.

On January 9, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due on the earlier of (i) January 9, 2018; or, (ii) the closing of the Secondary Offering. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock during the 15-days immediately following the closing of the Secondary Offering at a conversion price equal to 65% of the share price in the Secondary Offering. The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

On January 20, 2017, the Company issued an investor a promissory note in the total principal amount of $114,000 with an 8% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $100,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock following 180-days after the issuance of the note at a conversion price equal to 60% of the three (3) lowest closing bid prices for our common stock during the prior 15 trading day period.

On February 8, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock commencing at the earlier of (i) the closing of the Secondary Offering; or, (ii) 120-days after the issuance of the note, at a conversion price equal to (y) upon closing of the Secondary Offering until 120-days from issuance of the note, 65% of the pricing in the Secondary Offering; (z) 121 days after issuance of the note, 60% of the lowest trade price of our common stock during the 15 trading days immediately preceding conversion, but in no event less than $0.01 (however, in the event that the price falls below $0.01 then 50% of the lowest trade price of during 15 trading days immediately preceding the conversion). The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

On February 17, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due at the earlier of (i) the closing of the Secondary Offering; or, (ii) 9-months after the issuance of the note. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock commencing at the earlier of (i) the closing of the Secondary Offering; or, (ii) 120-days after the issuance of the note, at a conversion price equal to (y) upon closing of the Secondary Offering until 120-days from issuance of the note, 65% of the pricing in the Secondary Offering; (z) 121 days after issuance of the note, 60% of the lowest trade price of our common stock during the 15 trading days immediately preceding conversion, but in no event less than $0.01 (however, in the event that the price falls below $0.01 then 50% of the lowest trade price of during 15 trading days immediately preceding the conversion). The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

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On February 27, 2017, the Company issued an investor a promissory note in the total principal amount of $58,000 with an 8% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $50,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock following 180-days after the issuance of the note at a conversion price equal to 60% of the three (3) lowest closing bid prices for our common stock during the prior 15 trading day period.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

Inflation and changing prices have had no material effect on our net sales and revenues or on our income from continuing operations over our two most recent fiscal years.

Critical Accounting Policies and Estimates.

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities in our financial statements.  On an ongoing basis, we evaluate our estimates and judgments, including those related to the fair market value of our assets and accrued stock-based compensation expense.  We base our estimates on historical experience, known trends, and events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  In making estimates and judgments, management employs critical accounting policies.

Use of Estimates

Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including but not limited to, those related to revenue recognition, collectability, of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, excess and obsolete inventory, deferred tax asset valuation and income taxes. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks, including the potential of business failure.

Inventories

The Company’s skin and hair care inventories consist of raw materials and finished goods and are valued at the lower of cost (first-in, first-out) or market. The Company evaluates its inventory for excess quantities and obsolescence on a regular basis. To determine if the cost of the Company's inventory should be written down, current and anticipated demand, customer preferences, and the age of the merchandise are considered. For the three and nine months ended September 30, 2016 the Company recorded charges of approximately $437,000 to operations as a result of excess and obsolete inventory related to the rebranding and repackaging of products. For the three and nine months ended September 30, 2015, the Company did not recognize any charges to operations associated with excess and obsolete inventory.

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Valuation of Long-Lived Assets

The Company evaluates its long-lived assets for impairment at least annually, or more frequently when a triggering event is deemed to have occurred. This assessment is subjective in nature and requires significant management judgment to forecast future operating results, projected cash flows, and current period market capitalization levels. If the Company’s estimates and assumptions change in the future, it could result in a material write-down of long-lived assets. The Company recognizes an impairment charge as the difference between the net book value of such assets and the fair value of the assets on the measurement date.

Revenue Recognition

In accordance with Accounting Standards Codification (“ASC”) 605 - Revenue Recognition, the Company recognizes revenue from product sales when the product has been ordered by the customer, the selling price is fixed or determinable, the product is shipped to the customer, title has transferred, and collectability is reasonably assured.

Concentration of Revenues

During the three and nine months ended September 30, 2016, we derived 17% and 9%, respectively, of our revenues from two customers. During the three months ended September 30, 2015, we derived 48% and 19% of our revenues from two wholesale distributors. During the nine months ended September 30, 2015, we derived 45% and 21% of our revenues from two wholesale distributors. Our distributors purchase products from us on a purchase order basis on standard terms. The distributors are under no obligation to continue to purchase our products. The loss of any of our major distributors, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could significantly decrease our revenues and impede our future growth prospects. We do not have long-term purchase commitments with our distributors.

Allowance for Doubtful Accounts

Our Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our allowance for doubtful accounts was approximately $533,000 and $177,000 as of September 30, 2016 and December 31, 2015, respectively. Bad debt expense totaled approximately $356,000 and $16,000 for the nine months ended September 30, 2016 and 2015, respectively. As of September 30, 2016, we have approximately $328,000 outstanding in gross accounts receivable from one customer. This balance represents 60.0% of gross accounts receivable and has been fully reserved as a doubtful account as of September 30, 2016.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

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When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt Discounts - Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Loss on Issuance - The conversion features of the notes were bifurcated from the host instrument as its conversion terms were not indexed to the Company’s own stock. In addition, the warrants associated with the debt instruments were also treated as a free standing derivative liability. The total fair value of the embedded conversion feature and the warrants exceeded the net proceeds received and resulted in a loss on issuance of $1.2 million.

Common Stock Purchase Warrants and Derivative Financial Instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial conversion feature – The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital).

Share Based Payments

The Company recognizes compensation expense for all equity-based payments in accordance with ASC 718 - Share-based payments. Under ASC 718’s fair value recognition provisions, the Company recognizes equity-based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the accompanying condensed consolidated statements of operations based on the fair values of the related payments. Such expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based payments granted to non-employees in accordance with ASC 505 - Equity Based Payments to Non-Employees. The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

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BUSINESS

ORGANIZATIONAL HISTORY

We were incorporated in the State of Nevada on October 30, 2013 under the name “Bling Marketing, Inc.”  Until December 29, 2014, we were a wholesaler of jewelry, principally earrings, rings, and pendants (“BMI Business”).  We recognized a minimal amount of sales from operations prior to the three months ended September 30, 2014.

On December 26, 2014, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with NuGene Inc., a California corporation (“NuGene”), and on December 29, 2014 (the “Closing Date”) we filed a certificate of merger in the State of California whereby our subsidiary, NG Acquisition Inc. (“Acquisition Sub”) merged with NuGene. As a result, NuGene (the surviving entity) became our wholly owned subsidiary.  The transaction contemplated under the Merger Agreement is deemed to be a reverse merger. Under reverse merger accounting, our Company (the legal acquirer) is considered to have been acquired by NuGene. The assets, liabilities, and operations of NuGene have been brought forward at their book value and no goodwill has been recognized.

NUGENE HISTORY AND BUSINESS

NuGene was incorporated in California in December 2006 and formed and funded by our founders, Ali Kharazmi and Mohammed Kharazmi, M.D. The initial focus of the NuGene was to develop and market customized skin care products. As part of that focus, NuGene sought to leverage the working relationships developed by our founders with the plastic surgery community. NuGene directed significant time and resources on developing anti-aging and scar treatment/reduction products.

In 2007 we continued to focus on age defying products utilizing peptide complexes (see further description, below) and nano-encapsulation for absorption into the skin (see further description, below). We introduced a limited product line under the NuGene name, and co-branded the products with an affiliated entity, Genetic Institute of Anti Aging, Inc. (“GIAA”), which is also owned by our founders. We utilized the services of a Korean based contract manufacturer to supply our products. This product line (the “GIAA Line”) was based on the use of peptides and did not utilize stem cells. We had very modest sales in 2007, with our sole customer being GIAA, a related party.

In 2008 we stopped production of the GIAA Line and sales were limited to selling remaining inventory through medical offices and through GIAA. With the GIAA Line discontinued, we spent the remainder of 2008 considering different formulations and methodologies for improved anti-aging products. In 2009 and 2010 we had limited activity and very limited sales. Our sales were mostly overseas and limited to the remaining inventory of the GIAA Line. We continued to explore how we might advance our formulations and methodologies. We expended funds on research and development, carried out mostly by scientists engaged by the Company.

In 2011 our founders decided to use adult adipose human stem cells (undifferentiated cells found throughout the body that multiply by cell division to replenish dying cells and regenerate tissues) as the foundation of the formulation for its products. During 2011 the Company developed a proprietary process to extract human adult stem cells from fat cells that the Company then used in its customized NuGene line made specifically for those client(s). Throughout 2011 we continued to provide autologous, or mature, fat-derived stem cells for use in clinical procedures, utilizing this technology. Through this process, the Company refined its ability to culture adult human stem cells to render human conditioned stem cell media at a proprietary concentration which is a primary ingredient in the NuGene line of cosmeceuticals.

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In 2012 we completed our initial line of cosmeceutical products based on these adipose derived stem cells. We branded this advanced skin care line solely under the NuGene name (the “NuGene Line”). We were able to eliminate the unpleasant odor associated with stem cells by adding a fragrance with a very low incidence of allergic reaction. The packaging of this new product line bears no resemblance to the prior GIAA Line. We also manufactured the NuGene Line ourselves at a small laboratory facility that we leased from an affiliated entity owned by one of our founders. Throughout 2013, we continued to expand the product offerings of the NuGene Line. The Company focused its stem cell work in the surgical arena and orthopedic regeneration. These services were delivered to one client, which was an affiliated entity. Sales of the NuGene Line were limited as we were in an initial rollout and branding phase.

During 2014, we focused our efforts on transitioning to a cosmeceutical skincare business for mass distribution. With this transition and expanded attention to our consumer products, we sought to develop our marketing plan and distribution channels. By the end of 2014, we had wholesalers distributing products from the NuGene Line to medical offices and medical spas throughout the United States. In addition to the NuGene Line, we generated revenues from an affiliate, Advanced Surgical Partners (“ASP”) which is also owned by our former CEO and Chairman of the Board, Messrs. Ali and Mohammed Kharazmi, respectively. Revenues generated from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these products and services to ASP as we transitioned into the commercialization of our cosmeceutical product lines. We had no such product sales and provided no services to ASP subsequent to the Merger Agreement in December 2014.

The Company currently is principally engaged in marketing its NuGene Line of products. We will need to seek substantial additional funding to remain a going concern, maintain operations and to implement our business plan. Without adequate funding to support our operations for at least the next 12 months, our ability to expend funds on advertising, retain channels of distribution, retain supplier relationships, build inventory and recruit experienced sales personnel cannot be assured. Additionally, while we raised additional capital in 2015 and 2016, the amounts raised were insufficient to avoid putting our Company under significant financial strain. We continue to attempt to procure new sources of funding, whether from the issuance of debt or shares of our common stock or a combination of both. Even if we are able to obtain such additional funding, no assurance can be given that the amounts of funding we might secure will prove to be adequate or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any additional financing on commercially reasonable terms or otherwise. If we are unable to obtain adequate funding, we may be unable to manage our existing outstanding debt, and may be required to significantly curtail or even discontinue our operations.

OVERVIEW

“Cosmeceuticals” refer to the combinations of cosmetics and pharmaceuticals that may offer medicinal or drug-like benefits. The term is more of a marketing term rather than a legal term, with the cosmetics industry having adopted the term in the late 1990’s. The US Food and Drug Administration (the “FDA”) does not recognize the term. While drugs are subject to a review and approval process by the FDA, cosmetics and cosmeceuticals are not subject to the same stringent regulatory regime and scrutiny. As such, if a product has drug properties, it must be approved as a drug. However, cosmeceuticals are not subject to this review and approval process.

Cosmeceuticals offer consumers cosmetic-like treatments with active ingredients, which we believe give them pharmaceutical-like efficacy. Driven by aesthetic-consciousness, according to the May 2014 RNCOS research publication entitled, “Global Cosmeceuticals Market Outlook 2018” the global market for cosmeceutical products reached an estimated size of $35.1 billion in 2013. We believe that this market benefits from a younger generation of consumers as well as baby boomers who want to preserve their youthful looks. In our view the U.S. cosmeceutical market will continue to be favorably influenced by these groups who want beautiful and younger looking skin while aging.

Two of the fastest growing cosmeceuticals segments are the anti-aging and hair restoration markets which focus on mechanisms that influence the aging of skin and prevent/restore hair loss. Also according to the same RNCOS research, skin care garnered a material share of the cosmeceutical market in 2013 with a 60%, $21 billion worldwide market share, followed by hair care which represented a 14%, $4.75 billion market share. The global skincare cosmeceutical market is expected to reach $30.3 billion by 2018, accounting for a 62% share in the total cosmeceutical markets. In particular it is anticipated that with an aging baby boomer population and increased male grooming, skin whitening, facial care and sun-damaged products will drive the expected global demand.

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The use of stem cell based media as a foundation for cosmeceutical products is designed to promote the anti-aging process. Every human being has stem cells in his or her body. These cells exist from the early stages of human development until the end of a person’s life. Throughout our lives, our body continues to produce stem cells that regenerate to produce differentiated cells that make up various aspects of the body such as skin, blood, muscles, and nerves. These are generally referred to as adult stem cells (non-embryonic). These cells are important for the purpose of medical therapies aiming to replace lost or damaged cells or tissues or to otherwise treat disorders. Our NuGene Line of products uses human adult stem cells culture media that we believe, when applied to human skin cells, may reduce the appearance of aging skin. We have not yet commenced widespread marketing efforts of the NuGene Line, however we are in the process of developing relationships with distributors to provide access to national and international channels of distribution.

STRATEGY

In our view, anti-aging products represent (and will continue to represent) a significant portion of the facial skincare market. In key markets, we believe that the facial skincare market is positioned for significant growth with limited downside risks from the overall condition of the economy. In order to make claims that products can diminish the signs of aging, marketers are constantly looking for new combinations of specialty ingredients. The category of skincare products based on biotechnology such as human stem cell is in our view just beginning to be developed, and therefore we expect that it has significant growth potential. Our goal is to leverage our knowledge in human adult stem cell technology to develop and commercialize advanced anti-aging skincare and hair growth products for the retail and professional channels. We intend to develop, manufacture, and market cosmetic skin care and hair products to address this significant market opportunity.

We plan to continue to sell our NuGene Line of products domestically and internationally through professional channels, including dermatologists, plastic surgeons, medical offices, and day and resort spas. We also expect to directly market our product through television sales-dedicated channels. We plan to promote brand awareness through advertising, our own sales personnel, other marketing, and public relations. We will also partially rely upon the name recognition of Kathy Ireland secured under the License Agreement discussed below. We propose to further expand our sales efforts through our branded website (www.nugene.com) and additional online commerce channels.

In addition to our product enhancement and marketing activities, our success will also depend on our ability to develop and protect our proprietary technology. We intend to rely on a combination of patent, trade secret and know-how, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success will also depend upon our ability to avoid infringing upon the proprietary rights of others.

OUR PRODUCTS

All of our products listed below have been formulated, fully developed and are currently being marketed. We have formulated and are testing other products which we expect to introduce (financial resources permitting) once we complete product testing and preparation of marketing materials. None of our products are licensed from third parties.

NuGene Skincare Products

·	Universal Cream: Our moisturizer works to smooth fine lines and wrinkles, improve aging skin tone and texture, increase collagen production, and reduce puffiness and dark circles—without any heaviness or oiliness.

·	Universal Serum: Formulated with multiple human growth factors, polypeptides, vitamins, minerals and amino acids, our signature serum encourages skin’s natural production of collagen and elastin while boosting other vital matrix protein syntheses, enabling it to repair and prevent environmental damage, improve texture and thickness, and restore skin’s natural luminosity.

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·	Eye Serum: Designed to prevent and correct wrinkles, fine lines, puffiness, dryness and dark circles, this innovative product relies on our cutting-edge stem cell technology, along with multiple growth factors and other nourishing ingredients, to help reverse skin damage, minimize the appearance of future signs of aging, and restore youthful luminosity around the eyes, fostering skin that looks younger, smoother and fresher.

·	Light & Bright Gel: This potent product works to break down excess melanin in the skin without any of the harsh ingredients typically found in brightening products. And, in addition to quickly reducing the look of dark spots and excess pigmentation, it works to increase overall radiance, restoring a youthful glow.

·	Face Wash: As an anti-aging cleanser, our Face Wash is formulated with a unique blend of multiple growth factors, cytokines, and rich pentapeptide complexes. NuGene’s Face Wash minimizes the visibility of pores and softens imperfections while the natural cleansing agents gently wash away dirt, oil, and makeup leaving the skin refreshed, smooth, clean, and hydrated.

Hair Care Products

·	Anti-Hair Loss Serum: Our stem cell based technology replenishes the hair follicles with essential growth factors and cytokines to reduce and prevent further hair loss, as well as to stimulate follicular regeneration.
·	Regenerative Shampoo: Rich in growth factors, polypeptide complexes and vitamins, this product has been formulated to rejuvenate the hair and scalp. In addition to increasing hydration, vibrancy, and shine, it works to protect hair from environmental assault, preventing and correcting breakage, thinning and split ends.

·	Regenerative Conditioner: This hydrating, shine-enhancing conditioner utilizes additional key ingredients, vitamins, and polypeptide complexes, to name a few, to instantly smooth even the coarsest, most damaged strands. With regular use, it fosters stronger, shinier, younger-looking hair that’s easier to style.

Wound Care-Wound Healing; Biopharma Products

In 2014, we initiated research and formulation for a new topical burn cream for treatment of burns that we expect may reduce infection and could improve healing time. Burns are the fourth most common type of trauma worldwide according to RNCOS research. Despite recent advances in wound management, infection continues to be a significant problem in treating burns. This has resulted in the routine use of prophylactic topical antimicrobial agents. The most common topical antimicrobial agent used is silver sulfadiazine cream. However, the side effects of delayed wound healing have remained a challenge to overcome.

Tissue healing research has demonstrated adipose-derived stem cell culture conditioned media exhibit human dermal fibroblast proliferation and enhanced secretion of type I, III collagen and fibronectin. These properties are well suited for dermal wound healing. In order to develop and bring this product to market, we intend to work with a contract manufacturer to combine the product with our stem cell media technology. The preclinical FDA work we will need to have completed consists of in vitro and in vivo efficacy studies, experimental toxicology testing, formulation study, storage condition, stability testing, and ensuring Good Manufacturing Practices are all followed in the manufacturing process. This topical product will require FDA approval and we can give no assurance that we will obtain that approval.

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STRATEGIC RELATIONSHIPS AND LICENSING ARRANGEMENTS

kiWW License Agreement

In November 2014 we entered into a License Agreement with kathy ireland Worldwide® ("kiWW®") whereby we licensed the right to utilize the trademarks and rights to the name, likeness and visual representations of Kathy Ireland in connection with our cosmeceutical line of products containing adult human adipose stem cell derived or containing biologically active or biologically derived ingredients. The initial term of the license is for eight years and it may be renewed for up to an additional four years.

In accordance with the License Agreement, we are required to submit a Business Plan to kiWW® within ninety days of the effective date of the License Agreement. We have submitted our Business Plan to the Licensor within the required time frame and received the necessary approvals. The License Agreement defines the Licensed Products as those NuGene products containing stem cell derived or containing biologically active or biologically derived ingredients including: NuGene Face Wash, NuGene Universal Cream, NuGene Universal Serum, NuGene Light and Bright, NuGene Eye Serum, NuGene Anti-Hair Loss Serum, NuGene Regenerative Shampoo & Conditioner, and Advanced Infusion Serums as well as the following products which have not yet been commercially launched and/or developed: NuGene FaceMask, NuGene Melasma Serum, NuGene Acne Serum, NuGene Revitalizing Night Cream, NuGene Toner, NuGene Body Lotion, NuGene Specialty Soap, NuGene Neck and Décolleté Lotion, and other age defying products that are stem cell derived or which contain biologically active or biologically derived ingredients. On March 5, 2015, we announced the launch of the NuGene kathy ireland® brand. The campaign includes a re-branded internet presence and new videos featuring Ms. Ireland. We have initiated the launch of a larger multi-media campaign to promote the product line.

NuGene is obligated to utilize commercially reasonable efforts to meet the following minimum totals of net sales of Licensed Products for the specified periods:

Period	Forecasted Minimum Net Sales

Contract Year 1	$1,500,000

Contract Year 2	$2,500,000

Contract Year 3	$3,750.000

Contract Year 4	$5,000,000

A "Contract Year" corresponds to a calendar year ending December 31 and commences with the year 2015.

The Forecasted Minimum Net Sales are not binding. Rather, they are estimates and establish a target and a benchmark for the Minimum Royalty discussed below. Should we fail to meet the Forecasted Minimum Net Sales in any given Contract Year, the License Agreement remains in full force and effect so long as we have made commercially reasonable efforts to meet the Forecasted Minimum Net Sales for the Contract Year. However, we are still obligated to pay the Minimum Royalty for that Contract Year.

For each of these Contract Years we are obligated to pay a minimum royalty as follows:

Period	Minimum Royalty

Contract Year 1	$100,000

Contract Year 2	$150,000

Contract Year 3	$200,000

Contract Year 4	$250,000

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Once the minimum royalties, as noted above, are paid, we pay royalties in the amount of 5% of net sales of products under the License Agreement, and an additional royalty payment in the amount of 1% of net sales of products under the License Agreement sold to purchasers introduced to NuGene by kiWW.

Additionally, we are obligated to pay an annual Brand Participation fee to kiWW® which provides for general advertising, good will and promotion of the overall kathy ireland brand. NuGene paid kiWW $350,000 effective upon execution of the License. This onetime fee includes a "Brand Participation" fee for Contract Year 1. Brand Participation fees for Contract Years 2 through 8 are $50,000 annually with an additional 1% of the total gross sales of Licensed Products of the prior year beginning in Contract Year 4.

This description of the License Agreement is a summary and does not purport to describe all material conditions, obligations and payments that are the responsibility of NuGene to the Licensor. The description provided of the License Agreement in this Registration Statement is qualified in its entirety by reference to the License Agreement attached as an Exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2015, and that agreement is incorporated herein by this reference as if fully set forth herein Report.

The Company and kiWW have recently been in discussions to address and resolve issues and problems under the License Agreement, which includes the Company’s failure to timely tender certain payments under the License Agreement. In order to settle all disputes under the License Agreement and to confirm their commitment to each other under the License Agreement, on February 3, 2017 the Company finalized and executed a Confirmation and Continuation Agreement (the “Confirmation Agreement”) with kiWW. Pursuant to the Confirmation Agreement, the Company is obligated to provide the following consideration: (i) Pay the sum of $50,000 to settle a lawsuit in which the Company, kiWW, and other parties are named as defendants (the Company previously paid the $50,000 and the litigation has been dismissed); (ii) Issue to kiWW warrants in the form of a Common Stock Purchase Warrant to acquire 3,000,000 shares of the Company’s common stock (the warrant expires five years from the date of issuance and is exercisable for $0.01 per share, with a cash-less exercise option); (iii) Issue to kiWW 500,000 restricted shares of the Company’s common stock, which will be subject to the same lock-up agreement placed on executives of the Company pursuant to the Company’s proposed public offering under this Registration Statement; and, (iv) Upon the earlier of June 30, 2017, or the closing of the Company’s proposed public offering under this Registration Statement, the Company shall pay to kiWW $50,000. Pursuant to the Confirmation Agreement, kiWW is obligated as follows: (x) kiWW agrees that the Company has performed, paid, and otherwise satisfied all of its obligations under the License Agreement for calendar year 2016; (ii) kiWW agrees that as of the end of calendar year 2016, the Company was not in breach of the License Agreement in any respect; and, (iii) kiWW ratifies and confirms the License Agreement, and that it shall continue in full force and effect.

Advisory Board

In an effort to improve our product line and retain the latest and most forward looking state of the art services, the Company has assembled an Advisory Board consisting of Board Certified Dermatologists and Plastic Surgeons consisting of medical professionals whom the Company believes are leaders in their respective fields. We anticipate that our Advisory Board members, among other things, will provide us with strategic and business development ideas, insight into major trends in the highly competitive cosmeceutical marketplace and input regarding their specific expertise.

COMPETITION

NuGene experiences and will experience intense competition from companies developing cosmeceuticals with stem cell derived active ingredients as well other ingredients. Our pharmaceutical division competes or will compete with companies developing stem cell based pharmaceuticals. Our cosmeceutical line of products also competes with other companies that offer a plant derived stem cell skin care line or stem-cell derived extracts. Many of these companies have substantially greater financial, technological, research and development, marketing and personnel resources.

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In order to successfully compete with larger and better funded brands, the Company employs a strategy of developing products that are either proprietary or have some unique characteristics. All of our products combine in-house advancements, proprietary, and patent pending technologies and formulations. We believe that our use of well accepted, adult human stem cell derived conditioned media obtained through adipose derived stem cells gives us a competitive advantage against competitors seeking to use controversial human stem cells derived from bone marrow and other sources. Our patent pending adipose derived stem cell culture process also provides us with a low cost, high yield output for production.

There are many large, integrated, and established pharmaceutical, specialty chemical, personal care, and health care companies that have greater capacity than us to develop and to commercialize types of products which would be competitive to ours. The Company believes that manufacturing, regulatory, distribution and marketing expertise will be increasingly important competitive factors in favor of the Company. In this regard, the Company believes that its management and contractors it has engaged provide it with a competitive advantage.

Our marketing strategy seeks to employ a dual approach of offering both a direct to consumer line of products and a professional line of product. Our consumer brand has the competitive advantage of using the Kathy Ireland name and brand. We will also employ the most efficient media buying and direct to consumer techniques to create awareness in the most cost efficient manner possible. Our professional line of products will benefit from Key Opinion Leader studies; clinical studies; and, the engagement of sales network professionals with a proven history of success in our market segment.

While we have experienced slow growth in the sales of our products, we believe that is a direct result of our lack of available cash. The proceeds we seek to obtain through the public offering under this Registration Statement should provide us with the cash resources to effectively market our products. We believe that we will be able to effectively compete on the basis of product quality and reliability, cost of production, technical capability, product innovation, and customer service. We believe that we will further improve our competitive position by utilizing contract manufacturers to further lower our overhead and cost of production.

GOVERNMENTAL REGULATION

U.S. Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, state and local governments, and private third-party accreditation organizations regulate and monitor the health care industry, associated products, and operations. The following is a general overview of the laws and regulations pertaining to our business.

FDA Regulation of Stem Cell Treatment and Products

The FDA regulates the manufacture of human stem cell treatments and associated products under the authority of the Public Health Safety Act (“PHSA”) and the Federal Food, Drug, and Cosmetic Act (“FDCA”). Stem cell derived products can be regulated under FDA’s Human Cells, Tissues, and Cellular and Tissue-Based Products Regulations (“HCT/Ps”), or may also be subject to FDA’s drug, biological product, or medical device regulations.

Cosmetic and Skin Care Regulation

Depending upon product claims and formulation, skin care products may be regulated as cosmetics, drugs, devices, or combination cosmetics and drugs. We currently only market cosmetic skin care products and are evaluating entry into the pharmaceutical market. The FDA has authority to regulate cosmetics marketed in the United States under the FDCA and the Fair Packaging and Labeling Act (“FPLA”) and implementing regulations. The Federal Trade Commission (the “FTC”) regulates the advertising of cosmetics under the FTCA.

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The FDCA prohibits the marketing of adulterated and misbranded cosmetics. Cosmetic ingredients must also comply with the FDA’s ingredient, quality, and labeling requirements and the FTC’s requirements pertaining to truthful and non-misleading advertising. Cosmetic products and ingredients, with the exception of color additives, are not required to have FDA premarket approval. Manufacturers of cosmetics are also not required to register their establishments, file data on ingredients, or report cosmetic-related injuries to the FDA.

We are required to substantiate the safety and product claims of our cosmetic products and ingredients before marketing. The FDA or FTC may disagree with our characterization of one or more of the skin care products as a cosmetic or the product claims. This could result in a variety of enforcement actions which could require the reformulation or relabeling of our products, the submission of information in support of the product claims or the safety and effectiveness of our products, or more punitive action, all of which could have a material adverse effect on our business. If the FDA determines we have failed to comply with applicable requirements under the FDCA or FPLA, it can impose a variety of enforcement actions from public warning letters, injunctions, consent decrees, and civil penalties to seizure of our products, total or partial shutdown of our production, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us. If the FTC determines we have failed to substantiate our claims, it can pursue a variety of actions including disgorgement of profits, injunction from further violative conduct, and consent decrees.

Some types of skin-care products are regulated as both cosmetics and drugs under the FDCA. Examples of drug-cosmetic combination products are facial moisturizers that contain sunscreen and skin protectant hand lotions. Products that are both cosmetics and drugs because of ingredients or intended use must satisfy the regulatory requirements for both cosmetics and drugs. The drug requirements include either FDA premarket approval under an NDA or an abbreviated new drug application (“ANDA”), or, more typically, implicit approval through conformance with the applicable FDA final regulation (also known as an over-the-counter drug monograph) that specifies the conditions that must be met for the drug to be generally recognized as safe and effective.

At present, we do not anticipate that any of the products we market will be regulated as a combination cosmetic and drug or solely as a drug or device. However, the FDA may disagree with such a determination which could result in a variety of enforcement actions and significant additional expenditure to comply with regulations which the FDA may deem applicable to such products. We are in the process of researching new products that may be classified as combination cosmetics and drugs which would require FDA approval. See “Risk Factors” beginning on page 8 of this prospectus, and in particular, on pages 14 - 18.

Domestic State and Local Government Regulation

Some states and local governments in the United States regulate the labeling, operation, sale, and distribution of our skin care products. To the extent additional state or local laws apply, we intend to comply with them.

Foreign Government Regulation

In general, we will need to comply with the government regulations of each individual country in which our products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States. The level of complexity and stringency is not always precisely understood today for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in increased regulation of our product(s), resulting in a greater regulatory burden for us. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. As a result it is possible that we may not be permitted to sell our products in foreign markets or expand our business into one or more foreign jurisdictions.

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THE SCIENCE BEHIND OUR PRODUCTS

Human Stem Cells

Cells are the basic living units that make up humans, animals, plants and other organisms. Stem cells have two important characteristics that distinguish them from other types of cells. First, they can renew themselves for long periods of time. Second, they are unspecialized and under certain conditions can be induced to become cells with special functions such as metabolically active cells of the liver or transparent and protective cells of the eye. Until recently, scientists have worked with two major kinds of stem cells, embryonic stem cells and adult stem cells each category of which has different properties and characteristics.

Adipose Stem Cell-Derived Media

We use human fat tissue (adipose tissue) to derive adult human stem cells. Adipose stem cell derived growth factors have been shown to contribute to exerting diverse regenerative effects on skin cells. These growth factors help in stimulating collagen synthesis and migration of dermal fibroblasts (a major contributor in skin repair, regeneration, and revitalization). Using a proprietary technique for the isolation of these cytokines from adipose derived stem cells, NuGene has been able to incorporate these proteins into its cosmeceutical line of products.

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Peptides

Peptides are molecular links of amino acids that help your skin to produce the anti-wrinkle protein known as collagen. Peptides are closely related to proteins. Peptides and proteins are present in every living cell and are responsible for many biochemical activities including acting in enzymes, hormones, antibiotics, etc. Peptides are listed in many better skin care products, and they perform important functions in the skin. As people age, they lose collagen which results in sagging and wrinkled skin. Since collagen is a protein composed of long chains of amino acids linked together by peptide bonds, peptides play an important role in replacing lost collagen. As collagen breaks down, the protein chains break up into smaller chains of peptides. The resulting peptide chains send signals to the body to produce more collagen. Since peptides are small, they can penetrate the skin’s protective barriers. Applying peptides directly to the skin through good skin care products tricks the skin into thinking that it has lost collagen recently and needs to produce more. Research has identified a number of peptides which mimic the function of the naturally produced growth factors in the human body. The advantage of using peptides over growth factors in skin care formula is their stability, but they are not complete in structural integrity as expressed by proteins in vivo.

Production of Growth Factors

NuGene has been able to produce a sufficient quantity of biologically active growth factors derived from adipose stem cells to meet its current product requirements. With patent-pending technology, the process has achieved a high yield rate and superior quality of biomolecules. Our purification technique enables NuGene to have a high concentration of growth factors and cytokines in our skincare line.

Nano-encapsulation

One of the material challenges of the skincare science is the delivery of the active ingredients to the skin. At NuGene, we met this challenge by using proprietary nano-encapsulation technology. This technology allowed us to effectively deliver adipose stem cell derived cytokines and growth factors through embedding them within a nanosome or capsule. This added step enhances the penetration of these biomolecules into the skin cells. Additionally, it prevents these growth factors/cytokines from becoming degraded by proteases present in the mixture. We believe this enhances the effectiveness of our products.

NuGene’s Anti-Aging Mechanism

Based upon research on adipose derived stem cell cultured media, we have discovered the following potential benefits:

·	Increases the proliferation of epithelial cells;

·	Increases the synthesis of hyaluronic acid;

·	Increases the synthesis of collagen and elastin;

·	Adipose stem cell-derived EGF, bFGF increases the proliferation of fibroblast which synthesizes collagen and elastin; and

·	Adipose stem cell-derived EGF, IGF, bFGF, aFGF increases the skin elasticity by up-regulation of collagen, elastin, hyaluronic acid, and other extracellular matrixes (ECMs).

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INTELLECTUAL PROPERTY

We have invested, and continue to invest, significantly in intellectual properties, which consist of patents, trademarks, proprietary formulas and trade secrets, and URLs. We have a program to file applications for and obtain patents in the United States and in selected foreign countries where we believe filing for such protection is appropriate. There are certain processes and applications which we wish to keep confidential; we do not seek patent protection for such items. We currently have four US provisional patent applications, and four pending international applications based on the same four US provisional patents. The principal claims made in these applications cover wound scar and burn treatment creams, the methods of preparing stem cells and the formulations for stem cell media containing products. There are currently no patents issued in favor of the Company.

The following summarizes our pending applications:

•	AK01 skin treatment formulations application describes and claims dermal treatment compositions include medium recovered from an adipose-derived stem cell culture where the medium is collected under defined conditions. The medium includes growth factors and other materials that, when transported to living portions of the skin, improve the condition of damaged or aged skin. The compositions include combinations of transport ingredients in controlled proportions for effective topical application.

•	AK03-WO burn, scar, and wound treatment creams application describes and claims dermal treatment compositions include an emollient base, a conditioned medium, and a nanosilver particulate. The conditioned medium may be harvested from culture of human adipocyte-derived stem cells. The stem cells may be cultured in the presence of the nanosilver particulate. In other embodiments, the stem cells are cultured in medium that does not contain a nanosilver particulate. Instead the conditioned medium is compounded with the nanosilver particulate after the media is harvested from the stem cell culture.

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•	AK04 burn, scar, and wound healing aids and bandages application describes and claims bandages combining sterile dressings with a composition including a conditioned medium. The conditioned medium may be nanoencapsulated or may be dispersed in an emollient base and applied to the sterile dressing. The conditioned medium may be harvested from culture of human adipocyte-derived stem cells. The nanoencapsulated conditioned medium may be washed and resuspended before applying to the sterile dressing. The emollient base may include defined proportions of oils and emulsifying agents.

•	NG06 wound, wrinkle, and blemish treatment dressings application claims priority (benefits from the earlier filing of) two of the Company’s earlier US Provisional applications. The NG06 application describes and claims inventions relating to electroactive dressings and bandages. These inventions combine electroactive sterile dressings and the Company's proprietary human adipose-derived stem cell culture media. Human adipose-derived stem cells produce a variety of growth-promoting and healing materials such as growth factors and cytokines. Electroactive wound dressings produce local electric fields by providing electrical half cells in proximity to treated skin. The inventions combine the benefits of the growth factors and the localized electric fields to a localized region of the body.

The device of the invention includes dressings having a cathode and an anode, each forming an electrical half-cell, and a conductive treatment gel containing HADSCC media. The treatment gel may also contain human adipose-derived stem cells. The method includes providing a treatment gel and a dressing, applying the treatment gel to the skin or to the dressing, and applying the dressing to the skin. Other embodiments include bandages combining sterile dressings with a composition including a conditioned medium. The conditioned medium may be nanoencapsulated or may be dispersed in an emollient base and applied to the sterile dressing.

EMPLOYEES

As of September 30, 2016 we had 10 employees, all of which were full time employees. None of our employees is represented by a labor union, and we consider our relationship with our employees to be good. It is possible that the Company will outsource many functions so we cannot estimate whether there will be a significant increase in the number of employees. It is likely, however, that we will need to increase the number of employees in the general and administrative and business development areas over the next two years, as well as for our research and development activities.

DESCRIPTION OF PROPERTY

Our corporate offices are currently located at 17912 Cowan, Suite A, Irvine, California, 92614. We sublease our sole corporate facilities from ASP, an affiliate of our Company, for approximately $16,637 per month (including common area maintenance), consistent with the amount that is charged to ASP by the property owner. On February 5, 2015, ASP entered into a new five-year lease for the property with the owner beginning July 1, 2015 and subsequently amended to begin June 1, 2015. The lease was subsequently amended to increase the square footage under lease beginning in January 2016. The lease includes annual increases in the monthly lease payments of approximately 3% each year.

LEGAL PROCEEDINGS

On July 10, 2015 Stemage Skin Care, LLC (the “Plaintiff”) filed a complaint in the U.S. District Court for the Central District of California entitled “Stemage Skin Care LLC, a North Carolina limited liability company vs. NuGene International, Inc. et al.” (Civil Action No.8:15-cv-01078-AG-JCG). The complaint also names as defendants NuGene, Inc., Ali Kharazmi, Saeed Kharazmi, Kathy Ireland Worldwide, Stephen Roseberry, Steve Rosenblum and Erik Sterling. The complaint contains allegations of damage asserted to be grounded on: (i) copyright infringement; (ii) interference with contract; (iii) intentional interference with prospective economic advantage; (iv) negligent interference with prospective economic advantage; and (v) conspiracy. The complaint allegedly arises out of an August 20, 2012 agreement among the Plaintiff and kathy ireland inc. ("KI") pursuant to which KI made Kathy Ireland available to perform “Ambassador Services" as defined within that agreement. That agreement effectively terminated in October 2014 and is the subject of a separate arbitration with KI and Kathy Ireland before the American Arbitration Association. On or around August 4, 2016 the Company settled the litigation. All parties to this litigation have executed a settlement agreement resolving and waiving all claims, with a full dismissal, with prejudice, of the action. Pursuant to the settlement, in December 2016 the Company paid the total sum of $50,000 to the Plaintiff.

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On July 31, 2015 Star Health & Beauty, LLC (“SH&B”) filed a complaint in the U.S. District Court for the Northern District of Georgia entitled “Star Health & Beauty, LLC vs. NuGene, Inc. and NuGene International, Inc. Defendants” (Case No. 1:15-cv-02634-CAP). The complaint alleges that our use of the NuGene name and trademark infringes on SH&B’s NUGEN name. SH&B seeks cancelation of our NuGene trademark, as well as unspecified monetary damages. In February, 2017 the parties agreed upon terms to settle the matter, subject to execution of a definitive written settlement agreement to include the following terms: (i) $60,000 to be paid by the Company to SH&B, in installments of $5,000 upon execution of a Settlement Agreement, $25,000 90-days thereafter, and $30,000 60-days thereafter; (ii) issuance of 125,000 shares of the Company’s common stock to SH&B upon execution of a Settlement Agreement; (iii) each side continues to use their names as the wish; (iv) full mutual releases of known and unknown claims; (v) each bears its respective cost of litigation; and, (vi) dismissal with prejudice of the action. The written Settlement Agreement is being finalized and should be executed within the next 30-days.

In May 2016, we were informed that the California Labor Commissioner scheduled a hearing in connection with two individuals that claimed our Company did not fulfill its obligations to pay a final paycheck. The two individuals are seeking back pay and penalties totaling approximately $31,000. A trial/hearing was scheduled for March 14, 2017 to decide each matter. In February 2017 we settled both matters. In exchange for a complete release from the first claimant, we will pay the first claimant a total of $9,000 in accordance with the following schedule: $4,500 on or before March 10, 2017; four additional payments of $1,000 each on the 15th day of April, May, June, and July 2017; and, a final payment of $500 on or before the 15th day of August. In exchange for a complete release from the second claimant, we will pay the second claimant a total of $4,000 on or before March 10, 2017.

On May 6, 2016 we were presented with a demand for payment of compensation for a former executive employee (the “Executive”) pursuant to his employment contract with our Company. The amount of the compensation claimed by the Executive totaled $49,998. Our Company’s management is evaluating the merits of this matter. No amounts have been accrued in connection with this matter through September 30, 2016.

In December, 2016 we were informed by the four holders of our promissory notes totaling $480,000 (the “Holders”) that they would not honor their obligation to provide an additional $600,000 in similar financing. The Holders alleged that certain breaches of the notes by the Company relieved them of their obligation. The Company believes there is no merit whatsoever to the claims of the Holders. Rather than pursue litigation against the Holders, the Company has elected to pursue other sources of financing.

On February 24, 2017 we were informed that the Company will need to respond to a lawsuit filed by Habib American Bank (“Habib”) in the Superior Court of California, County of Orange. The action names Advanced Surgical Partners, LLC (“ASP”) as a defendant, as well as a number of additional named parties including though not limited to NuGene, Inc.; our Chairman of the Board, Mohammad Ali Kharazmi (“Ali”); and, our Chief Financial Officer and Board Member, Mohammad Saeed Kharazmi (“Saeed”). The action is based on a purported default under a commercial loan from Habib to ASP in or around January, 2008 (the “Loan”). According to the complaint, ASP currently owes Habib approximately $2.7MM under the Loan and that ASP has defaulted on the Loan. The Loan was arranged by Ali on behalf of ASP. Ali and Saeed are owners of, and control, ASP; they are also guarantors on the Loan. Additional family members of Ali and Saeed are alleged to be additional guarantors on the Loan, as are additional business entities owned by, or affiliated with, Ali and Saeed. The Loan is secured, in part, by the pledge of real estate owned by family members of Ali and Saeed (the “Pledged Real Estate”). A Deed of Trust was recorded by Habib against the Pledged Real Estate, and there appears to be more than sufficient equity in the Pledged Real Estate to pay off the Loan. NuGene is also alleged to be an additional guarantor on the Loan. A thorough search of NuGene records and files has failed to yield any documents or indication that NuGene was in fact a guarantor on the Loan. The Company has no documentation of the Loan or its purported guaranty, and there was no business relationship between ASP and NuGene which would suggest that a guaranty would have been provided. There was no prior knowledge by the Company of the existence of the Loan or the purported guaranty. Ali has steadfastly rejected the existence of the guaranty and has affirmatively assured the Company that he never authorized NuGene to guaranty the Loan, and that he never signed any documents on behalf of NuGene regarding the Loan. At this time the Company intends to aggressively defend its rights and reject any status as a guarantor of the Loan. We believe that the Company’s risk and liability exposure under the Loan is minimal based upon (i) good faith and evidentiary defenses; and, (ii) the fact that there is more than adequate value/equity in the Pledged Real Estate to pay off the loan.

Other than that described above, we are not currently a party to any other material legal proceedings. We are not aware of any pending or threatened litigation against us that in our view would have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

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MANAGEMENT

Executive Officers, Directors and Key Employees

The following are our current executive officers and directors and their respective ages and positions as of March __, 2017:

Name	Age	Position

Steven Carson	60	Chief Executive Officer

Mohammad Ai Kharazmi	58	Chairman of the Board

Mohammad Saeed Kharazmi	52	Interim Chief Financial Officer; Secretary; Director

Theodore Schwarz	55	Independent Director

Executive Officers

Steven Carlson. Steve was appointed as NuGene’s Chief Executive Officer on July 25, 2016. Steve is an accomplished pharmaceutical skin care and cosmetic products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration, and federal health and safety compliance for consumer products. He has over 35 years of industry experience, having worked at such notable companies as Allergan and Obagi Medical Products. Steve began his career at Allergan (NYSE: AGN). During his 15-year tenure he rose to the position of Senior Vice President of Marketing, leading the licensing, development, and early commercialization of one of the world’s most recognized brands - Botox®. Steve subsequently served as CEO, President, and Director of Obagi Medical Products (OMP), a global pharmaceutical skin care line, where he successfully led the company’s public offering in 2006. Valeant Pharmaceuticals ultimately acquired Obagi Medical Products for over $400 million.

More recently Steve served as: (i) CEO, President, and a Director of Eyenetra Inc. (2014 to 2016), where he helped the organization develop one of the first smart phone based vision testing systems for providing prescriptions for glasses through telemedicine; (ii) CEO, President, and Director of Apnicure, Inc. (2011 to 2013), where he was responsible for corporate strategy and execution for the development of a medical device alternative to CPAP in the treatment of sleep apnea; and, (iii) CEO, President, and Director of Obagi Medical Products, Inc. (2005-2010), where he was responsible for corporate strategies and execution for a specialty skin health pharmaceutical company focused on physician-dispensed medical aesthetics and therapeutic dermatology. Steve is a graduate of the University of Minnesota, where he earned his B.S. degree in Biology.

Directors

M. Ali Kharazmi.  Ali was appointed to our Board of Directors in December, 2014. Ali Kharazmi was the co-founder of NuGene in November 2006 and was appointed Chief Executive Officer, President, and a Board Member of the Company on December 29, 2014. During the last 10-years Ali has devoted substantially all of his time to NuGene and the development of its products and processes. He has also worked extensively in the medical industry since 1986. In 1998, Ali co-founded Medical Information Networks, one of the first medical technology companies to provide electronic prescription services and formulary control with e-detailing to physicians by pharmaceutical companies.  In 2003, he co-founded Newport Beach Plastic Surgery, one of the largest staff model plastic surgery multi-site medical groups in California. In 2005, Ali co-founded the Genetic Institute of Anti-Aging, the Center for Weight Management and the Plastic Surgery Institute, as well as, Advanced Surgical Partners. In 2012, he founded the Regenerative Institute, a research lab that works exclusively on stem cell related research and treatment methods and also co-founded Ortho Regeneration, a sport and orthopedic regenerative company specializing in Platelet Rich Plasma (“PRP”) and Adult Human Adipose stem cell based regenerative services. Ali received his Bachelors of Arts in Economics from University of California, Irvine in 1980, his Masters in Business Administration from American Graduate School of International Management, Thunderbird in 1983 and his Juris Doctorate from Western State University College of Law in 1997. Ali’s status as a founder of our Company, his longstanding service with us, and his entrepreneurial investment career in early stage businesses qualify him to serve as our director.

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M. Saeed Kharazmi, MD. Saeed was appointed to our Board of Directors in December, 2014. Saeed obtained his Medical Degree from University of California, Irvine in 1992 and completed his Residency and Chief Residency at St. Mary’s Medical Center/UCLA in 1996. In 2014 Saeed joined University of California, Riverside (“UCR”) as Health Services Assistant Clinical Professor and became the Medical Director of UCR Health, a university hospitalist group. He is also the acting Medical Director for Advanced Surgical Partners, a multispecialty surgical facility that he and his brother started in 2005. His interest in age management and research led to the development of Genetic Institute of Anti-Aging in 2005 where he became co-founder of NuGene. During the last 10-years Saeed has devoted a majority of his productive time and efforts leading the NuGene scientific team in the development and formulation of NuGene’s products, with an emphasis on the introduction of new active ingredients for skin rejuvenation, and wound healing. Saeed’s status as a founder of our Company, his longstanding service with us, and his extensive business, managerial, executive and leadership experience in the healthcare industry make him qualified to serve as our director.

Ted Schwarz. Ted joined the NuGene Board in June, 2016. Ted previously served as President of SkinMedica, a leading topical medical aesthetics company. During the last 5-years, and throughout his entire nine year tenure at SkinMedica, he directed the commercial, new product and R&D teams allowing for seven straight years of market leading growth positioning SkinMedica for its successful acquisition by pharmaceutical giant Allergan for $350MM. Within the last 5-years Ted also served as President of Sienna Labs where he co-developed the business plan to bring to market topical solutions based on plasmonic resonance for treatment of both aesthetic and disease based dermatological indications. Sienna Labs recently completed $34 million Series A financing led by ARCH Venture Partners. Ted received his BA degree in Marketing and Business from Michigan State University. His background also includes 15 years of Pharmaceutical executive sales and marketing leadership at Galderma and La Roche-Posay, a L’Oreal company. Ted’s extensive knowledge of our industry, experience in managing a cosmeceuticals company, and his knowledge of and experience in the commercialization of cosmeceutical products qualify him to serve as our director.

Summary Compensation Table.

The following table sets forth the information as to compensation paid to or earned by our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal years ended December 31, 2014 and 2015. These individuals are referred to in this registration statement as our named executive officers. As none of our named executive officers received non-equity incentive plan compensation or nonqualified deferred compensation earnings during the fiscal years ended December 31, 2014 and 2015 and August 31, 2016, we have omitted those columns from the table.

				Stock	Option	All Other
Name & Principal Position	Fiscal Year	Salary	Bonus	Awards	Awards	Compensation	Total

M. Ali Kharazmi,
CEO, Chairman	2014	-	-	-	-	-	-
	2015	-	-	-	-	-	-
	2016	-	-	2,000,000		2,000,000 RSU; 1,008,367 warrants	$4,131,000

Mo Kharazmi,
Director/Secretary/Int. CFO	2014	-	-	-	-	-	-
	2015	-	-	-	-	-	-
	2016	-	-	-	-	2,000,000 RSU; 1,008,367 warrants	$2,711,000

Donna Queen,
Director	2014	-	-	-	-	-	-
	2015	$17,500	-	-	-	-	$17,500
	2016	-	-	-	-	-	-

Theodore Schwarz,
Director	2014	-	-	-	-	-	-
	2015	-	-	-	-	-	-
	2016	-	-	(1)	-	-	-

Steven Carlson
Chief Executive Officer	2014	-	-	-	-	-	-
	2015	-	-	-	-	-	-
	2016	$41,024	$100,000	-	2,352,619	-	$1,127,000

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(1) In June, 2016 the Company agreed to issue Mr. Schwarz 500,000 shares of the Company’s common stock that will vest at the rate of 166,666 shares per year, over a three-year period provided Mr. Schwarz continues to serve on the Board.

Steve Carlson Employment Agreement

On July 18, 2016 we entered into a written employment agreement with Steve Carlson for Mr. Carlson to serve as our Chief Executive Officer (the “Employment Agreement”). Under the Employment Agreement we agreed to compensate Mr. Carlson as follows: annual salary of $400,000; $100,000 draw against salary upon closing of the first $250,000 in bridge or similar financing; annual incentive bonuses based upon performance targets to be mutually agreed upon; and, vacation, sick leave, and other employee benefits afforded by the Company. Mr. Carlson was also issued stock options to acquire 5% of our issued and outstanding shares, to be determined through our next significant financing transaction or series of significant financing transactions. The exercise price of the options was fixed on July 18, 2016 and equal to the closing price of our shares on the OTC Marketplace. The options vest ratably monthly over 3-years, and vest 100% upon a change in control of the Company.

Ali Kharazmi Agreements

On September 22, 2016 we entered into the following agreements with our Chairman, M. Ali Kharazmi:

(i)         Chairman Agreement: Under the Chairman Agreement we agreed to compensate Ali for his service as our Chairman of the Board as follows: annual salary of $120,000; annual incentive bonuses in the discretion of the Company’s Board of Directors; and, reimbursement of expenses. Ali was also issued 2,000,000 shares of our common stock. Ali was also issued the warrant described below, and the restricted stock agreement described below. In the event within twelve (12) months following a change of control (as defined in the Chairman Agreement) either: (1) Ali is removed from his position as Chairman of the Board without cause; or, (2) Ali resigns as the Chairman, then the Company shall provide Ali with a single lump sum payment equal to the greater of (y) the amount of compensation remaining over the remainder of the 3-year term of the agreement; or, (z) 200% of the annual compensation then in effect, to be paid within 30-days after the change in control.

(ii)        Warrant Agreement: Ali was granted the right, during the first 24-months immediately following the issuance, to acquire that number of shares of our common stock equal to the greater of (i) (1,000,000) shares; or, (ii) two and one-half percent (2.5%) of the issued and outstanding common shares the Company, determined on an as if converted and issued basis. Upon the expiration of that 24-month period, the number of shares available for purchase shall be fixed in accordance with the above formula, and such number shall be fixed up to and until the expiration of the Warrant Agreement. Exercise price for the warrant is $0.71 per share, which was the closing stock price for the Company Stock on the date of the issuance, September 22, 2016. The term of the Warrant Agreement is 10-years, and it is non-assignable without the written consent of the Company.

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(iii)      Restricted Sock Units Agreement: Ali was granted restricted stock units for 2,000,000 shares of the Company’s common stock (“RSUs”). The RSUs vest at the rate of 33.33% each year anniversary of the issuance date (September 22, 2016). There is also 100% vesting upon a change in control of the Company, as defined in the agreement.

Saeed Kharazmi Agreements

On September 22, 2016 we entered into the following agreements with our Secretary, Interim CFO, and Board Member, M. Saeed Kharazmi:

(i)        Executive Employment Agreement: Under this Agreement we agreed to compensate Saeed for his service as our Vice-Chairman of the Board and our Chief Medical Officer as follows: annual salary of $120,000; annual incentive bonuses in the discretion of the Company’s Board of Directors; and, reimbursement of expenses. Saeed was also issued the warrant described below, and the restricted stock agreement described below. In the event within twelve (12) months following a change of control (as defined in the agreement) either: (1) Saeed is removed from his position without cause; or, (2) Saeed resigns, then the Company shall provide Saeed with a single lump sum payment equal to the greater of (y) the amount of compensation remaining over the remainder of the 3-year term of the agreement; or, (z) 200% of the annual compensation then in effect, to be paid within 30-days after the change in control.

(ii)       Warrant Agreement: Saeed was granted the right, during the first 24-months immediately following the issuance, to acquire that number of shares of our common stock equal to the greater of (i) (1,000,000) shares; or, (ii) two and one-half percent (2.5%) of the issued and outstanding common shares the Company, determined on an as if converted and issued basis. Upon the expiration of that 24-month period, the number of shares available for purchase shall be fixed in accordance with the above formula, and such number shall be fixed up to and until the expiration of the Warrant Agreement. Exercise price for the warrant is $0.71 per share, which was the closing stock price for the Company Stock on the date of the issuance, September 22, 2016. The term of the Warrant Agreement is 10-years, and it is non-assignable without the written consent of the Company.

(iii)       Restricted Sock Units Agreement: Saeed was granted restricted stock units for 2,000,000 shares of the Company’s common stock (“RSUs”). The RSUs vest at the rate of 33.33% each year anniversary of the issuance date (September 22, 2016). There is also 100% vesting upon a change in control of the Company, as defined in the agreement.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

Our officers who served as directors received no compensation for their services as members of our Board of Directors. Donna Queen was a member of our Company’s Board of Directors from May 26, 2015 to January 19, 2016. Her agreement with the Company called for her to be paid an annual stipend of $30,000 and to receive 100,000 shares of our common stock that vested quarterly. She was paid $17,500 for her service as a director through December 31, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2016, regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than five percent of our common stock, (ii) by each of our executive officers named in the Summary Compensation Table and our directors and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned. Unless otherwise noted in the table, the address for each of the persons identified is 17912 Cowan, Irvine, California.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock
M. Ali Kharazmi(2) Chairman	13,767,356 shares	28.78	%(5)

M. Saeed Kharazmi(3) Board Member, CFO	12,267,356 shares	25.64	%(6)

Steven Carlson(4)	573,398 shares	1.20	%(7)
All directors and named executive officers as a group (3 persons)	26,608,1100 shares	55.62	%(8)

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Common stock beneficially owned by M. Ali Kharazmi includes (i) 958,860 shares of common stock issuable upon conversion of Series A Preferred Stock; (ii) 2,000,000 shares of common stock which the Company has agreed to issue to Mr. Kharazmi which have not yet been issued; (iii) 1,032,116 shares of common stock issuable upon exercise of a warrant issued to Mr. Kharazmi; and, (iv) 1,500,000 shares of common stock held of record by his spouse. Mr. Kharazmi disclaims ownership in these shares held by his spouse. The number does not include any shares Mr. Kharazmi may be entitled to receive in the form of restricted stock units granted to him for 2,000,000 shares of the Company’s common stock as none of the units have vested.

(3)	Common stock beneficially owned by M. Saeed Kharazmi includes (i) 958,860 shares of common stock issuable upon conversion of Series A Preferred Stock; and, (ii) 1,032,116 shares of common stock issuable upon exercise of a warrant issued to Mr. Kharazmi. The number does not include any shares Mr. Kharazmi may be entitled to receive in the form of restricted stock units granted to him for 2,000,000 shares of the Company’s common stock as none of the units have vested.

(4)	Common stock beneficially owned by Mr. Carlson is limited to his right to acquire 5% of the outstanding shares of the Company. Said option vests ratably on a monthly basis starting on Mr. Carlson’s employment (July, 2016) over 3-years. Mr. Carlson is vested with the right to acquire 573,398 shares over the next 60-days.

(5)	Percentage of common stock beneficially owned by M. Ali Kharazmi is calculated by dividing the total amount of common stock beneficially owned by him by 47,839,923, which includes 41,284,673 shares of common stock outstanding and committed to be issued; 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock; 958,860 shares of common stock issuable to M. Saeed Kharazmi upon conversion of Series A Preferred Stock; 2,000,000 shares of common stock to be issued to M. Ali Kharazmi; 2,064,232 shares of common stock to be issued upon exercise of warrants owned by M. Ali Kharazmi and M. Saeed Kharazmi; and, 573,298 shares issuable to Mr. Carlson upon exercise of options over the next 60-days.

(6)	Percentage of common stock beneficially owned by M. Saeed Kharazmi is calculated by dividing the total amount of common stock beneficially owned by him by 47,839,923, which includes 41,284,673 shares of common stock outstanding and committed to be issued; 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock; 958,860 shares of common stock issuable to M. Ali Kharazmi upon conversion of Series A Preferred Stock; 2,000,000 shares of common stock to be issued to M. Ali Kharazmi; 2,064,232 shares of common stock to be issued upon exercise of warrants owned by M. Ali Kharazmi and M. Saeed Kharazmi; and, 573,298 shares issuable to Mr. Carlson upon exercise of options over the next 60-days.

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(7)	Percentage of common stock beneficially owned by Steven Carlson is calculated by dividing the total amount of common stock beneficially owned by him by 47,839,923, which includes 41,284,673 shares of common stock outstanding and committed to be issued; 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock; 958,860 shares of common stock issuable to M. Ali Kharazmi upon conversion of Series A Preferred Stock; 2,000,000 shares of common stock to be issued to M. Ali Kharazmi; 2,064,232 shares of common stock to be issued upon exercise of warrants owned by M. Ali Kharazmi and M. Saeed Kharazmi; and, 573,298 shares issuable to Mr. Carlson upon exercise of options over the next 60-days.

(8)	Percentage of common stock beneficially owned by all named executives is calculated by dividing the total amount of common stock beneficially owned by 47,839,923, which includes which includes 41,284,673 shares of common stock outstanding and committed to be issued; 958,860 shares of common stock issuable to him upon conversion of Series A Preferred Stock; 958,860 shares of common stock issuable to M. Ali Kharazmi upon conversion of Series A Preferred Stock; 2,000,000 shares of common stock to be issued to M. Ali Kharazmi; 2,064,232 shares of common stock to be issued upon exercise of warrants owned by M. Ali Kharazmi and M. Saeed Kharazmi; and, 573,298 shares issuable to Mr. Carlson upon exercise of options over the next 60-days.

Changes in Control. We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence. We have three directors, two of whom are brothers and the founders of our Company. Only one of our directors is independent within the definition of “independence” as defined in the NASDAQ rules governing members of boards of directors.

Related Party Transactions. Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial and operating decisions. A related party transaction is considered to be a transfer of resources or obligations between related parties, regardless of whether or not a price is charged.

The following individuals and entities have been identified as related parties based on their affiliation with our former CEO and current Chairman of the Board:

Ali Kharazmi	Former Chief Executive Officer and President; Chairman of the Board; and, greater than 10% shareholder
Saeed Kharazmi	Board Member; Acting Chief Financial Officer and greater than 10% shareholder
Genetics Institute of Anti-Aging	Company with common ownership and management
Applied M.A.K. Enterprises, Inc. (“MAK”)	Company with common ownership and management
Advanced Surgical Partners, LLC (“ASP”)	Company with common ownership and management
Center for Weight Management & Plastic Surgery (“CWM”)	Company with common ownership and management
Center for Regenerative Science, LLC	Company with common ownership and management

The following amounts were owed to related parties, affiliated with our former CEO and current Chairman of the Board, at the dates indicated:

	December 31, 2015	December 31, 2014
ASP	$70,890	$45,000
MAK	-	40,084
CWM	34,000	-
Ali Kharazmi	25,641	37,000
Saeed Kharazmi	2,405	-
Less amounts advanced to ASP and repaid in January 2016	(95,000)	-
Accounts payable - related parties	$37,936	$122,084

The amount owed to ASP at December 31, 2015 of $70,890 relates to legal and administrative services provided by ASP employees to our Company. Our Company temporarily advanced $95,000 to ASP prior to December 31, 2015 and was repaid in full prior to January 5, 2016. Prior to December 31, 2014, all managerial, legal, and administrative services were provided to our Company by related parties, free of charge. The amount owed to CWM relates to medical procedures provided to NuGene consultants as compensation for advertising and marketing services provided to NuGene. The amount owed to Ali Kharazmi and all amounts outstanding at December 31, 2015 and 2014 represent advances that bore no interest and were due on demand or expense reimbursements incurred in the ordinary course of business. The amounts owed to Saeed Kharazmi at December 31, 2015 related to expense reimbursements incurred in the ordinary course of business.

For the year ended December 31, 2014, our Company recognized revenues from ASP in the amount of approximately $481,000. We had no revenues from ASP during the year ended December 31, 2015. Beginning on December 1, 2014, our Company sublet office space from ASP. Prior to December 1, 2014, our Company utilized corporate office space at ASP, free of charge. Messrs. Ali and Saeed Kharazmi, our former CEO and our Acting CFO, respectively, have been foregoing salaries since NuGene, Inc. was incorporated in 2006.

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DESCRIPTION OF SECURITIES

General

At the date hereof, we are authorized by our Articles of Incorporation to issue an aggregate of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. We are incorporated in the state of Nevada.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.0001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

As of March __, 2017 we had __________ shares of common stock outstanding.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the warrants is $ per share (125% of the public offering price of the common stock). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders.

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Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing.  The warrants will be issued in registered form under a warrant agency agreement between     , as warrant agent, and us.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Preferred Stock

We may issue up to 25,000,000 shares of "blank check" preferred stock, $0.0001 par value, in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up of us, or both.

25,000,000 shares of our preferred stock have been designated as Series A Preferred Stock, 1,917,720 of which are issued and outstanding and held by the two co-founders of NuGene. Each share of Series A Preferred Stock is convertible at the option of the holder thereof at any time after the date of issuance into one share of common stock subject to adjustment for certain events. No such events requiring an adjustment have yet to occur. The Series A Preferred Stock will automatically convert into common stock on the voluntary or involuntary subsequent sale or transfer of that preferred stock to any entity or person who is not the original holder thereof. Generally the holders of the Series A Preferred Stock and the holders of the common stock shall vote together and not as a separate classes, with each share of Series A Preferred Stock having three times the of votes equal to the number of shares of common stock into which the shares of Series A preferred Stock could have been then converted. Notwithstanding the foregoing so long as there remain at least 900,000 shares of Series A Preferred Stock outstanding the holders of the Series A Preferred exclusively and as a separate class shall be entitled to elect a majority of the board of directors of the Company. This description of the Series A Preferred Stock is a summary that is qualified in its entirety by reference to the Certificate of Designation as filed with the Secretary of State of Nevada on December 24, 2014, attached hereto as an exhibit and incorporated herein by this reference.

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No other series or shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The above descriptions of our capital stock and provisions of our Articles of Incorporation and Bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Issued and Outstanding Warrants

A summary of the outstanding warrants activity and related information as of September 30, 2016 is as follows:

Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable
$0.001	1,350,000	1.19	900,000
$0.60	462,500	4.90	462,500
$0.71	2,016,734	9.98	2,016,734
$1.50	50,000	1.87	50,000
$2.00	300,000	3.87	300,000
$2.50	500,000	4.24	500,000
	4,679,234		4,229,234

In connection with this offering, we have agreed to issue to the underwriter warrants to purchase up to a total of 5% of the number shares of common stock issued in the offering. The warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of our initial public offering, and ending on the date that is five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the price per share in this offering. The warrants provide for piggyback registration right not greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Anti-Takeover Effects of Various Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation.

Provisions of the Nevada Corporation Law and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Series “A” Preferred Stock. Our Series “A” Preferred Stock, as described in our Amended and Restated Articles of Incorporation and the Certificate of Designation for the Series “A” Preferred Stock, grant to the holders of our Series “A” Preferred Stock the right to approve most material transactions affecting the Company. This will negatively affect the voting power or other rights of our common stockholders, and could delay or prevent a change of control of NuGene.

Nevada Anti-Takeover Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411–78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

No Cumulative Voting. Our Amended and Restated Articles of Incorporation prohibits cumulative voting in the election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation and Bylaws include provisions that require the Company to indemnify, to the fullest extent allowable under the Nevada Corporation Law, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the Nevada Corporation Law. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our Amended and Restated Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc. 200 Memorial Parkway Atlantic Highlands, New Jersey 07716, Telephone: (732) 872-2727.

OTC Markets Listing

The shares of our common stock are quoted on the OTCQB under the symbol NUGN. We will apply to list our common stock and warrants on The NASDAQ Capital Market under the symbols “NUGN” and “NUGNW”.

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UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters (the “Representative”). We have entered into an underwriting agreement dated                       , 2017 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $ and the total net proceeds, before expenses, to us will be $ .

Discounts

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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The underwriters propose to offer the shares and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $   per share. If all of the shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the public offering price at the closing, excluding the over-allotment option. We have paid an expense deposit of $25,000 to the Representative, which will be applied against such non-accountable expense allowance. The advance will be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(c).

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $10,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel; (d) the fees and expenses of the underwriters’ legal counsel, not to exceed $50,000, (e) the fees costs associated with bound volumes of the public offering materials and commemorative mementos and lucite tombstones, in such quantities as the Representative may reasonably designate, (f) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (g) $20,000 of the Representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $   .

 Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of us and our principal stockholders.

Representative’s Warrants

We have agreed to issue to the Representative warrants to purchase up to a total of   shares of common stock (5% of the shares of common stock sold in this offering, excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus.

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The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until twelve months after the closing date of the offering, the Representative will have a right of first refusal to act as lead underwriter for any future public or private equity offering during such twelve month period.

Electronic Offer, Sale, and Distribution of Shares and Warrants

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

No Sales of Similar Securities

We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, or exercisable for, other than the securities which we may sell in this offering, for 180-days after the date of this prospectus without the prior written consent of Joseph Gunnar & Co., LLC on behalf of the underwriters. Specifically, we and our executive officers and directors have agreed not to:

•       offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, either directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•       file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock;

•       enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise;

•       make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

•       publicly announce an intention to effect any transaction described in this list.

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The 180-day period in all of the agreements is subject to extension if  (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. This extension will not apply if the publication of research reports by the underwriters during the period around the expiration of the restricted period is no longer restricted by applicable law or regulation.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities for misstatements in the registration statement of which this prospectus forms a part, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof. We have also agreed to reimburse the underwriters for all reasonable third-party costs, fees and expenses not to exceed, without our consent, $          .

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market or on the OTCQB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale, or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

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Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

81

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published, or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer, or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

82

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Spectrum Law Group, LLP, Irvine, California. Sichenzia Ross Ference Kesner LLP is counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2014 and 2015 appearing in this prospectus and registration statement have been audited by Dov Weinstein & Co. C.P.A. (Isr), an independent registered public accounting firm (“Dov Weinstein”), as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Change in Our Public Accounting Firm

On November 14, 2016, which we refer to as the Dismissal Date, we advised Dov Weinstein that it was dismissed as our independent registered public accounting firm. Effective November 14, 2016, we engaged Burr Pilger Mayer, Inc. as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. The decision to dismiss Dov Weinstein as our independent registered public accounting firm was approved by our Board of Directors.

The reports of Dov Weinstein on our financial statements for the fiscal years of 2014 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the fiscal years of 2014 and 2015, there have been no disagreements with Dov Weinstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction Dov Weinstein, would have caused them to make reference thereto in their reports on the financial statements for such years.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.nugene.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

83

NUGENE INTERNATIONAL, INC.

FINANCIAL STATEMENTS

F-1

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2016	2015
	(Unaudited)	(1)
ASSETS
Current assets
Cash	$307,776	$22,907
Accounts receivable, net of allowance for doubtful accounts of $532,661 and $177,140 on September 30, 2016 and December 31, 2015, respectively	10,181	347,048
Inventories	24,303	177,492
Other current assets	46,751	100,555
Total current assets	389,011	648,002

Property and equipment, net of accumulated depreciation of $81,551 and $40,620 at September 30, 2016 and December 31, 2015, respectively	171,958	208,350
Deposits	24,376	21,321
Total assets	$585,345	$877,673

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,127,695	$327,623
Accounts payable and advances - related parties	382,061	37,936
Notes payable and advances	1,669,725	842,504
Accrued interest	114,425	35,052
Derivative liabilities	1,061,536	-
Other current liabilities	222,995	17,924
Total current liabilities	4,578,437	1,261,039
Total liabilities	4,578,437	1,261,039

Commitments and contingencies (Note 10)

Stockholders' deficit

Series A convertible preferred stock; $0.0001 par value; 25,000,000 shares authorized; 1,917,720 shares issued and outstanding as of September 30, 2016 and December 31, 2015	192	192
Common stock; $0.0001 par value; 100,000,000 shares authorized; 40,334,673 and 39,894,673 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	4,034	3,990
Additional paid-in-capital	11,327,709	6,180,959
Accumulated deficit	(15,325,027)	(6,568,507)
Total stockholders' deficit	(3,993,092)	(383,366)
Total liabilities and stockholders' deficit	$585,345	$877,673

See accompanying notes to unaudited condensed consolidated financial statements

(1)	The condensed consolidated balance sheet as of December 31, 2015 has been derived from the audited consolidated financial statements as of that date.

F-2

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$85,888	$520,731	$409,981	$1,538,453
Cost of revenues	555,450	150,411	658,882	443,943
Gross profit (loss)	(469,562)	370,320	(248,901)	1,094,510

Operating expenses:
Advertising and promotion	105,855	24,275	314,469	298,738
Personnel	3,421,672	1,502,559	4,138,979	2,064,815
Selling, general and administrative	230,992	355,541	1,056,026	861,795
Research and development	74,112	98,324	104,072	136,248
Professional fees	592,611	416,634	1,278,866	770,889
Total operating expenses	4,425,242	2,397,333	6,892,412	4,132,485
Loss from operations	(4,894,804)	(2,027,013)	(7,141,313)	(3,037,975)

Other income (expenses):
Interest income	4	-	5	-
Interest expense	(327,502)	(75,000)	(659,954)	(76,443)
Loss on issuance of debt	(1,212,384)	(75,000)	(1,212,384)	(76,443)
Change in fair value of derivative liabilities	249,226	-	257,126	-
Total other income (expenses), net	(1,290,656)	(75,000)	(1,615,207)	-
Net loss	$(6,185,460)	$(2,102,013)	$(8,756,520)	$(3,114,418)

Net loss per share - basic and diluted	$(0.15)	$(0.05)	$(0.22)	$(0.08)

Weighted average number of common shares outstanding, basic and diluted	40,334,673	39,732,934	40,156,826	39,506,104

See accompanying notes to unaudited condensed consolidated financial statements

F-3

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

For the nine months ended September 30, 2016

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit

Balance as of December 31, 2015	1,917,720	192	39,894,673	3,990	6,180,959	(6,568,507)	(383,366)
Common stock earned but unissued for advisory services	-	-	-	-	36,398	-	36,398
Issuance of previously earned but unissued common stock	-	-	130,000	13	(13)	-	-
Employee stock based compensation	-	-	-	-	294,955	-	294,955
Common stock earned but unissued for services					128,000		128,000
Net loss	-	-	-	-	-	(1,077,082)	(1,077,082)
Balance as of March 31, 2016	1,917,720	$192	$40,024,673	$4,003	$6,640,299	$(7,645,589)	$(1,001,095)
Common stock earned but unissued for advisory services	-	-	-	-	26,466	-	26,466
Common stock issued for services			260,000	26	155,774		155,800
Employee stock based compensation	-	-	-	-	382,456	-	382,456
Beneficial conversion feature in conection with notes payable					43,785		43,785
Issuance of common stock in connection with notes payable	-	-	50,000	5	26,637	-	26,642
Net loss	-	-	-	-	-	(1,493,978)	(1,493,978)
Balance as of June 30, 2016	1,917,720	$192	$40,334,673	$4,034	$7,275,417	$(9,139,567)	$(1,859,924)
Common stock earned but unissued for advisory services	-	-	-	-	12,691	-	12,691
Common stock granted but unissued to a director	-	-	-	-	1,420,000	-	1,420,000
Issuance of warrants to directors					1,291,292		1,291,292
Vesting of restricted stock units issued to directors					20,748		20,748
Beneficial conversion feature in conection with notes payable					721,533		721,533
Issuance of warrants in connection with notes payable					203,467		203,467
Employee stock based compensation	-	-	-	-	382,561	-	382,561
Net loss	-	-	-	-	-	(6,185,460)	(6,185,460)
Balance as of September 30, 2016	1,917,720	$192	$40,334,673	$4,034	$11,327,709	$(15,325,027)	$(3,993,092)

See accompanying notes to unaudited condensed consolidated financial statements

F-4

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2016 and 2015

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(8,756,520)	$(3,114,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation and stock issued for services	4,151,367	1,731,658
Non-cash portion of interest expense	154,373	-
Depreciation and amortization	40,932	25,953
Amortization of debt discount	508,926	-
Loss associated with issuance of debt	1,212,384	-
Change in fair value of derivative liabilities	(257,126)	-
Bad debt expense	355,521	15,582
Changes in assets and liabilities:
Accounts receivable	(18,654)	(292,826)
Inventories	211,852	(39,942)
Brand participation fee	-	225,000
Other assets	(4,859)	(246,359)
Accounts payable and accrued expenses	800,072	283,458
Accounts payable and advances - related parties	344,125	(16,167)
Deferred revenues	-	(234,916)
Other current liabilities	205,071	-
Net cash used in operating activities	(1,052,536)	(1,662,977)

Cash flows from investing activities
Deposits	(3,055)	(13,216)
Purchase of property and equipment	(4,540)	(158,790)
Net cash used in investing activities	(7,595)	(172,006)

Cash flows from financing activities
Proceeds from issuance of notes payable	1,345,000	500,000
Proceeds from issuance of common stock	-	340,000
Net cash provided by investing activities	1,345,000	840,000

Net increase (decrease) in cash and cash equivalents	284,869	(994,983)
Cash, beginning of period	22,907	1,344,737
Cash, end of period	$307,776	$349,754

Supplemental disclosure of noncash activities:
Issuance of common shares in connection with notes payable	$26,642	$-
Issuance of common warrants in connection with notes payable	$203,467	$-
Derivative liabilities	$106,278
Beneficial conversion feature in connection with notes payable	$765,316	$-
Issuance of previously earned but unissued common stock	$13	$-
Accrued interest converted to notes payable	$75,000	$-
Transfer of prepaid inventory to inventory	$58,663
Issuance of common stock for intellectual property	$-	$250,000
Cancellation of common stock for intellectual property	$-	$100,000

See accompanying notes to unaudited condensed consolidated financial statements

F-5

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NuGene International, Inc. (also refer to as “we”, “us”, “our”, “the “Company” or “NGI”) was incorporated in the State of Nevada on October 31, 2013. NuGene, Inc. (our wholly owned subsidiary) was incorporated in the state of California in December 2006. On January 20, 2015, we formed NuGene BioPharma, Inc. (“BioPharma”) as a wholly owned California incorporated subsidiary of NGI. On November 6, 2015, we formed The Aesthetic Group, Inc. (“TAG”) as a wholly owned California incorporated subsidiary of NGI. Both BioPharma and TAG have had no significant independent operations since inception.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and applicable regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement of financial position and results of operations have been included. Our operating results for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10-K.

The accompanying condensed consolidated financial statements reflect the accounts of NuGene International, Inc. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

We have incurred net losses through the date of these financial statements and have yet to establish profitable operations. Our financial statements have been presented on the basis that our business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We are subject to the risks and uncertainties associated with a business with high short-term debt, limited commercial product revenues, including limitations on our operating capital resources and uncertain demand for our products. We have incurred recurring operating losses and negative operating cash flows since inception and through September 30, 2016, and we expect to continue to incur operating losses and negative operating cash flows at least through the near future. Members of our Company’s management have been required to advance our Company funding in order to partially meet our most critical cash requirements including payroll along with those associated with certain critical goods and services. In the process of managing these situations, our management may have made representations implying their personal guarantee of certain of our Company’s obligations, irrespective of whether such guarantees are legally valid and enforceable.

As a result of the aforementioned factors, management has concluded that there is substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm, in its report on our 2015 consolidated financial statements, raised substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2016 do not contain any adjustments for this uncertainty. In response to the Company’s cash needs, we raised $1,345,000 of debt financing for the nine months ended September 30, 2016, and an additional $650,000 of debt financing, as disclosed in Note 11. The Company will seek additional sources of funding in the form of debt financing or equity issuances. Any additional amounts raised will be used for our future investing and operating cash flow needs. However, there can be no assurance that we will be successful in raising additional amounts of financing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies to those previously disclosed in the 2015 Annual Report.

Use of Estimates

Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including but not limited to, those related to revenue recognition, collectibility of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, excess and obsolete inventory, deferred tax asset valuation and income taxes. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

F-6

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential of business failure.

Reclassifications

For comparability, certain prior period amounts have been reclassified, where appropriate, to conform to the current year’s financial statement presentation. These reclassifications have no impact on net loss.

Inventories

The Company’s skin and hair care inventories consist of raw materials and finished goods and are valued at the lower of cost (first-in, first-out) or market. The Company evaluates its inventory for excess quantities and obsolescence on a regular basis. To determine if the cost of the Company's inventory should be written down, current and anticipated demand, customer preferences and the age of the merchandise are considered. For the three and nine months ended September 30, 2016 the Company recorded charges of approximately $437,000 to operations as a result of excess and obsolete inventory related to the rebranding and repackaging of products. For the three and nine months ended September 30, 2015, the Company did not recognize any charges to operations associated with excess and obsolete inventory.

Property and Equipment

Property and equipment consist of office furniture, computer equipment, laboratory equipment, purchased software, website development and improvements made to our leased offices and are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the three or five year useful lives of the assets or the remaining term of the lease. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition

In accordance with Accounting Standards Codification (“ASC”) 605 - Revenue Recognition, the Company recognizes revenue from product sales when the product has been ordered by the customer, the selling price is fixed or determinable, the product is shipped to the customer, title has transferred and collectibility is reasonably assured.

Concentration of Revenues

During the three and nine months ended September 30, 2016, we derived 17% and 9%, respectively, of our revenues from one customer. During the three months ended September 30, 2015, we derived 48% and 19% of our revenues from two wholesale distributors. During the nine months ended September 30, 2015, we derived 45% and 21% of our revenues from two wholesale distributors. Our distributors purchase products from us on a purchase order basis on standard terms. The distributors are under no obligation to continue to purchase our products. The loss of any of our major distributors, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could significantly decrease our revenues and impede our future growth prospects. We do not have long-term purchase commitments with our distributors.

Cost of Revenues

Cost of revenues include all of the costs to manufacture the Company’s products. For products manufactured in the Company’s own facilities, such costs include raw materials and supplies, direct labor and factory overhead. For products manufactured for the Company by third-party contractors, such cost represents the amounts invoiced by the contractors.

F-7

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

Research and Development

Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed. Research and development consists of consulting fees, direct labor and raw materials associated with the development of new products to be commercialized by our Company. Research and development expenses totaled approximately $104,000 and $136,000 for the nine months ended September 30, 2016 and 2015, respectively. Research and development expenses totaled approximately $74,000 and $98,000 for the three months ended Septembers 30, 2016 and 2015, respectively.

Allowance for Doubtful Accounts

Our Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our allowance for doubtful accounts was approximately $533,000 and $177,000 as of September 30, 2016 and December 31, 2015, respectively. Bad debt expense totaled approximately $356,000 and $16,000 for the nine months ended September 30, 2016 and 2015, respectively. As of September 30, 2016, we have approximately $328,000 outstanding in gross accounts receivable from one customer. This balance represents 60.0% of gross accounts receivable and has been fully reserved as a doubtful account as of September 30, 2016.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Debt Discounts - Debt discounts under these arrangements are amortized to interest expense using the interest method over the earlier of the term of the related debt or their earliest date of redemption.

Loss on Issuance - The conversion features of the notes were bifurcated from the host instrument as its conversion terms were not indexed to the Company’s own stock. In addition, the warrants associated with the debt instruments were also treated as a free standing derivative liability. The total fair value of the embedded conversion feature and the warrants exceeded the net proceeds received and resulted in a loss on issuance of $1.2 million.

Common Stock Purchase Warrants and Derivative Financial Instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial conversion feature – The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital).

Share Based Payments

The Company recognizes compensation expense for all equity-based payments in accordance with ASC 718 - Share-based payments. Under ASC 718’s fair value recognition provisions, the Company recognizes equity-based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

F-8

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the accompanying condensed consolidated statements of operations based on the fair values of the related payments. Such expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based payments granted to non-employees in accordance with ASC 505 - Equity Based Payments to Non-Employees. The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Net Loss per Share of Common Stock

The Company computes net loss per share in accordance with ASC 260 - Earnings Per Share. ASC 260 requires presentation of both basic and diluted net loss per share on the face of the statements of operations. Basic net loss per share is calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted net loss per share is determined by adjusting the loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, such as stock issuable pursuant to the exercise of stock warrants or the conversion of preferred stock into common stock.

Common stock equivalents totaling, 18,217,825 and 4,767,720 as of September 30, 2016 and 2015, respectively, were not included in the computation of diluted earnings per share on the condensed consolidated statements of operations because the Company reported a net loss during the three and nine months ended September 30, 2016 and 2015 and therefore the effect would be anti-dilutive.

Recent Accounting Standards Updates

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that ASU No. 2016-01 will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. The Company currently in the process of evaluating the impact of adoption of ASU No. 2016-02 on the condensed consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations. The purpose of ASU No. 2016-08 is to clarify the implementation of guidance on principal versus agent considerations. The amendments in ASU No. 2016-08 are effective for interim and annual reporting periods beginning after December 15, 2017. The Company is currently assessing the impact of ASU No. 2016-08 on the condensed consolidated financial statements and related disclosures.

F-9

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendment is to simplify several aspects of the accounting for share-based payment transactions including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in ASU No. 2016-09 are effective for interim and annual reporting periods beginning after December 15, 2016. The Company is currently assessing the impact of ASU No. 2016-09 on the condensed consolidated financial statements and related disclosures.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customer (“ASU No. 2016-10”). The new guidance is an update to ASC No. 606 and provides clarity on identifying performance obligations and licensing implementation. For public companies, ASU No. 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. The Company does not expect ASU No. 2016-10 to have a material effect on the condensed consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of this new pronouncement on its condensed consolidated statements of cash flows.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 - INVENTORIES

Inventories consist of the following:

	September 30, 2016	December 31, 2015
Raw materials	$14,067	$72,287
Work in process	-	-
Finished goods	10,236	105,205
Total Inventories	$24,303	$177,492

NOTE 4 - LICENSE AGREEMENT

In November 2014, we entered into a License Agreement with kathy ireland Worldwide® ("kiWW®") under which we licensed the right to utilize the trademarks and rights to the name, likeness and visual representations of Kathy Ireland (“KI”) in connection with our cosmeceutical line of products. The initial term of the license is for eight years and it may be renewed at the option of our Company for up to an additional four years. In accordance with the License Agreement, we will pay 5% of the net sales for all licensed products sold and collected under the licensed marks or a minimum guaranteed royalty of $100,000 in year one, which includes the period from approximately November 4, 2014 through December 31, 2015 (“Contract Year 1”) of the License Agreement. The minimum guaranteed royalty increases $50,000 each year in years two through eight of the License Agreement. We recognized $139,000 and $68,000 in royalty fees during the nine months ended September 30, 2016 and 2015, respectively. We recognized $37,500 and $23,000 in royalty fees during the three months ended September 20, 2016 and 2015, respectively.

Additionally, we are obligated to pay an annual Brand Participation Fee to kiWW® which provides for general advertising, good will and promotion of the KI brand. NuGene prepaid kiWW $350,000 effective upon execution of the License as a Brand Participation fee for Contract Year 1. The Brand Participation Fee for Contract Years 2 through 8 is $50,000 annually (Year 2 having been completely recognized in the three months ended March 31, 2016) with an additional 1% of the total gross sales of Licensed Products of the prior year beginning in Contract Year 4. Our Company is currently in arrears with respect to the payment of the Year 2 fee that was due in November 2015. Such payment arrears could be construed as an event of default under the License Agreement and could be a cause for its annulment. As of September 30, 2016 and December 31, 2015, $50,000 and $222,000 due under this agreement, respectively, is included in current liabilities in the condensed consolidated balance sheets.

F-10

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	September 30, 2016	December 31, 2015
Software / website development	$8,219	$8,219
Equipment	141,125	136,585
Leasehold improvements	104,166	104,166
Property and equipment, gross	253,510	248,970
Accumulated depreciation	(81,552)	(40,620)
Property and equipment, net	$171,958	$208,350

Depreciation expense for the three months ended September 30, 2016 and 2015 was approximately $14,000 and $12,000, respectively.

Depreciation expense for the nine months ended September 30, 2016 and 2015 was approximately $41,000 and $26,000, respectively.

NOTE 6 - PROMISSORY NOTES PAYABLE AND ADVANCES

Borrowings under notes payable and advances as of September 30, 2016 and December 31, 2015 are summarized as follows:

	Company Proceeds	Carrying Value at September 30, 2016	Carrying Value at December 31, 2015	Accrued Interest at September 30, 2016	Accrued Interest at December 31, 2015	Principal Value at Maturity
15% Note	$500,000	$-	$500,000	$-	$31,479	$-
10% Note	50,000	50,000	50,000	4,466	1,383	50,000
10% Note (2015)	87,500	108,055	62,949	8,860	548	110,000
10% Note (2015 Advances)	322,500	361,111	229,555	28,750	1,642	361,111
10% Note (2016 Advances)	1,065,000	332,795	-	16,256	-	1,080,556
8% Convertible Note	245,000	207,765	-	11,090	-	275,000
15% Note (2016 Advances)	35,000	35,000	-	1,050	-	35,000
15% CAH Note	-	575,000	-	43,952	-	575,000
	$2,305,000	$1,669,726	$842,504	$114,425	$35,052	$2,486,667

On April 4, 2016, we issued a note payable to Canyon Assets Holdings, Inc. (“Lender”) dated March 28, 2016 in the principal amount of $575,000. The note was issued to the Lender in consideration for the Lender’s having satisfied on the Company’s behalf an outstanding note payable (the “CAH Note”) of the Company (the “JTS Note”). The JTS Note issued September 25, 2015 was repaid in full ($500,000 face value and accrued interest of $75,000) by the Lender with the payment of $575,000 in cash. The terms of the CAH Note call for an interest rate of 15%, due one year from the date of the CAH Note. However, all accrued and unpaid interest and all other amounts payable under the CAH Note are due to the Lender within ten (10) business days after the closing by the Company of an equity or convertible debt financing in one or more series of transactions, with aggregate gross proceeds of at least $1 million.

On April 4, 2016, we issued a $275,000 face value note payable and 50,000 shares of our common stock to Gemini Master Fund, LTD (“Gemini”) pursuant to a Security Purchase Agreement dated March 30, 2016 (the date the funds were received by our Company). Under the terms of the related note payable (the “Gemini Note”), the Company received $245,000, net of costs and original issue discount. Other significant terms of the Gemini Note include:

•	A maturity date of December 31, 2016 in the absence of events triggering mandatory early repayment (as summarized below);
•	Interest accrues at the rate of 8% on the $275,000 face value (18% in the event of an event of default as defined in the Gemini Note);
•	The Gemini Note is convertible in part (subject to a $10,000 minimum) at the option of Gemini into shares of the Company’s common stock at the rate of $0.70 per share (subject to adjustment summarized below);
•	The Company has the option to prepay the Gemini Note;
•	All prepayments of the Gemini Note, whether effected at the option of the Company or subject to mandatory early repayment (as summarized herein), require the Company to repay Gemini 112% of the outstanding principal and all outstanding accrued interest through the date of prepayment;
•	All principal and interest outstanding under the Gemini Note are required to be immediately repaid should the Company complete a financing or series of financings totaling $1.5 million or more;
•	The Conversion price of the Gemini Note is adjusted for the following: 1) loss of Company DTC eligibility - conversion price adjusts to $0.25 per share; 2) stock dividends and splits - as described in the Gemini Note; 3) a rights offering below the market price (as defined) - as described in the Gemini Note; 4) fundamental transactions (as defined) - as described in the Gemini Note; 5) subsequent equity sales below $0.70 per share - as more particularly detailed and described in the Gemini Note; and
•	The Gemini Note is convertible into 392,857 shares of common stock.

F-11

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

The embedded conversion feature of the Gemini Note was bifurcated and valued at $106,278. Management used a Monte Carlo valuation model to estimate the fair value of the embedded conversion option at issuance of the convertible note issued, with the following weighted average key inputs:

At issuance
Stock price	$0.68
Term (years)	0.76
Volatility	98.9%
Risk-free rate of interest	0.5%
Dividend yield	0.0%

The embedded conversion feature is separately measured at fair value, with changes in fair value recognized in current operations.   The embedded conversion has been reduced by $9,098 during the nine months ended September 30, 2016.

In connection with the issuance of the Gemini Note, we recorded additional debt discounts related to the following:

•	Issuance of 50,000 shares of our common stock resulting in the relative common stock fair value of approximately $27,000;
•	Recording of a beneficial conversion feature of approximately $44,000; and
•	Original issuance discount of $25,000.

The debt discounts are amortized to interest expense using the effective interest method over the term of the notes. During the three and nine months ended September 30, 2016, the Company recognized interest expense of $67,235 and $134,470, respectively, from the amortization of the debt discount, resulting in a net Gemini Note balance of $207,765.

During January through June 2016, three individuals (the “Lenders”) advanced a total of $140,000 to the Company. The borrowings were not accompanied by documentation of the nature of the borrowings. However, there were general discussions as to the repayment terms and the interest expected of 10% per annum to be paid to the Lenders in connection with the borrowings. Accordingly, we have accounted for the borrowings based on estimates of their still undocumented final terms.

On July 19, 2016, we issued a 60 day 15% promissory note payable to a purchaser for cash proceeds totaling $35,000. In the event that we secure any future financing with aggregate gross proceeds of at least $500,000 while the promissory note is outstanding, the promissory note and all accrued interest therefrom will be immediately due and payable within ten business days of the closing of such financing. The lender has agreed to forgo repayment with the net proceeds received from the $925,000 (Advances), discussed below.

During the three months ended September 30, 2016, certain investors advanced a total of $925,000 (the “Advances”) to the Company with a right to convert at no greater than $0.40 per share. In connection with the Advances, the Company also issued warrants to purchase 462,500 shares of our common stock at an exercise price $0.60 per share with a 5 year term. The relative fair value of the warrants compared to the Advances was $203,467, which was recorded as a component of stockholders’ deficit with the offset recorded as a discount on the Advances. The fair value of the warrants was determined using the Black-Scholes Model. The Company then computed the effective conversion price of the Advances on the issuance date, noting that the Advances gave rise to a  BCF of $721,533. The sum of the relative fair value of the warrants and the BCF was recorded as a debt discount to be amortized over the term of the advances.

The debt discounts are amortized to interest expense using the effective interest method over the term of the Advances. During the three and nine months ended September 30, 2016, the Company recognized interest expense of $137,022, from the amortization of the debt discount, resulting in the Advances balance of $177,240.

The Advances contain an embedded conversion feature that the Company has determined is a derivative requiring bifurcation in accordance with the provisions of ASC 815. The embedded conversion feature of the Notes was valued at inception using the Monte Carlo simulation (see Note 7) at $1,212,384 and was recorded as a loss on the condensed consolidated statements of operations. As of September 30, 2016, the derivative was remeasured to $964,356 and the difference was recorded as a change in fair value of derivative liabilities on the statement of operations.

Management used a Monte Carlo valuation model to estimate the fair value of the embedded conversion option at issuance of the Advances, with the following weighted average key inputs:

At issuance
Stock price	$0.74
Term (years)	0.75
Volatility	116%
Risk-free rate of interest	0.5%
Dividend yield	0.0%

NOTE 7 - FAIR VALUE MEASUREMENTS

The Company’s financial liabilities that are measured at fair value on a recurring basis as of September 30, 2016 by level within the fair value hierarchy, are as follows:

	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
Embedded conversion option	$-	$-	$1,061,536

There were no transfers between Level 1, 2 or 3 during the nine months ended September 30, 2016. As of September 30, 2016, the embedded conversion option has an aggregate fair value of $1,061,536.

F-12

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

The following table presents additional information about Level 3 liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Changes in Level 3 liabilities measured at fair value for the nine months ended September, 2016 were as follows:

	Balance as of December 31,		Change in Fair Market	Balance as of September 30,
	2015	Issuance	Value	2016
Embedded conversion option	$-	$1,318,662	$(257,126)	$1,061,536

The Company’s derivative liabilities are measured at fair value using the Monte Carlo simulation valuation methodology. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy as of September 30, 2016 is as follows:

As of September 30, 2016
Stock price	$0.64
Contractual life (years)	0.6
Volatility	118%
Risk-free rate of interest	0.5%
Dividend yield	0.0%

NOTE 8 - STOCKHOLDERS’ DEFICIT

Common Stock

The Company has Advisory Agreements with members of its Advisory Board. The terms of the individual Advisory Agreements vary and provide for up to 50,000 initial sign-on shares vesting for a maximum of an 18-month period, and up to 50,000 shares of common stock per annum issued on the anniversary of the effective date of the agreement. Expenses for the issuance of common stock for services related to these share issuances is recognized over the service period in which the shares are earned or over the respective vesting period, as applicable, and is calculated based on the average closing price per share of our common stock, during the respective quarter, as quoted on the OTC Marketplace. The Advisory Board earned 297,282 and 188,950 shares of common stock through September 30, 2016 and December 31, 2015, respectively. The Company has issued 100,000 shares as of September 30, 2016. The remaining shares earned by the Advisory Board have not been issued as of September 30, 2016. The fair value of the Advisory Board shares earned but unissued are included in stockholders’ deficit, however, the shares are not included in the outstanding shares as they are not legally issued. Selling, general and administrative expenses (“SGA”) recognized in connection with the Advisory Agreements totaled approximately $76,000 and $467,000 for the nine months ended September 30, 2016 and 2015, respectively, and approximately $13,000 and $170,000 for the three months ended September 30, 2016 and 2015, respectively. Compensation expense was calculated by multiplying the number of shares earned for a reporting period by the share price at the time earned.

In June 2016, Theodore Schwarz executed an Offer Letter whereby Mr. Schwarz agreed to become a member of the Company’s Board of Directors (the “Board”). Under the Offer Letter the Company has agreed to pay Mr. Schwarz $2,500 for each Board meeting attended. Additionally, Mr. Schwarz may be issued 500,000 shares of the Company’s common stock in the future that may vest at the rate of 166,666 shares per year, over a three-year period provided Mr. Schwarz continues to serve on the Board.

Restricted Stock Awards

In November 2015, the Company entered into a consulting agreement with a third party for consulting services over six months. The Company agreed to issue the consultant 90,000 shares of the Company’s restricted stock, which were issued over six months. The Company issued 30,000 shares of restricted stock in February 2016, and the remaining 60,000 shares were issued in June 2016, resulting in $378,000 of stock based compensation expense for the nine months ended September 2016.

F-13

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

On March 17, 2016, we entered into a consulting agreement for services over one year. In connection with the agreement, we granted the consultant 200,000 shares of our fully vested common stock as consideration for the consultant’s services. The stock has not been issued as of September 30, 2016. The Company recorded prepaid consulting of approximately $128,000 in the first quarter of 2016 and recognized stock based compensation totaling approximately $91,000 and $128,000 for the three and nine months ended September 30, 2016, respectively.

In April, 2016, the Company entered into a consulting agreement with a third party for consulting services over a year. The Company granted and issued a 200,000 share restricted stock award that vested on April 25, 2016. The grant date fair value of restricted stock award was $118,000 and was immediately recognized as stock based compensation.

On September 22, 2016, the Company entered into new compensation agreements and arrangements with two of its directors. As part of the agreements, our Chairman was issued 2,000,000 shares of our fully vested common stock. The grant date fair value of stock award was $1,420,000 and was immediately recognized as stock based compensation.

Restricted Stock Units

In connection with the agreements the Company entered into with two of its directors, each director was granted restricted stock units for 2,000,000 shares of the Company’s common stock (“RSUs”). The RSUs vest at the rate of 33.33% each year anniversary of the issuance date (September 22, 2016). There is also 100% vesting upon a change in control of the Company.  Each RSU represents a right to receive one (1) share of the Company’s common stock as of applicable vesting date. Each recipient is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the RSUs or the shares of common stock issued upon the vesting of the RSUs. The consideration for the RSUs and the underlying shares of common stock shall be services to be rendered to the Company.

The grant date fair value of the RSUs were $2,840,000. The Company recognized stock based compensation of $20,749 for the three and nine months ended September 30, 2016.

Common Stock Options

On August 14, 2015, we granted two employees with an option to each purchase up to 1,000,000 shares of our common stock. On May 2, 2016, we reduced the exercise price from $1.50 per share to $0.54 per share for these options. All other terms of the previous option agreements remained unchanged. We remeasured the options on the modification date using the Black-Scholes Model. The incremental fair value of vested options was approximately $71,000 and was recognized immediately. The sum of the incremental compensation cost and the remaining unrecognized compensation cost for the unvested option shares was approximately $1.7 million on the modification date and will be amortized ratably over the remaining vesting period.   We recognized approximately $320,000 and $997,000 of Personnel expense as stock based compensation in connection with the vesting of the options during the three and nine months ended September 30, 2016, respectively.

On July 18, 2016 we granted our Chief Executive Office a stock option to acquire 2,352,619 shares of our common stock, which represented approximately 5% of our fully-diluted issued and outstanding shares on the date of grant. The exercise price of the option was $0.61 per share, which was the closing price for the Company stock at the date of issuance, and will vest ratably monthly over 3 years, with 100% vesting upon a change in control of the Company. The aggregate grant date fair value of these options was calculated by using the Black-Scholes Model and was approximately $1,127,000. In accordance with the employment agreement, the Chief Executive Officer will be issued stock options to acquire 5% of our fully-diluted issued and outstanding shares through our next significant financing transaction or series of significant financing transactions.

A summary of the stock options activity for the nine months ended September 30, 2016 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Life
Outstanding as of December 31, 2015	2,000,000	$0.54	3.87
Granted	2,352,619	0.61	9.80
Outstanding as of September 30, 2016	4,352,619	0.58	7.07
Options vested	1,214,034	$0.55	4.51

Stock-based compensation associated with stock options was approximately $383,000 and $159,000 for the three months ended September 30, 2016 and 2015, respectively and was approximately $1,060,000 and $159,000 for the nine months ended September 30, 2016 and 2015, respectively. Unamortized stock-based compensation expense amounted to approximately $1,624,000 as of September 30, 2016, and will be amortized over 3 years.

F-14

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

Common Stock Warrants

In connection with the agreements the Company entered into with two of its directors, we issued a fully vested warrant with a ten year term to each director to purchase shares of common stock equal to the greater of 1,000,000 shares or 2.5% of the issued and outstanding common shares of the Company during the first 24 months immediately following the issuance. On the date of issuance, each director was issued a warrant to purchase 1,008,367 shares of common stock at an exercise price of $0.71 per share, which was the closing price for the Company stock at the date of issuance. The aggregate grant date fair value of these warrants was calculated by using the Black-Scholes Model and was approximately $1,291,000. The entire far value was recorded as stock based compensation expense as of September 30, 2016.

In connection with the Advances (Note 6), the Company issued warrants to purchase 462,500 shares of our common stock at an exercise price $0.60 per share with a 5 year term. The relative fair value of the warrants compared to the Advances was $203,467, which was recorded as a component of stockholders’ deficit with the offset recorded as a discount on the Advances. The fair value of the warrants was determined using the Black-Scholes Model.

A summary of the outstanding warrants activity and related information as of September 30, 2016 is as follows:

Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable
$0.001	1,350,000	1.19	900,000
$0.60	462,500	4.90	462,500
$0.71	2,016,734	9.98	2,016,734
$1.50	306,172	3.81	306,172
$2.00	300,000	3.87	300,000
$2.50	500,000	4.24	500,000
	4,935,406		4,485,406

NOTE 9 - RELATED PARTY TRANSACTIONS

The following individuals and entities have been identified as related parties based on their affiliation with our Chairman of the Board:

Ali Kharazmi	Chairman of the Board and greater than 10% shareholder

Mohammad Saeed Kharazmi	Board Member and greater than 10% shareholder

Genetics Institute of Anti-Aging	Company with common ownership and management
Applied M.A.K. Enterprises, Inc. (“MAK”)	Company with common ownership and management
Advanced Surgical Partners, LLC (“ASP”)	Company with common ownership and management
Center for Weight Management & Plastic Surgery (“CWM”)	Company with common ownership and management
Center for Regenerative Science, LLC	Company with common ownership and management

The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

September 30, 2016
ASP	$226,188
CWM	34,000
Ali Kharazmi	91,175
Applied M.A.K.	-
Mohammad Saeed Kharazmi	30,698
Accounts payable - related parties	$382,061

The amount owed to ASP relates to legal and administrative services provided by ASP employees to the Company. The Company temporarily advanced $95,000 to ASP prior to December 31, 2015 and was repaid in full prior to January 5, 2016. The amount owed to CWM relates to medical procedures provided to NuGene consultants as compensation for advertising and marketing services provided to NuGene. The amount owed to Ali and Saeed Kharazmi and all amounts outstanding represent advances that bore no interest and were due on demand or expense reimbursements incurred in the ordinary course of business.

Subsequent to September 30, 2016, the related parties named above sold the amounts due to them of $382,061 to two unrelated investors (See Note 11).

F-15

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Commitments

We occupy our sole corporate facilities at 17912 Cowan, Suite A, Irvine, California, 92614 from ASPASP, an affiliate of our Company, for approximately $16,637 per month (including common area maintenance), consistent with the amount that is charged to ASPASP by the property owner. On February 5, 2015, ASPASP entered into a new five-year lease for the property with the owner beginning July 1, 2015 and subsequently amended to begin June 1, 2015. The lease was subsequently amended to increase the square footage under lease beginning in January 2016. The lease includes annual increases in the monthly lease payments of approximately 3% each year.

At September 30, 2016, aggregate future minimum payments under the lease, including common area maintenance costs, are as follows:

2016	$49,027
2017	198,935
2018	204,585
2019	210,234
2020	106,530
Total	$769,311

During the three months ended September 30, 2016 and 2015, we incurred rent expense totaling approximately $51,000 and $37,000, respectively. During the nine months ended September 30, 2016 and 2015, we incurred rent expense totaling approximately $151,000 and $112,000, respectively.

Delinquent Payroll Tax Payments/Returns

The Company is delinquent in filing certain payroll tax returns resulting in the non-payment of the related withholdings and employer taxes. The delinquency and non-payments are for the quarterly period ended June 30, 2016. The total amount of money owed (excluding potential late filing and late payment penalties) as of September 30, 2016 is approximately $50,000 (which is included in “accounts payable and accrued expenses” in the accompanying condensed consolidated balance sheet as of September 30, 2016).

Legal Proceedings

On July 10, 2015 Stemage Skin Care, LLC (the “Plaintiff”) filed a complaint in the U.S. District Court for the Central District of California entitled “Stemage Skin Care LLC, a North Carolina limited liability company vs. NuGene International, Inc. et al.” (Civil Action No.8:15-cv-01078-AG-JCG). The complaint also names as defendants NuGene, Inc., Ali Kharazmi, Saeed Kharazmi, Kathy Ireland Worldwide, Stephen Roseberry, Steve Rosenblum and Erik Sterling. The complaint contains allegations of damage asserted to be grounded on: (i) copyright infringement; (ii) interference with contract; (iii) intentional interference with prospective economic advantage; (iv) negligent interference with prospective economic advantage; and (v) conspiracy. The complaint allegedly arises out of an August 20, 2012 agreement among the Plaintiff and kathy ireland inc. ("KI") pursuant to which KI made Kathy Ireland available to perform “Ambassador Services" as defined within that agreement. That agreement effectively terminated in October 2014 and is the subject of a separate arbitration with KI and Kathy Ireland before the American Arbitration Association. We filed a response denying all claims and based on our review of the matter, we believe that the complaint is without merit. Early stages of discovery have been completed and we have agreed to stay further discovery and motions during settlement discussions between Plaintiff and KI. Notwithstanding, no assurance of outcome currently can be given.

The matter had been settled for a total payment of $50,000 to Plaintiff. Subsequent to September 30, 2016 the Company agreed to pay the $50,000 to settle the matter. A definitive Settlement Agreement is being executed by and between all involved parties. The Settlement Agreement should be fully executed before the end of November, 2016, with the Company paying the $50,000 within that same time-frame (See Note 11).

F-16

NUGENE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

On July 31, 2015 Star Health & Beauty, LLC (“SH&B”) filed a complaint in the U.S. District Court for the Northern District of Georgia entitled “Star Health & Beauty, LLC vs. NuGene, Inc. and NuGene International, Inc. Defendants” (Case No. 1:15-cv-02634-CAP). The complaint alleges that our use of the NUGENE name and trademark infringes on SH&B’s NUGEN name. SH&B seeks cancelation of our NUGENE trademark, as well as unspecified monetary damages. The matter is proceeding very slowly and discovery is ongoing. Plaintiff claims use to the NUGENE name only for a hair growth/restoration product. We intend to use a different name for our hair growth/restoration product. As such, we believe that our intellectual property rights to use of the name NUGENE for all products other than our hair growth/restoration product will be vindicated. However, no assurance of outcome currently can be given, we do not anticipate incurring a loss, and no amounts have been accrued in connection with this matter through September 30, 2016.

In October 2015, NSE Products, Inc., (“NSE”) a Delaware corporation based in Provo, Utah, initiated actions in the US Patent and Trademark Office contesting several of the Company's trademark registrations and applications. These actions, including Oppositions to trademark applications and Petitions to Revoke registered marks, rely on assertions made by NSE regarding the purported likelihood of confusion and dilution of NSE's trademarks that include the words NU SKIN. In July 2016, this litigation was settled. The Company agreed to abandon all rights to use the marks NUGENE REGEN, NUCELL, NUCELL HAIR, NUCLEANSE, NUEYE, NUSTEM, and NUMEDIA. The Company will also discontinue any and use of the marks NUCELL, NUCELL HAIR, NUCLEANSE, NUEYE, and NULIGHT. The Company is entitled to use and register without objection by NSE (i) the unitary word mark NUGENE or the design mark used by NuGene, without limitation; and, (ii) the unitary word marks NUMEDIA and NUSTEM for stem cell media in International Class 1. NuGene will not attempt to use or register any other trademark that is either similar to NU SKIN or that contains NU for personal care, nutrition, and technology products, including but not limited to goods that fall with International Classes 3 and 5. NuGene, or any entity or company with which NuGene is or becomes affiliated, will not attempt to use or register as a trademark NU SKIN.

As part of the settlement, NSE agreed to the above terms. NSE, or any entity or company with which NSE is or becomes affiliated, will not directly or indirectly object to or challenge NuGene's use or registration of the unitary word mark NuGene or the design mark currently used by Nugene. NSE further agreed that NSE, or any entity or company with which NSE is or becomes affiliated, will not attempt to use or register as a trademark NUGENE, NUSTEM, or NUMEDIA. We do not anticipate incurring a loss and no amounts have been accrued in connection with this matter through September 30, 2016.

In May 2016, we were informed that the California Labor Commissioner scheduled a hearing in connection with two individuals that claimed the Company did not fulfill its obligations to pay a final paycheck. The two individuals are seeking back pay and penalties totaling approximately $31,000. The Company intends to contest various aspects of each claim. However, the Company recognizes that it may be held liable and has accrued its best estimate of the eventual amount of the settlement. It should be noted that the California Labor Board is slow to process these claims. The Company will also attempt to informally settle each claim prior to any hearing or further action. Limited settlement discussions have been initiated as of this time.

On May 6, 2016, we were presented with a demand for payment of compensation for a former executive employee (the “Executive”) pursuant to his employment contract with the Company. The amount of the compensation claimed by the Executive totaled $49,998, which includes a claim for retaliatory termination. The Executive also filed with the Labor Board seeking payment of approximately $12,000 with regard to issues with his last check and a bounced check. The Executive was an “at will” employee, and the Company’s management is evaluating the merits of this matter. No amounts have been accrued in connection with this matter through September 30, 2016. We have been in active settlement discussions with the Executive. We are hopeful we can settle for a cash payment less that what the Executive is seeking and an issuance of common stock of the Company.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome (including any for the actions described above), whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events.

Other than that described above, we are not currently a party to any other material legal proceedings. We are not aware of any pending or threatened litigation against us that in our view would have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

NOTE 11 - SUBSEQUENT EVENTS

Subsequent to September 30, 2016, the certain related parties (see Note 9) sold the amounts due to them of $382,061 to two unrelated investors. The Company issued a note to each investor in the amount of $191,030. The notes have an interest rate of 5% per annum and mature on the earlier of: (i) May 7, 2017; or (ii) the date the Company raises a total of $2 million, subsequent to the issuance of these notes. The notes have a conversion feature under which the note holder can convert at any time at a conversion price of $0.40 per share.

On October 21, 2106, the Company issued an investor a promissory note in the total principal amount of $267,500 with 9% annual interest rate, which will be due on October 21, 2017. The Company received $250,000 of gross proceeds and granted a warrant to purchase 222,916 shares of common stock at $0.60 per share.

On November 2, 2016, the Company issued certain investors promissory notes (the “Notes”) in the total principal amount of $480,000 with a 5% annual interest rate, which will be due on April 28, 2017. The Company received $400,000 of gross proceeds from the Notes. The Company also granted to the investors warrants with a 7-year term to purchase 1,428,572 shares of common stock at the lesser of $0.47 per share or 75% of the closing bid price of the Company’s common stock on the effective date of the Company’s first registered public offering of common stock.

Subsequent to September 30, 2016, the Company agreed to pay $50,000 to settle the Stemage Skin Care matter. A definitive Settlement Agreement is being executed by and between all involved parties. The Settlement Agreement should be fully executed before the end of November, 2016, with the Company paying the $50,000 within that same time-frame.

F-17

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NuGene International, Inc.

We have audited the accompanying consolidated balance sheets of NuGene International, Inc. and subsidiaries (“the Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NuGene International, Inc. and subsidiaries as of December 31, 2015 and 2014, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has not established sufficient revenues to cover its operating costs and has suffered from continued losses from operations. As of December 31, 2015, the Company has a working capital deficit and does not have the sufficient cash resources available to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

March 30, 2016

F-18

NuGene International, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2015 and 2014

	2015	2014

Assets
Current assets:
Cash	$22,907	$1,344,737
Accounts receivable, net of allowance for doubtful accounts of $177,140 and $3,000 in 2015 and 2014, respectively	347,048	15,567
Inventories	177,492	110,953
Brand participation fee, net	-	300,000
Other current assets	100,555	15,520

Total current assets	648,002	1,786,777

Property and equipment, net of accumulated depreciation of $40,620 and $1,255 at 2015 and 2014, respectively	208,350	60,674
Deposits	21,321	12,800

	$877,673	$1,860,251

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued expenses	$327,623	$135,563
Accounts payable - related parties	37,936	122,084
Deferred revenues	-	234,916
Notes payable	842,504	-
Accrued interest	35,052	-
Other current liabilities	17,924	-

Total current liabilities	1,261,039	492,563

Commitments and contingencies

Stockholders’ equity (deficiency):

Series A convertible preferred stock; $0.0001 par value; 25,000,000 shares authorized; 1,917,720 shares issued and outstanding on December 31, 2015 (1,917,720 at December 31, 2014)	192	192
Common stock; $0.0001 par value; 100,000,000 shares authorized; 39,894,673 and 39,197,400 shares issued and outstanding on December 31, 2015 and 2014, respectively	3,990	3,920
Common stock earned but unissued; 302,283 shares as of December 31, 2015	30	-
Additional paid-in capital	6,180,929	2,713,016
Accumulated deficit	(6,568,507)	(1,349,440)

Total stockholders' equity (deficiency)	(383,366)	1,367,688

	$877,673	$1,860,251

See accompanying notes.

F-19

NuGene International, Inc. and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2015 and 2014

	2015	2014

Revenues	$2,084,939	$723,438

Cost of goods sold	588,882	293,162

	1,496,057	430,276

Operating expenses:
Selling, general and administrative	6,658,109	743,057

Loss from operations	(5,162,052)	(312,781)

Interest expense, net	(57,015)	—

Net loss	$(5,219,067)	$(312,781)

Weighted average number of common shares
outstanding - basic and diluted	39,730,875	20,865,881

Net loss per share - basic and diluted	$(0.13)	$(0.01)

See accompanying notes.

F-20

NuGene International, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

For the years ended December 31, 2015 and 2014

										Total
					Common Stock Earned but		Additional			Stockholders'
	Preferred Stock		Common Stock		Unissued		Paid-In	Treasury	Accumulated	Equity
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Stock	Deficit	(Deficiency)

Balance at December 31, 2013	-	$-	20,552,760	$2,055	-	$-	$1,054,907	$-	$(1,036,659)	$20,303

Issuance of common stock	-	-	4,000,000	400	-	-	933	-	-	1,333
Stock based compensation	-	-	1,500,000	150	-	-	8,683	-	-	8,833
Issuance of common stock from debt conversion	-	-	375,000	38	-	-	374,962	-	-	375,000
Issuance of common stock in private placement	-	-	1,625,000	163	-	-	1,624,837	-	-	1,625,000
Recapitalization	1,917,720	192	11,144,640	1,114	-	-	(1,306)	-	-	-
Treasury stock acquired	-	-	-	-	-	-	-	(350,000)	-	(350,000)
Cancellation of treasury stock	-	-	-	-	-	-	(350,000)	350,000	-	-
Net loss	-	-	-	-	-	-	-	-	(312,781)	(312,781)

Balance at December 31, 2014	1,917,720	192	39,197,400	3,920	-	-	2,713,016	-	(1,349,440)	1,367,688

Issuance of common stock for services	-	-	460,000	46	302,283	30	1,505,737	-	-	1,505,813
Stock based compensation	-	-	-	-	-	-	1,483,867	-	-	1,483,867
Issuance of warrants in connection with notes payable	-	-	-	-	-	-	138,333	-	-	138,333
Issuance of common stock in exchange for cash	-	-	237,273	24	-	-	339,976	-	-	340,000
Net loss	-	-	-	-	-	-	-	-	(5,219,067)	(5,219,067)

Balance at December 31, 2015	1,917,720	$192	39,894,673	$3,990	302,283	$30	$6,180,929	$-	$(6,568,507)	$(383,366)

See accompanying notes.

F-21

NuGene International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2015 and 2014

	2015	2014

Cash flows from operating activities:
Net loss	$(5,219,067)	$(312,781)
Adjustments to reconcile net loss to cash flows from operating activities:
Stock based compensation and stock issued for services	2,989,680	8,833
Noncash portion of interest expense	55,889	-
Depreciation and amortization	39,365	51,255
Bad debt expense	223,631	3,000
Changes in operating assets and liabilities:
Accounts receivable	(555,112)	(11,315)
Inventories	(66,539)	(110,953)
Brand participation fee	300,000	(350,000)
Other assets	(93,556)	(28,320)
Accounts payable and accrued expenses	192,060	134,312
Accounts payable - related parties	(84,148)	122,085
Deferred revenues	(234,916)	234,916
Other liabilities	17,924	-

Cash flows from operating activities	(2,434,789)	(258,968)

Cash flows from investing activities:
Purchases of property and equipment	(187,041)	(61,929)

Cash flows from financing activities:
Acquisition of treasury stock	-	(350,000)
Proceeds from notes payable	960,000	-
Proceeds from issuance of common stock	340,000	1,626,333
Proceeds from issuance of convertible debt	-	375,000

Cash flows from financing activities	1,300,000	1,651,333

Change in cash	(1,321,830)	1,330,436

Cash, beginning of year	1,344,737	14,301

Cash, end of year	$22,907	$1,344,737

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$1,126	$-
Income taxes	$-	$-

See accompanying notes.

F-22

NUGENE INTERNATIONAL, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

NuGene International, Inc. (the “Company” or “NGI”) was incorporated in the State of Nevada on October 31, 2013. On January 22, 2015, we changed our name to NuGene International, Inc. and effected a 15.04 to one stock split in the form of a stock dividend (“Stock Split”). All amounts shown for common stock and additional paid in capital included in these financial statements have been adjusted to reflect the Stock Split. NuGene, Inc. (our wholly owned subsidiary) was incorporated in the state of California in December 2006. On January 20, 2015, we formed NuGene BioPharma, Inc. (“BioPharma”) as a wholly owned California incorporated subsidiary of NGI. On November 6, 2015, we formed The Aesthetic Group, Inc. (“TAG”) as a wholly owned California incorporated subsidiary of NGI. Both BioPharma and TAG had no significant independent operations during 2015.

Basis of Presentation

The accompanying consolidated financial statements of our Company have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements reflect the accounts of NuGene International, Inc. and its wholly owned subsidiaries BioPharma and TAG. All significant inter-company balances and transactions have been eliminated in consolidation.

We have incurred net losses through the date of these financial statements and have yet to establish profitable operations. Our financial statements have been presented on the basis that our business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We are subject to the risks and uncertainties associated with a business with high short-term debt, limited commercial product revenues, including limitations on our operating capital resources and uncertain demand for our products. We have incurred recurring operating losses and negative operating cash flows in 2015, and we expect to continue to incur operating losses and negative operating cash flows in the near future. As a result, management has concluded that there is substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm, in its report on our 2015 consolidated financial statements, has raised substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements as of and for the year ended December 31, 2015 do not contain any adjustments for this uncertainty. In response to our Company’s cash needs, we raised funding as described in our footnotes that follow. Any additional amounts raised will be used for our future investing and operating cash flow needs. However, there can be no assurance that we will be successful in raising additional amounts of financing.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Conformity with Generally Accepted Accounting Principles (“GAAP”) requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including but not limited to, those related to revenue recognition, collectability of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, excess and obsolete inventory, deferred tax asset valuation and income taxes. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Risks and Uncertainties

Our Company operates in an industry that is subject to rapid change. Our Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential of business failure.

F-23

Reclassifications

For comparability, certain prior period amounts have been reclassified, where appropriate, to conform to the current year’s financial statement presentation. These reclassifications have no impact on net loss.

Cash Equivalents

Cash equivalents include investments with initial maturities of three months or less. Our Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000.

Inventories

Our Company’s skin and hair care inventories consist of raw materials and finished goods and are valued at the lower of cost (first-in, first-out) or market. Our Company evaluates its inventory for excess quantities and obsolescence on a regular basis. To determine if the cost of our Company's inventory should be written down, current and anticipated demand, customer preferences and the age of the merchandise are considered. For the years ended December 31, 2015 and 2014, our Company did not recognize any significant charges to operations associated with excess and obsolete inventory.

Property and Equipment

Property and equipment consist of office furniture, computer equipment, laboratory equipment, purchased software, website development and improvements made to our leased offices. Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the three-year useful life of the assets or the remaining term of the lease. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Website Development

Costs and expenses incurred during the planning and operating stages of our Company’s website development are expensed as incurred. Our Company accounts for the development of its website by expensing all costs associated with the planning of the website as incurred and capitalizing the costs to develop the website. Once the website is available for use, the related costs will be amortized over their estimated useful life on a straight-line basis (generally estimated to be 3 years) and tested for impairment annually.

Intangible Assets

Identifiable intangible assets with indefinite lives are not amortized but instead are tested for impairment annually or more frequently if circumstances indicate a possible impairment may exist. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives, generally on a straight-line basis, and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Deferred Revenue

As of December 31, 2015, we had no deferred revenue. As of December 31, 2014, we had a remaining balance of $234,916 in deferred revenues included in current liabilities related to the sale of products undelivered at that date that was ultimately recognized in 2015.

Revenue Recognition

Our Company recognizes revenue from product sales when the product has been ordered by the customer, the selling price is fixed or determinable, the product is shipped to the customer, title has transferred and collectability is reasonably assured. During 2014, we generated revenues from an affiliate, Advanced Surgical Partners (“ASPASP”). Revenues generated from ASPASP resulted from NuGene providing plasma rich platelet and adipose derived stem cells for orthopedic and plastic surgery procedures to ASPASP.

F-24

Concentration of Revenues

During the year ended December 31, 2015, we derived 31.1% and 15.7% of our revenues from two wholesale distributors (ending balances in accounts receivable totaling $173,790 and $327,893, respectively). During the year ended December 31, 2014, we derived 66% or $481,000 of our revenues from ASPASP. Excluding sales to ASP, 51% of our revenues during the year ended December 31, 2014 were derived from a single wholesale distributor. Our distributors purchase products from us on a purchase order basis on standard terms. The distributors are under no obligation to continue to purchase our products. The loss of any of our major distributors, a material reduction in their purchases or the cancellation of product orders or unexpected returns of unsold products could significantly decrease our revenues and impede our future growth prospects. We do not have long-term purchase commitments with our distributors.

Cost of Goods Sold

Cost of goods sold include all of the costs to manufacture our Company’s products. For products manufactured in our Company’s own facilities, such costs include raw materials and supplies, direct labor and factory overhead. For products manufactured for our Company by third-party contractors, such cost represents the amounts invoiced by the contractors.

Royalty Expense

We recognize royalty expenses in accordance with the terms of our license agreement with a celebrity product endorser.

Royalties are expensed in the statements of operation in the period that the related revenues are recognized, in cost of goods sold.

Research and Development

Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed. Research and development consists of consulting fees, direct labor and raw materials associated with the development of new products to be commercialized by our Company. Research and development expenses totaled $350,669 and $65,830 in 2015 and 2014, respectively.

Allowance for Doubtful Accounts

Our Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our allowance for doubtful accounts was $177,140 and $3,000 at December 31, 2015 and 2014, respectively. Bad debt expense totaled $223,631 and $300, for the years ended December 31, 2015 and 2014, respectively.

Share Based Payments

We recognize equity–based compensation net of an estimated forfeiture rate and recognize compensation cost only for those shares expected to vest over the requisite service period of the award. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the accompanying statements of operations based on the fair values of the related payments. Such expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). We account for share–based payments granted to non–employees by calculating the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

F-25

Earnings per Share of Common Stock

We present both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is calculated by dividing the profit or loss attributable to our common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares (common stock equivalents or “CSE”).

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. We determined that as of December 31, 2015, no additional accrual for income taxes was necessary. The federal and state income tax returns of our Company are subject to examination by the IRS and state taxing authorities, generally for three years after filing.

Fair Value of Financial Instruments

We measure assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements. Fair value represents the estimated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs used in valuation techniques are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

- Level 1:	Quoted prices in active markets for identical instruments;
- Level 2:	Other significant observable inputs (including quoted prices in active markets for similar instruments);
- Level 3:	Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

The carrying values for cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities, and deferred revenue approximate their fair value due to their short maturities.

Recent Accounting Standards Updates

In February 2016, the FASB issued ASU No. 2016-02 - Leases (Topic 842): Simplifying the Measurement of Inventory (“Topic 842”). Topic 842 requires lessees to recognize a right-of-use asset and lease liability for virtually all of their leases. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense while finance leases will result in a front-loaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Topic 842 is effective for our Company on January 1, 2019 and includes interim periods within that year. Topic 842 will be applied using a modified retrospective transition, providing for certain practical expedients. Early application is permitted and our Company is currently evaluating the potential impact that adoption may have on its financial statements.

F-26

In July 2015, the FASB issued ASU No. 2015-11 - Inventory (Topic 330): Simplifying the Measurement of Inventory (“Topic 330”). Topic 330 requires measuring inventory at the lower of cost and net realizable value based on estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation (changed from the previous guidance of lower of cost or market). This update also clarified various other inventory measurement and disclosure requirements. The update does not apply to inventory measured using the LIFO or retail inventory methods. The guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and should be applied prospectively. Early application is permitted and our Company is currently evaluating the potential impact that adoption may have on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Our Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. Our Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	December 31, 2015	December 31, 2014
Raw materials	$72,287	$52,045
Finished goods	105,205	58,908
Total Inventories	$177,492	$110,953

F-27

NOTE 4 – INTANGIBLE ASSETS

Licensee Agreement

In November 2014, we entered into a License Agreement with kathy ireland Worldwide® ("kiWW®") under which we licensed the right to utilize the trademarks and rights to the name, likeness and visual representations of Kathy Ireland (“KI”) in connection with our cosmeceutical line of products. The initial term of the license is for eight years and it may be renewed at the option of our Company for up to an additional four years. In accordance with the License Agreement, we will pay 5% of the net sales for all licensed products sold and collected under the licensed marks or a minimum guaranteed royalty of $100,000 in year one, which includes the period from approximately November 4, 2014 through December 31, 2015 (“Contract Year 1”) of the License Agreement. The minimum guaranteed royalty increases $50,000 each year in years two through eight of the License Agreement. We recognized $100,000 in royalty fees during the year ended December 31, 2015.

Additionally, we are obligated to pay an annual Brand Participation Fee to kiWW® which provides for general advertising, good will and promotion of the KI brand. NuGene prepaid kiWW $350,000 effective upon execution of the License as a Brand Participation fee for Contract Year 1. Accordingly, we amortized this initial Brand Participation Fee over the 14-month period of Contract Year 1. The net carrying value of the Brand Participation Fee at December 31, 2014 was $300,000. The Brand Participation Fee for Contract Years 2 through 8 is $50,000 annually with an additional 1% of the total gross sales of Licensed Products of the prior year beginning in Contract Year 4.

SkinGuardian Intellectual Property

On March 17, 2015, we entered into an Intellectual Property Asset Purchase Agreement (“IP Agreement”) with an individual (“IP Seller”) to acquire all of the rights, title and interest in certain intellectual property connected with a product named SkinGuardian (“SGIP”). Upon the acquisition of SGIP, our Company issued 150,000 shares of restricted common stock (net, as amended) to the IP Seller valued at $150,000. The consideration paid for SGIP was expensed during the year ended December 31, 2015.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	December 31, 2015	December 31, 2014
Software / website development	$8,219	$2,139
Equipment	136,585	35,698
Leasehold improvements	104,166	24,092

Property and equipment, gross	248,970	61,929
Accumulated depreciation	(40,620)	(1,255)
Property and equipment, net	$208,350	$60,674

Depreciation expense for the years ended December 31, 2015 and 2014 was $39,365 and $1,255, respectively.

NOTE 6 – PROMISSORY NOTES PAYABLE AND ADVANCES

On September 25, 2015, we entered into a Securities Purchase Agreement and issued a 15% Promissory Note with the principal face value of $500,000 (the “15% Note”) to an accredited investor. Under the terms of the 15% Note, all principal and related accrued interest outstanding are due and payable to the noteholder upon the earlier of: (i) September 25, 2016; or (ii) within ten business days after the consummation of an equity or convertible debt financing with aggregate gross proceeds of at least $1,000,000.

F-28

Borrowings made pursuant to the 15% Note bear interest at the annual rate of 15% (or $75,000), irrespective of whether paid at or prior to September 25, 2016.  If any amount payable pursuant to the note payable is not paid when due (without regard to any applicable grace periods as set forth in the Note), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the rate of 15% from the date of such non-payment until such amount is paid in full. We have recognized $31,479 in interest expense through December 31, 2015 based on an estimated repayment date of May 15, 2016.

During November 2015, we issued a one year 10% promissory notes payable (the “10% Note”) to a purchaser for cash proceeds totaling $50,000. In the event that we secure any future financing with aggregate gross proceeds of at least $1 million while the 10% Note is outstanding, the 10% Note and all accrued interest therefrom will be immediately due and payable within ten business days of the closing of such financing. The holder may also convert any unpaid principal under the 10% Note into any funding instrument entered into by our Company for a period of 180 days after the date of the 10% Note. The full interest of 10% of the borrowings under the 10% Note ($5,000) is due irrespective of whether paid at maturity or when required to be prepaid. We have recognized $1,383 in interest expense through December 31, 2015 based on an estimated repayment date of May 15, 2016.

On November 30, 2015 and on three subsequent dates during December 2015, four individuals (the “Lenders”) provided an advance to the Company with a face value of $361,111 for cash proceeds totaling $322,500. The borrowings (the “2015 Advances”) were not accompanied by documentation due to the nature of the 2015 Advances. However, there were general discussions as to the repayment terms, the interest expected to be paid to the Lenders and additional equity of the Company to be issued to the Lenders in connection with the 2015 Advances. Accordingly, we have accounted for the 2015 Advances based on estimates of their final terms.

On December 11, 2015, we entered into a Securities Purchase Agreement and issued a 10% Convertible Promissory Note with the principal face value of $110,000 (the “10% 2015 Note”) to an accredited investor for cash proceeds of $87,500, net of issuance costs. Under the terms of the 10% 2015 Note, all principal and related accrued interest outstanding are due and payable to the noteholder upon the earlier of: (i) December 10, 2016; or (ii) in the event that the Company completes a financing or a series of financings, with the same or different investors, that in the aggregate result in gross proceeds to the Company of at least $3 million, then the Company is required to pre-pay and redeem the entire remaining outstanding principal amount plus Interest of this Note in cash, provided that (A) the Company shall pay the Holder one hundred twenty percent (120%) of the principal plus interest outstanding in repayment and (B) such amount must be paid in cash on the next Business Day after receipt of the gross proceeds.

While any amounts are outstanding under the 10% 2015 Note, such amounts outstanding are convertible into share of the Company’s Common Stock at the lesser of: 1) $0.90 per share and 2) 75% of the price per share of the Company’s Common Stock sold in a future financing with gross proceeds of at least $1 million, subject to adjustments as stated in the Note agreement.

In connection with the 10% 2015 Note, the Company also issued a five-year warrant to purchase up to 61,111 shares of its Common Stock to the holder. The exercise price of the warrant is $1.50 per share, subject to adjustments provided in the warrant agreement (but in no event at an exercise price below $0.50 per share). The consideration upon exercise may also be paid on a cashless basis.

The Company accounted for warrants to be issued in connection with the 2015 Advances under similar terms as the warrant granted for the 10% 2015 Note.

In connection with the warrants expected to be issued in connection with the 2015 Advances and the 10% 2015 Note, we have estimated a relative fair value of $138,333 using the Black-Scholes option pricing model based on the following weighted average assumptions:

Total 2015 Advances and 10% 2015 Note face value	$471,111
Warrants to be issued (55% of face value)	256,172
Term	5 years
Strike price	$1.50
Fair market value	$0.95
Expected volatility	128%
Risk-free interest rate	1.56%

As of December 31, 2015, we have amortized $15,259 of the warrant fair value to interest expense. We calculated an original issue discount of $51,111 on the borrowings ($5,578 of which was charged to interest expense through December 31, 2015) and we have recognized $2,190 of accrued interest through December 31, 2015 for the expected interest to be paid on the non-discounted face value of the borrowings.

	Company Proceeds	Carrying Value at December 31, 2015	Accrued Interest at December 31, 2015	Principal Value at Maturity

15% Note	$500,000	$500,000	$31,479	$500,000
10% Note	50,000	50,000	1,383	50,000
10% Note (2015)	87,500	62,949	548	110,000
Advances	322,500	229,555	1,642	351,111
	$960,000	$842,504	$35,052	$1,011,111

F-29

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

Our Company’s articles of incorporation authorize 25,000,000 shares of Preferred Stock with a par value of $0.0001. We designated 2,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock. The Series A Preferred Stock is convertible into common stock at a ratio of one to one. Additionally, as long as there are a minimum of 900,000 shares of Series A Preferred Stock outstanding, the holders of the Series A Preferred Stock have the right to elect a majority of our Company’s Board of Directors. Finally, in all manners brought to a vote of the shareholders, the holders of the Series A Preferred Stock have three votes to every one vote of common stock. As of December 31, 2015 and December 31, 2014, there were 1,917,720 shares of Series A Preferred Stock outstanding which were issued to the founders of NuGene, Ali and Saeed Kharazmi. Ali and Saeed Kharazmi each own 50% of the outstanding Series A Preferred Stock and are our Company’s Chief Executive Officer and Chairman of the Board, respectively.

Common Stock Split

We have 100,000,000 shares of common stock authorized with a par value of $0.0001. On December 26, 2014, our Board of Directors approved a 15.04 to one stock split (“Stock Split”) in the form of a stock dividend to holders of our common stock as of that date.   To effect that Board action, we delivered to each recipient of the stock dividend 14.04 additional shares of common stock for every share of common stock held. Unless otherwise noted, all share numbers shown in these condensed consolidated financial statements give effect to the Stock Split as approved by our Board of Directors.

Merger Agreement

On December 29, 2014, we completed a merger (the “Merger”) whereby NuGene, Inc. became a wholly owned subsidiary of our Company.  In connection with the merger, we entered into a Business Transfer and Indemnity Agreement with our former Chief Executive Officer and Director providing for:

1.	The transfer of our jewelry business operations existing on the date of the Indemnity Agreement;
2.	The assumption by our former CEO of all liabilities of our Company and her indemnification holding our Company harmless for all liabilities arising at or before December 29, 2014;
3.	The payment of $350,000 in cash to our former CEO; and
4.	The surrender by our former CEO of 15,000,000 shares (before giving effect to the Stock Split discussed below) (the "Indemnity Shares") of our Company’s common stock representing 95% of the then outstanding common stock (all of which shares have been cancelled by our Company and are now included in our Company’s pool of authorized but unissued shares).

At the time of the Merger, all of the issued and outstanding shares of NuGene, Inc. were exchanged (after giving effect to the Stock Split), for 26,052,760 shares of our common stock and 1,917,720 our Series A Preferred Stock. On December 29, 2014, we completed the sale of 2,000,000 shares of our common stock to 18 purchasers (“Stock Placement”) for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of $375,000 of outstanding promissory notes. Prior to the Merger, NuGene, Inc. received proceeds totaling $1,333 in exchange for 4,000,000 shares of its common stock from five persons and issued 1,500,000 shares of common stock, valued at $500, to a consultant for services rendered during the last quarter of 2014.

F-30

On March 31, 2015, we entered into a stock purchase agreement with a shareholder of our Company (the “Buyer”) resulting in the issuance of 50,000 shares of common stock to the Buyer for proceeds of $50,000. Under the agreement, we extended to the Buyer an option to purchase an additional 60,000 shares of common stock at $1 per share within 45 days of the Closing. On May 8, 2015, the Buyer exercised his option to purchase the remaining shares under the stock purchase agreement and accordingly, we issued the Buyer an additional 60,000 shares of our common stock for cash proceeds of $60,000. On April 20, 2015, our Company entered into a stock purchase agreement with an unaffiliated accredited investor for the sale of 27,273 shares of common stock at $1.10 per share, resulting in total cash proceeds of $30,000. On June 2, 2015, our Company entered into a stock purchase agreement with an unaffiliated accredited investor for the sale of 100,000 shares of common stock at $2.00 per share, resulting in total cash proceeds of $200,000.

Common Stock

As of December 31, 2015, our Company had entered into Advisory Agreements with members of its Advisory Board. The terms of the individual Advisory Agreements vary and provide for up to 50,000 initial sign-on shares vesting for a maximum of an 18-month period, and up to 50,000 shares of common stock per annum issued on the anniversary of the effective date of the agreement. Expenses for the issuance of common stock for services related to these share issuances was recognized over the service period in which the shares are earned or over the respective vesting period, as applicable, and was calculated based on the average closing price per share of our common stock, during the respective quarter, as quoted on the OTC Marketplace. Selling, general and administrative expenses (“SGA”) recognized in connection with the Advisory Agreements totaled $572,216 for the year ended December 31, 2015.

During 2015, offered positions on our Company’s Board of Directors to two individuals, although one of the offers was later rescinded. In addition to annual cash stipends of $30,000, the candidates were granted a total of 200,000 shares of our Company’s common stock vesting 25% on the third, sixth, ninth and twelfth month following the inception of the proposed Board service. SGA totaling $164,416 was recognized in connection with these shares over the service periods in which the shares were earned and was calculated based on the average closing price per share of our common stock, during the respective quarter, as quoted on the OTC Marketplace.

In February 2015, we entered into a six-month consulting agreement with an investor relations firm. In addition to a $27,000 retainer, the consulting agreement (as amended) called for the vesting of 110,000 shares of our common stock over the six-month term, issuable upon the conclusion of the agreement. On August 17, 2015, we issued the 110,000 shares of common stock owed to the investor relations firm. We recognized $167,092 of SGA in connection with the consulting agreement during the year ended December 31, 2015.

In March 2015, we purchased technology from an individual in exchange for 150,000 (as amended) shares of our common stock. The common stock was valued at the closing price per share of our common stock, on the date of issuance resulting in the recognition of $150,000 in SGA for the year ended December 31, 2015. During 2015, we issued 200,000 fully vested shares of our common stock to three consultants as compensation for services rendered. The common stock was valued at the closing price per share of our common stock, on the date of issuance, as quoted on the OTC Marketplace resulting in the recognition of $452,100 in stock based compensation for the year ended December 31, 2015.

Common Stock Options

On August 14, 2015, we granted an option to purchase up to 1,000,000 shares of our common stock to each of two employees. The options have a strike price of $1.50 per share, have a term of five years from the date of grant, vest evenly over 24 months and have a cashless exercise feature. The fair value of these options was estimated using the Black-Scholes option-pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 130%, risk-free interest rate 1.61% and expected life of 5 years. We recognized $483,719 of SGA as stock based compensation in connection with the vesting of the options during year ended December 31, 2015.

F-31

Common Stock Warrants

Our Company has issued warrants to purchase shares of our common stock to accredited investors and consultants as compensation for services rendered, as well as, in conjunction with the purchase of our common stock. A summary of the Company’s warrants activity and related information as of December 31, 2015 is provided below.

On August 14, 2015, we granted a five-year fully vested warrant to purchase up to 150,000 shares of our common stock to each of two consultants as compensation for financial services rendered. The warrants have a strike price of $2.00 per share and have a cashless exercise feature. The fair value of the warrants was estimated to be $377,327 using the Black-Scholes option-pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 130%, risk-free interest rate 1.61%, and expected life of 5 years and is included in SGA as stock based compensation in the accompanying statement of operations.

On August 14, 2015, we granted a three-year fully vested warrant to purchase up to 50,000 shares of our common stock to a former consultant of our Company in satisfaction of amounts previously owed to him. The warrant has a strike price of $1.50 per share and has a cashless exercise feature. The fair value of the warrants was estimated to be $55,821 using the Black-Scholes option-pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 130%, risk-free interest rate 1.08%, and expected life of 3 years and is included in SGA as stock based compensation in the accompanying statement of operations.

On December 11, 2015, we entered into a service agreement (the “SA”) with KBHJJ, LLC (“KBHJJ”). KBHJJ will provide media awareness services to the Company over the five-year life of the SA. In consideration for these services, our Company agreed to compensate KBHJJ as follows:

·	The grant of a two-year warrant to purchase up to 1,350,000 shares at an exercise price of $0.001 per share of the Company’s Common Stock vested as follows: 450,000 shares upon execution of the agreement; 450,000 shares upon the six-month anniversary of the SA; and 450,000 shares upon the one-year anniversary of the SA, contingent upon the completion of certain conditions.
·	Payment of $50,000 upon execution of the SA.
·	Payment of $50,000 due January 4, 2016.
·	Up to 500,000 shares of the Company’s Common Stock that can be earned over the first 18 months of the SA, contingent on hitting benchmarks defined in the SA.

We recognized $567,000 of SGA as stock based compensation in connection with the SA in the accompanying statement of operations in the year ended December 31, 2015.

We have a warrant outstanding held by an investor to purchase up to 500,000 shares of our common stock at a price of $2.50 per share through December 26, 2020, exercisable beginning on December 26, 2015. Any shares acquired thereunder upon exercise may not be sold until June 26, 2016.

F-32

Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable
$0.001	1,350,000	1.97	450,000
$1.5	306,172	4.61	306,172
$2	300,000	4.88	300,000
$2.5	500,000	5.25	-
	2,456,172		1,056,172

NOTE 8 – RELATED PARTY TRANSACTIONS

The following individuals and entities have been identified as related parties based on their affiliation with our CEO and Chairman of the Board:

Ali Kharazmi	Chief Executive Officer, President, Board Member and greater than 10% shareholder
Saeed Kharazmi	Chairman of the Board, Acting Chief Financial Officer and greater than 10% shareholder
Genetics Institute of Anti-Aging	Company with common ownership and management
Applied M.A.K. Enterprises, Inc. (“MAK”)	Company with common ownership and management
Advanced Surgical Partners, LLC (“ASP”)	Company with common ownership and management
Center for Weight Management & Plastic Surgery (“CWM”)	Company with common ownership and management
Center for Regenerative Science, LLC	Company with common ownership and management

The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

	December 31, 2015	December 31, 2014
ASP	$70,890	$45,000
MAK	-	40,084
CWM	34,000	-
Ali Kharazmi	25,641	37,000
Saeed Kharazmi	2,405	-
Less amounts advanced to ASP and repaid in January 2016	(95,000)	-
Accounts payable - related parties	$37,936	$122,084

The amount owed to ASP at December 31, 2015 of $70,890 relates to legal and administrative services provided by ASP employees to our Company. Our Company temporarily advanced $95,000 to ASP prior to December 31, 2015 and was repaid in full prior to January 5, 2016. Prior to December 31, 2014, all managerial, legal and administrative services were provided to our Company by related parties, free of charge. The amount owed to CWM relates to medical procedures provided to NuGene consultants as compensation for advertising and marketing services provided to NuGene. The amount owed to Ali Kharazmi and all amounts outstanding at December 31, 2015 and December 31, 2014 represent advances that bore no interest and were due on demand or expense reimbursements incurred in the ordinary course of business. The amounts owed to Saeed Kharazmi at December 31, 2015 related to expense reimbursements incurred in the ordinary course of business.

F-33

For the year ended December 31, 2014, our Company recognized revenues from ASP in the amount of approximately $481,000. We had no revenues from ASP during the year ended December 31, 2015. Beginning on December 1, 2014, our Company sublet office space from ASP. Prior to December 1, 2014, our Company utilized corporate office space at ASP, free of charge. Messrs. Ali and Saeed Kharazmi, our CEO and our Acting CFO, respectively, have been foregoing salaries since NuGene, Inc. was incorporated in 2006.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Commitments

We sub-lease our sole corporate facilities at 17912 Cowan, Suite A, Irvine, California, 92614 from ASP, an affiliate of our Company, for approximately $16,637 per month (including common area maintenance), consistent with the amount that is charged to ASP by the property owner. On February 5, 2015, ASP entered into a new five-year lease for the property with the owner beginning July 1, 2015 and subsequently amended to begin June 1, 2015. The lease was subsequently amended to increase the square footage under lease beginning in January 2016. The lease includes annual increases in the monthly lease payments of approximately 3% each year.

At December 31, 2015, aggregate future minimum payments under the lease, including common area maintenance costs, are as follows:

2016	$193,285
2017	198,935
2018	204,585
2019	210,234
2020	106,530
Total	$913,569

During the years ended December 31, 2015 and 2014, we incurred rent expense totaling $167,454 and $31,314, respectively.

Legal Proceedings

On July 10, 2015 Stemage Skin Care, LLC (the “Plaintiff”) filed a complaint in the U.S. District Court for the Central District of California entitled “Stemage Skin Care LLC, a North Carolina limited liability company vs. NuGene International, Inc. et al.” (Civil Action No.8:15-cv-01078-AG-JCG). The complaint also names as defendants NuGene, Inc., Ali Kharazmi, Saeed Kharazmi, Kathy Ireland Worldwide, Stephen Roseberry, Steve Rosenblum and Erik Sterling. The complaint contains allegations of damage asserted to be grounded on: (i) copyright infringement; (ii) interference with contract; (iii) intentional interference with prospective economic advantage; (iv) negligent interference with prospective economic advantage; and (v) conspiracy. The complaint allegedly arises out of an August 20, 2012 agreement among the Plaintiff and kathy ireland inc. ("KI") pursuant to which KI made Kathy Ireland available to perform “Ambassador Services" as defined within that agreement. That agreement effectively terminated in October 2014 and is the subject of a separate arbitration with KI and Kathy Ireland before the American Arbitration Association. We filed a response denying all claims and based on our review of the matter, we believe that the complaint is without merit. These proceedings are at an early stage of discovery and of motions and no assurance of outcome currently can be given.

F-34

On July 31, 2015 Star Health & Beauty, LLC (“SH&B”) filed a complaint in the U.S. District Court for the Northern District of Georgia entitled “Star Health & Beauty, LLC vs. NuGene, Inc. and NuGene International, Inc. Defendants” (Case No. 1:15-cv-02634-CAP). The complaint alleges that our use of the NUGENE name and trademark infringes on SH&B’s NUGEN name. SH&B seeks cancelation of our NUGENE trademark, as well as unspecified monetary damages. We are in the process of early discovery to assist us in evaluating the merits of this lawsuit and intend to defend our intellectual property rights vigorously. As this matter is at an early stage, no assurance of outcome currently can be given.

In October 2015, NSE Products, Inc., (“NSE”) a Delaware corporation based in Provo, Utah, initiated actions in the US Patent and Trademark Office contesting several of the Company's trademark registrations and applications. These actions, including Oppositions to trademark applications and Petitions to Revoke registered marks, rely on assertions made by NSE regarding the purported likelihood of confusion and dilution of NSE's trademarks that include the words NU SKIN. The Company is defending its registered marks and pending applications against these actions.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome (including any for the actions described above), whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events.

Other than that described above, we are not currently a party to any other material legal proceedings. We are not aware of any pending or threatened litigation against us that in our view would have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to December 31, 2015 and through the date of these financial statements, our Company suffered continued losses from operations with accompanying lack of liquidity. In order to fund operations on a temporary basis while our Company attempted to procure a more permanent form of financing, our Chief Executive Officer arranged for our bank to cover amounts overdrawn on our bank accounts up to $60,000 (the “Temporary Financing”). The Temporary Financing is personally guaranteed by our Chief Executive Officer until such time as all amounts advanced are repaid to the bank. Our Company’s officers have also personally advanced our Company over $57,700 in funding through the date of this Annual Report.

F-35

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NuGene International, Inc

We have audited the accompanying consolidated balance sheets of NuGene International, Inc and subsidiaries (“the Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NuGene International, Inc and subsidiaries as of December 31, 2014 and 2013, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

March 30, 2015

F-36

NUGENE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$1,344,737	$14,301
Accounts receivable, net	15,567	7,252
Inventories	110,953	-
Brand participation fee, net	300,000	-
Other assets	15,520	-
Total current assets	1,786,777	21,553
Property and equipment, net	60,674	-
Security deposits	12,800	-

Total assets	$1,860,251	$21,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$135,563	$1,250
Accounts payable - related parties	122,084	-
Deferred revenues	234,916	-
Total current liabilities	492,563	1,250
Total liabilities	492,563	1,250

Commitments

Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; 1,917,720 and 0 shares issued and outstanding at December 31, 2014 and 2013, respectively	192	-

Common stock, $0.0001 par value; 100,000,000 shares authorized; 39,197,400 and 20,552,760 shares issued and outstanding at December 31, 2014 and 2013, respectively	3,920	2,055
Additional paid-in capital	2,713,016	1,054,907
Accumulated deficit	(1,349,440)	(1,036,659)

Total stockholders’ equity	1,367,688	20,303

Total liabilities and stockholders’ equity	$1,860,251	$21,553

The accompanying notes are an integral part of these financial statements.

F-37

NUGENE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2014	2013

Sales	$723,438	$155,197

Cost of goods sold	293,162	137,243

Gross profit	430,276	17,954

Operating expenses:
Wages and professional fees	167,927	-
Research and development	65,830	2,370
General and administrative	509,300	8,571
Total operating expenses	743,057	10,941

Net (loss) / income	$(312,781)	$7,013

Weighted average number of common shares outstanding - basic and diluted	20,865,881	20,552,760

Net loss per share - basic and diluted	$(0.01)	$0.00

The accompanying notes are an integral part of these financial statements.

F-38

NUGENE INTERNATIONAL, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

For the years ended December 31, 2014 and 2013

	Preferred Stock		Common Stock		Additional	Treasury	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Stock	Deficit	Equity

Balance, January 1, 2013	-	$-	20,552,760	$2,055	$1,054,907	$-	$(1,043,672)	$13,290
Net income	-	-	-	-	-	-	7,013	7,013

Balance, December 31, 2013	-	-	20,552,760	2,055	1,054,907	-	(1,036,659)	20,303
Issuance of common stock	-	-	4,000,000	400	933		-	1,333

Stock based compensation	-	-	1,500,000	150	8,683	-	-	8,833
Issuance of common stock resulting from debt conversion	-	-	375,000	38	374,962	-	-	375,000
Issuance of common stock in private placement	-	-	1,625,000	163	1,624,837	-	-	1,625,000
Recapitalization	1,917,720	192	11,144,640	1,114	(1,306)	-	-	-
Treasury stock acquired	-	-	-	-	-	(350,000)	-	(350,000)
Cancellation of treasury stock	-	-	-	-	(350,000)	350,000	-	-
Net loss	-	-	-	-	-	-	(312,781)	(312,781)

Balance, December 31, 2014	1,917,720	$192	39,197,400	$3,920	$2,713,016	$-	$(1,349,440)	$1,367,688

The accompanying notes are an integral part of these financial statements.

F-39

NUGENE INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2014	2013
Cash flows from operating activities
Net (loss) / income	$(312,781)	$7,013

Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Acquisition of treasury stock	(350,000)	-
Bad debt expense	3,000	-
Depreciation and amortization	51,255
Stock based compensation	8,833	-
Changes in operating assets and liabilities
Accounts receivable	(11,315)	(7,252)
Inventories	(110,953)	-
Prepaid expenses	(3,500)	-
Other current assets	(12,020)	-
Accounts payable and accrued liabilities	134,312	1,250
Accounts payable - related parties	122,085	-
Deferred revenue	234,916	-

Net cash (used in) provided by operating activities	(246,168)	1,011

Cash flows from investing activities
Deposits	(12,800)	-
Brand participation fee	(350,000)	-
Purchase of property and equipment	(61,929)	-

Net cash used in investing activities	(424,729)	-

Cash flows from financing activities
Proceeds from issuance of common stock	1,626,333	-
Proceeds from issuance of convertible debt	375,000	-

Net cash provided by investing activities	2,001,333	-
Net change in cash	1,330,436	1,011
Cash, beginning of year	14,301	13,290
Cash, end of year	$1,344,737	$14,301

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-40

NUGENE INTERNATIONAL, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period ended December 31, 2014

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

NuGene International, Inc. (the “Company” or “NuGene Int’l”) was incorporated in the State of Nevada on October 31, 2013 under the name “Bling Marketing, Inc.” Until December 29, 2014, we were a wholesaler of jewelry, principally earrings, rings and pendants (“BMI Business”).   On December 26, 2014 we entered into an Agreement and Plan of Merger (“Merger Agreement”) with NuGene Inc., a California corporation (“NuGene”), and on December 29, 2014 (the “Closing Date”) we filed a certificate of merger in the State of California whereby our subsidiary, NG Acquisition Inc. merged with NuGene. As a result, NuGene, which is the surviving entity, became our wholly owned subsidiary.  The transaction contemplated under the Merger Agreement is deemed to be a reverse merger, whereby the Company (the legal acquirer) is considered the accounting acquiree and NuGene (the legal acquiree) is considered the accounting acquirer. On January 22, 2015 we changed our name to NuGene International, Inc., effected a 15.04 to one stock split (“Stock Split”) and changed our trading symbol from BLMK to NUGN. All amounts shown for common stock and additional paid in capital included in these financial statements are presented post Stock Split.

On January 20, 2015, we formed NuGene BioPharma, Inc (“BioPharma”), a wholly-owned subsidiary, in the state of California. BioPharma’s primary focus will be on stem cell derived treatments that may require FDA approval. The Company owns 100% of the issued and outstanding capital stock of NuGene and BioPharma.

NuGene, our wholly owned subsidiary, was incorporated in the state of California in December 2006. We have since developed our initial line of cosmeceutical products based on adipose derived stem cells (undifferentiated cells found throughout the body that multiply by cell division to replenish dying cells and regenerate tissues) as the foundation of the formulation for our products. The Company has developed the ability to culture adult human stem cells to render human conditioned stem cell media at a proprietary concentration which is the primary ingredient in the NuGene line of cosmeceuticals. We currently have branded this advanced skin care line solely under the NuGene name (the “NuGene Line”).

During 2014, we focused our efforts on transitioning to a cosmeceutical skincare business for mass distribution. With this transition and expanded attention to our consumer products we sought to develop our marketing plan and distribution channels.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The accompanying consolidated financial statements reflect the accounts of NuGene International, Inc. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

F-41

Use of Estimates

Conformity with Generally Accepted Accounting Principles (“GAAP”) requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including, but not limited to, those related to revenue recognition, collectability of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, excess and obsolete inventory, deferred tax asset valuation and income taxes. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential of business failure.

Cash and cash equivalents

Cash and cash equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000.

Inventories

The Company’s skincare inventories consist of raw materials and finished goods and are valued at the lower of cost (first-in, first-out) or net realizable value. The Company evaluates its inventory for excess and obsolescence on a regular basis. To determine if the cost of the Company's inventory should be written down, current and anticipated demand, customer preferences and age of the merchandise are considered. For the years ending December 31, 2014 and 2013 the Company did not recognize any charges to expense associated with excess and obsolete inventory cost adjustments.

Property, Plant and Equipment

Property and equipment consist of office furniture, computer equipment, laboratory equipment and improvements made to our leased office and are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the three year useful life of the assets or the remaining term of the lease. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Intangible Assets

Identifiable intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually, or more frequently if circumstances indicate a possible impairment may exist. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives, generally on a straight-line basis, and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Website Development

Under Accounting Standards Codification (“ASC”) 350-50 – Intangibles – Goodwill and Other – Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company’s website development are expensed as incurred through research and development. The Company accounts for the development of its website by expensing all costs associated with the planning of the website as incurred and capitalizing the costs to develop the website. Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and tested for impairment annually.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Deferred Revenue

As of December 31, 2014, we recorded $234,916 in deferred revenues under current liabilities related to the sale of products undelivered as of year-end. Deferred revenues will be recognized as sales in 2015.

Revenue Recognition

In addition to revenues recognized through the sale of our NuGene Line of skin care products, we generated revenues from an affiliate, Advanced Surgical Partners (“ASP”) which is also owned by our CEO and Chairman of the Board, Messrs. M. Ali and M. Saeed Kharazmi, respectively. Revenues generated from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these services to ASP as we transitioned into the cosmeceutical side of NuGene and expect to minimize these services to ASP in early 2015.

In accordance with ASC 605 - Revenue Recognition, the Company recognizes revenue from product sales when the product has been ordered by the customer, the selling price is fixed or determinable, the product is shipped to the customer, title has transferred and collectability is reasonably assured.

Concentration of Revenues

For the period ending December 31, 2014 and 2013, the Company recognized revenues from ASP in the amount of approximately $481,000 and $135,000 or 66% and 87% of total revenues, respectively. We provided these services to ASP as we transitioned into the cosmeceutical side of NuGene and expect to minimize these services to ASP in early 2015.

Excluding sales to ASP, 51% of our revenues during the year ended December 31, 2014 were derived from a single wholesale distributor. We do not have long-term purchase commitments from this wholesaler. This distributor purchases products from us on a purchase order basis on its standard terms. The distributor is under no obligation to continue to purchase our products. The loss of the wholesaler, a material reduction in its purchases or the cancellation of product orders or unexpected returns of unsold products could decrease our revenues and impede our future growth prospects.

Cost of Sales

Cost of sales includes all of the costs to manufacture the Company’s products. For products manufactured in the Company’s own facilities, such costs include raw materials and supplies, direct labor and factory overhead. For products manufactured for the Company by third-party contractors, such cost represents the amounts invoiced by the contractors.

Royalty Expense

The Company recognizes royalty expenses according to its license agreement. The licensee will pay the licensor up to 5% of net sales or a minimum guaranteed royalty of $100,000 beginning in year one and increasing in annual increments of $50,000 for the first eight years of the contract. Royalties are expensed in the statements of operation in the period that the related revenues are recognized, in cost of goods sold.

Research and Development

Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed. Research and development consists of website development expenses.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our allowance for doubtful accounts was $3,000 and $0 at December 31, 2014 and 2013, respectively.

F-42

Share Based Payments

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 - Share-based payments. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505 - Equity Based Payments to Non–Employees. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Earnings Per Share of Common Stock

The Company computes earnings per share in accordance with ASC 260 - Earnings Per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, such as stock issuable pursuant to the exercise of stock warrants or the conversion of preferred stock into common stock.

Common stock equivalents totaling, 2,417,720 on December 31, 2014 were not included in the computation of diluted earnings per share in 2014 on the consolidated statement of operations due to the fact that the Company reported a net loss in 2014 and to do so would be anti-dilutive.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740 - Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Management evaluates its tax positions on an annual basis and has determined that as of December 31, 2014 no additional accrual for income taxes is necessary. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1:	Quoted prices in active markets for identical instruments;
- Level 2:	Other significant observable inputs (including quoted prices in active markets for similar instruments);
- Level 3:	Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

The carrying values for cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities, and deferred revenue approximate their fair value due to their short maturities.

Recent Accounting Standards Updates

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in ASC Topic 275 Risks and Uncertainties, is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014, with early adoption permitted. The Company has elected to early adopt these amendments and accordingly has not labeled the financial statements as those of a development stage entity and has not presented inception-to-date information on the respective financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	December 31,
	2014	2013
Raw materials	$52,045	$-
Finished goods	58,908	-
Total Inventories	$110,953	$-

NOTE 4 – INTANGIBLE ASSETS

Licensee Agreement

In November 2014 we entered into a License Agreement with kathy ireland Worldwide® ("kiWW®") whereby we licensed the right to utilize the trademarks and rights to the name, likeness and visual representations of Kathy Ireland in connection with our cosmeceutical line of products containing adult human adipose stem cell derived or containing biologically active or biologically derived ingredients. The initial term of the license is for eight years and it may be renewed for up to an additional four years.

In accordance with the License Agreement, we will pay 5% of the net sales for all licensed products sold and collected under the licensed marks or a minimum guaranteed royalty of $100,000 in year one of the License Agreement. The minimum guaranteed royalty increases $50,000 each year in years two through eight of the License Agreement.

F-43

Additionally, we are obligated to pay an annual Brand Participation Fee to kiWW® which provides for general advertising, good will and promotion of the overall kathy ireland brand. NuGene paid kiWW $350,000 effective upon execution of the License as a Brand Participation fee for Contract Year 1. The Brand Participation Fee for Contract Years 2 through 8 is $50,000 annually with an additional 1% of the total gross sales of Licensed Products of the prior year beginning in Contract Year 4. The net carrying value of the Brand Participation Fee at December 31, 2014 was $300,000, net of amortization expense of $50,000.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	December 31,
	2014	2013
Software	$2,139	$-
Equipment	35,698	-
Leasehold improvements	24,092	-

Property and equipment, gross	61,929	-
Accumulated depreciation	(1,255)	-
Property and equipment, net	$60,674	$-

Depreciation expense for the year ended December 31, 2014 was $1,255.

NOTE 6 – STOCKHOLDERS’ EQUITY

Merger Agreement

On December 26, 2014 we entered into a Merger Agreement with NuGene and on December 29, 2014 (the “Closing Date”) we filed a certificate of merger in the State of California whereby our subsidiary, NG Acquisition Inc. merged with NuGene. As a result, NuGene, which is the surviving entity, became our wholly owned subsidiary.

In connection with the Merger Agreement, we entered into a Business Transfer and Indemnity Agreement dated December 29, 2014 (the “Indemnity Agreement”) with our former Chief Executive Officer and Director, Dena Kurland providing for:

1.	The transfer of our jewelry business operations existing on the date of the Indemnity Agreement;
2.	The assumption by Ms. Kurland of all liabilities of our Company and the indemnification by Ms. Kurland holding our Company harmless for any and all liabilities arising at or before the date of the Indemnity Agreement;
3.	The payment by NuGene to Ms. Kurland of $350,000 in cash; and
4.	The surrender by Ms. Kurland of 15,000,000 shares (before giving effect to the Stock Split discussed below) (the "Indemnity Shares") of our Company’s common stock representing 95% of the then outstanding common stock (all of which shares have been cancelled by the Company and are now included in the Company’s pool of authorized but unissued shares.).

In conjunction with the Merger Agreement, all of the issued and outstanding shares of NuGene at December 29, 2014 were exchanged for 26,052,760 shares of NuGene Int’l common stock and 1,917,720 NuGene Int’l Series A Preferred Stock.

Common Stock

On December 23, 2014, we amended our articles of incorporation to provide for the authorization of 100,000,000 shares of Company common stock with a par value of $0.0001.

On December 26, 2014 our board of directors approved a 15.04 to one stock split (“Stock Split”) in the form of a stock dividend to holders of our common stock as of that date.   To effect that board actions, each recipient of the stock dividend would receive 14.04 additional shares of common stock for every share of common stock held. Unless otherwise noted, all share numbers shown in these consolidated financial statements reflect the effects of the Stock Split as approved by our board of directors.

On December 29, 2014 we completed the sale of 2,000,000 shares of our common stock to 18 purchasers (“Stock Placement”) for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of $375,000 of NuGene promissory notes. Stock Placement proceeds totaling $350,000 were used as payment to Ms. Kurland in accordance with the Indemnity Agreement and $75,000 were used as repayment of a short term loan associated with the license with kathy ireland Worldwide, Inc. The remaining proceeds of approximately $1.2 million will be used to continue funding our operations and grow our product line.

Prior to the Merger Agreement, NuGene received proceeds totaling $1,333 for the purchase of 4,000,000 shares of common stock from 5 investors and issued 1,500,000 shares of common stock, valued at $500, to a consultant for services rendered. As noted above, these shares were exchanged for shares of the Company in conjunction with the Merger Agreement.

Preferred Stock

On December 23, 2014, we amended our articles of incorporation to provide for the authorization of 25,000,000 shares of Preferred Stock with a par value of $0.0001. We designated 2,000,000 shares of Preferred Stock as “Series A Convertible Preferred Stock.” The Series A Preferred Stock is (i) initially convertible into common stock at a ratio of one to one, (ii) as long as there are a minimum of 900,000 shares of Series A Preferred Stock outstanding, the holders of the Series A Preferred Stock have the right to elect a majority of the board of directors and (iii) the holders of the Series A Preferred Stock, generally voting as a class with the holders of common stock, have three times the number of votes available for every vote of available common stock. As of December 31, 2014, we had 1,917,720 shares of Series A Preferred Stock outstanding which were issued to the founders of NuGene, Messrs. M. Ali and M. Saeed Kharazmi, in conjunction with the Merger Agreement. M. Ali and M. Saeed Kharazmi each own 50% of the outstanding Series A Preferred Stock and are the Company’s Chief Executive Officer and Chairman of the Board, respectively.

Warrants

At the time of the merger, an outstanding warrant to acquire shares of NuGene Inc. was exchanged for a warrant of Bling Marketing Inc. The warrant on its issuance, after giving effect to the Stock Split, evidenced the right of the holder to acquire up to 500,000 shares of common stock of the Company, had a strike price of $2.50 per share, was not exercisable for 12 months (the "Initial Exercise Date"), and any shares acquired thereunder upon exercise thereafter would be locked up and could not be sold for six months following the Initial Exercise Date. The warrant was issued to an entity that is not directly or indirectly an affiliate of either NuGene or of the Company.

NOTE 7 – CONVERTIBLE PROMISSORY NOTES

During the fourth quarter of 2014, we entered into three convertible promissory notes (the “Notes”) totaling $375,000. Proceeds from the Notes were used primarily to pay for the Brand Participation Fee discussed in Note 4. The Notes were converted into 375,000 shares of Company common stock in conjunction with the Stock Placement discussed in Note 6.

NOTE 8 – INCOME TAXES

Prior to the Merger Agreement, NuGene had elected to be treated as a "sub-chapter S corporation". Under the Internal Revenue Code NuGene paid no federal taxes and generally paid a state of California income tax of about 1.5% of taxable income. NuGene terminated their sub-chapter S election in December 2014 and accordingly is now subject to taxation as a C corporation.

F-44

The provision (benefit) for income taxes for the years ended December 31, 2014 and 2013 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

	December 31,
Deferred tax assets:	2014	2013
Net operating loss before non-deductible items	$(312,781)	$-
Tax rate	34%	34%
Total deferred tax assets	106,345	-
Less: Valuation allowance	(106,345)	-

Net deferred tax assets	$-	$-

The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. As of December 31, 2014, the Company had approximately $459,550 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2033.

NOTE 9 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial and operating decisions.

A related party transaction is considered to be a transfer of resources or obligations between related parties, regardless of whether or not a price is charged.

The following entities have been identified as related parties:

Ali Kharazmi	Chief Executive Officer, President, Board Member and greater than 10% shareholder
Mohammed Kharazmi	Chairman of the Board, Acting Chief Financial Officer and greater than 10% shareholder
H&K Global Enterprises, Inc	Company with common ownership and management
Genetics Institute of Anti Aging	Company with common ownership and management
Applied M.A.K. Enterprises, Inc (“MAK”)	Company with common ownership and management
Advanced Surgical Partners, LLC (“ASP”)	Company with common ownership and management
Center for Weight Management	Company with common ownership and management
Center for Regenerative Science, Inc	Company with common ownership and management

The following material related party transactions have taken place during the year:

	December 31,
	2014	2013
ASP	$45,000	$-
MAK	40,084	-
Ali Kharazmi	37,000	-
Accounts payable - Related Parties	$122,084	$-

From time to time, the Company is loaned funds from its various related parties for working capital purposes. These advances bear no interest and are due on demand. The total amounts loaned by ASP and MAK and $25,000 of the amount loaned by Ali Kharazmi have been paid back as of March 28, 2015.

	Year ended December 31,
	2014	2013
ASP	$481,000	$135,000
Related Party Sales included in Total Sales	$481,000	$135,000

As discussed previously, revenues generated from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these services to ASP as we transitioned into the cosmeceutical side of NuGene and expect to minimize these services to ASP in early 2015. The transactions are on terms no more favorable than between two parties at an arm’s length.

The Company subleases office space from ASP as discussed further in Note 10.

The Company does not have employment contracts with its two key employees, the controlling shareholders, who are officers and directors of the Company.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

We entered into a sub-lease of our corporate offices in Orange County, California, on December 1, 2014. The property consists of approximately 11,000 square feet of office, manufacturing and assembly space. After completing various leasehold improvements, we moved in to the property in early March 2015. We currently sublease the property from ASP, an affiliate of the Company, for $12,000 per month, consistent with the amount that is charged to ASP by the landlord. Effective February 5, 2015, ASP entered into a new five year lease for the property beginning July 1, 2015. The lease calls for a base rent of $9,968 per month plus payment of approximately $2,000 per month for common area maintenance. The lease includes annual increases in the monthly lease payments of approximately 3% each year.

F-45

Effective December 1, 2014, the Company entered into three consulting agreements. The terms of each agreement is 36 months. Each consultant is entitled to base compensation of $3,000 per month and 33,333 shares of restricted shares of common stock per annum, issued on the anniversary of the effective date of the agreement.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events.

We are not currently a party to any material legal proceedings. We are not aware of any pending or threatened litigation against us that in our view would have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

NOTE 11 – SUBSEQUENT EVENTS

On January 20, 2015, the Company established a wholly owned operating subsidiary called NuGene BioPharma, Inc, which will primarily focus on stem cell derived treatments that may require FDA approval.

On February 5, 2015 the Company amended its office sublease effective July 1, 2015, to a five year term ending June 30, 2020, with base rental per month of $9,968.

On March 17, 2015, BioPharma entered into an Intellectual Property Asset Purchase Agreement (“IP Agreement”) with Dr. H.R. Christopher O'Brien, PharmD, an individual, thereby acquiring all of the rights, title and interest in and to SkinGuardian, an FDA-approved (monographed) skin protectant, antiseptic, and moisturizing lotion, including but not limited to (i) Patent (Pub. No.: US 2009/0105195), (ii) the Trademark (Registration No.: 85082446); (iii) all formulae and derivatives; (iv) FSA work product, clinical trial data, etc.; (v) the goodwill; and (vi) any and all other rights, title, and interest in and to the SkinGuardian™ product (collectively, the “Intellectual Property”) and Intellectual Property Rights, free and clear of any liabilities, claims, liens or encumbrances.

As consideration for the purchase of the Intellectual Property, including the tangible and intangible assets primarily used or associated with the Intellectual Property, the Company has agreed to issue 250,000 shares of common stock to Mr. O’Brien. The common stock is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and includes a lock-up agreement whereby those shares may not be sold for a period of 18 months following the closing of the IP Agreement.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

F-46

______________ Units Consisting of

_____________ Shares of
Common Stock and

Warrants to Purchase _____________ Shares of Common Stock

PROSPECTUS

Joseph Gunnar & Co.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. Except for the SEC registration fee, all amounts are estimates.

Description	Amount
SEC registration fee	$
FINRA filing fee		*
NASDQ listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*
Total expenses	$	*

*

To be filed by amendment.

Item 14.	Indemnification of Directors and Officers.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense. Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that the indemnification provided for by Section 78.7502 does not exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action) and that the indemnification shall continue for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation has the power to indemnify him or her against such liabilities or expenses. We maintain a customary directors’ and officers’ liability insurance policy.

Our Amended and Restated Articles of Incorporation provide for indemnification of our directors and officers, substantially identical in scope to that permitted under applicable Nevada law. Our Amended and Restated Articles of Incorporation provide, compliant with Subsection 2 of Section 78.751, that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by applicable Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us.

Item 15.	Recent Sales of Unregistered Securities.

In December, 2014 we issued securities in connection with the merger transaction described above in the Overview Section of Management’s Discussion and Analysis of Financial Conditions and Results.

On December 29, 2014, we completed the sale of 2,000,000 shares of our common stock to 18 purchasers for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of promissory notes in the principal amount of $375,000.

On August 14, 2015, we granted an option to purchase up to 1,000,000 shares of our common stock to each of two employees.

On September 25, 2015, we entered into a Securities Purchase Agreement and issued a 15% Promissory Note with the principal face value of $500,000 (the “15% Note”) to an accredited investor. Under the terms of the 15% Note, all principal and related accrued interest outstanding are due and payable to the noteholder upon the earlier of: (i) September 25, 2016; or (ii) within ten business days after the consummation of an equity or convertible debt financing with aggregate gross proceeds of at least $1,000,000.

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In November 2015, the Company entered into a consulting agreement with a third party for consulting services over six months. The Company agreed to pay the consultant 90,000 in shares of the Company’s restricted stock, which were issued over six months. The Company issued 30,000 shares of restricted stock in February 2016, and the remaining 60,000 shares were issued in June 2016.

During November 2015, we issued a one year 10% promissory notes payable (the “10% Note”) to a purchaser for cash proceeds totaling $50,000. In the event that we secure any future financing with aggregate gross proceeds of at least $1 million while the 10% Note is outstanding, the 10% Note and all accrued interest therefrom will be immediately due and payable within ten business days of the closing of such financing. The holder may also convert any unpaid principal under the 10% Note into any funding instrument entered into by our Company for a period of 180 days after the date of the 10% Note. The full interest of 10% of the borrowings under the 10% Note ($5,000) is due irrespective of whether paid at maturity or when required to be prepaid.

On November 30, 2015 and on four subsequent dates during December 2015, four accredited investors (the “Lenders”) advanced a total of $410,000 to the Company. The borrowings (“Advances”) were not accompanied by documentation of the terms of the Advances. However, there were various discussions as to the repayment terms, the interest expected to be paid to the Lenders and additional equity of our Company to be issued to the Lenders in connection with the Advances.

On March 17, 2016, we entered into a consulting agreement for services over one year. In connection with the agreement, we granted the consultant 200,000 shares of our fully vested common stock as consideration for the consultant’s services.

On March 30, 2016, an accredited investor advanced our Company $244,975. The advance was undocumented. The advance was subsequently documented on April 4, 2016 in the form of our $275,000 promissory note. We also issued 50,000 shares of our common stock to the investor. The note bears interest at rate of 8% per annum and is convertible into shares of our common stock at the rate of $0.70 per share.

On April 4, 2016, we issued our promissory note in the amount of $575,000 to an accredited investor in exchange for an aggregate purchase price of $575,000. The terms of the Note call for an interest rate of 15%, due one year from the date of issuance, though all accrued and unpaid interest and all other amounts payable under the Note are due to the investor within ten (10) business days after the closing by the Company of an equity or convertible debt financing in one or more series of transactions, with aggregate gross proceeds of at least $1 million.

In April, 2016, the Company entered into a consulting agreement with a third party for consulting services over a year. The 200,000 shares of restricted stock award vested on April 25, 2016.

In May 2016, we entered into agreements with two employees that hold options to purchase up to 1,000,000 shares of our common stock each. The agreements modified the strike price of their outstanding options from the previous strike prices of $1.50 to $0.55 per share. All other terms of the previous option agreements remained unchanged.

During January through June 2016, three accredited investors (the “Lenders”) advanced a total of $140,000 to the Company. The borrowings were not accompanied by documentation of the nature of the borrowings. However, there were general discussions as to the repayment terms and the interest expected of 10% per annum to be paid to the Lenders in connection with the borrowings.

On July 19, 2016, we issued a sixty day 15% promissory note payable to an accredited investor for cash proceeds totaling $35,000. In the event that we secure any future financing with aggregate gross proceeds of at least $500,000 while the promissory note is outstanding, the promissory note and all accrued interest therefrom will be immediately due and payable within ten business days of the closing of such financing.

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During July and August 2016, four accredited investors (the “Lenders”) advanced a total of $435,000 to the Company. The borrowings (“Advances”) were not accompanied by documentation of the nature of the Advances. However, there were general discussions as to the repayment terms and the interest expected to be paid to the Lenders in connection with the Advances.

During the three months ended September 30, 2016, certain accredited investors advanced a total of $925,000 (the “Advances”) to the Company with a right to convert at no greater than $0.40 per share. We received aggregate proceeds in the amount of $925,000. In connection with the Advances, the Company also issued warrants to purchase 462,500 shares of our common stock at an exercise price $0.60 per share with a 5 year term. The Advances were not accompanied by documentation. However, there were general discussions as to the repayment terms and the interest expected of 10% per annum to be paid to the Lenders in connection with the borrowings.

On September 22, 2016, the Company entered into new compensation agreements and arrangements with two of its directors. Our Chairman was issued (i) 2,000,000 shares of our fully vested common stock; (ii) restricted stock units for 2,000,000 shares of the Company’s common stock; and, (iii) a stock option to acquire 2,352,619 shares of our common stock, with an exercise price of $0.61 per share. Our interim chief financial officer/board member was issued (i) restricted stock units for 2,000,000 shares of the Company’s common stock; and, (iii) a stock option to acquire 2,352,619 shares of our common stock, with an exercise price of $0.61 per share.

On October 21, 2106, the Company issued an accredited investor a promissory note in the total principal amount of $267,500 with 9% annual interest rate, which will be due on October 21, 2017. The Company received $250,000 of gross proceeds and granted a warrant to purchase 222,916 shares of common stock at $0.60 per share.

On November 2, 2016, the Company issued certain accredited investors promissory notes (the “Notes”) in the total principal amount of $480,000 with a 5% annual interest rate, which will be due on April 28, 2017. The Company received $400,000 of gross proceeds from the Notes. The Company also granted to the investors warrants to purchase 1,428,572 shares of common stock at no greater than $0.47 per share.

On December 15, 2016, the Company issued an investor a promissory note in the total principal amount of $77,778 with a 10% annual interest rate, which will be due on the earlier of (i) December 15, 2017; or, (ii) the closing of the public offering under this Registration Statement (the “Secondary Offering”). The Company received $75,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock during the 15-days immediately following the closing of the Secondary Offering at a conversion price equal to 65% of the share price in the Secondary Offering. The Company also granted to the investor warrants to purchase 77,778 shares of common stock at $0.50 per share.

On January 9, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due on the earlier of (i) January 9, 2018; or, (ii) the closing of the Secondary Offering. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock during the 15-days immediately following the closing of the Secondary Offering at a conversion price equal to 65% of the share price in the Secondary Offering. The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

On January 20, 2017, the Company issued an investor a promissory note in the total principal amount of $114,000 with an 8% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $100,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock following 180-days after the issuance of the note at a conversion price equal to 60% of the three (3) lowest closing bid prices for our common stock during the prior 15 trading day period.

On February 3, 2017, the Company finalized and executed a Confirmation and Continuation Agreement (the “Agreement”) with kathy ireland WORLDWIDE, INC. (“kiWW“).In order to settle all disputes under the License Agreement previously entered by the Company and kiWW, the Company agreed to, among other things, (i) issue to kiWW warrants in the form of a Common Stock Purchase Warrant (the “Warrant”) to acquire 3,000,000 shares of the Company’s common stock (the Warrant expires five years from the date of issuance and is exercisable for $0.01 per share, with a cash-less exercise option); and, (ii) issue to kiWW 500,000 restricted shares of the Company’s common stock, which will be subject to the same lock-up agreement placed on executives of the Company pursuant to the Company’s proposed secondary offering. In exchange, kiWW agreed that (i) the Company has performed, paid, and otherwise satisfied all of its obligations under the License Agreement for calendar year 2016; (ii) as of the end of 2016, the Company was not in breach of the License Agreement in any respect; and, (iii) the License Agreement is in full force and effect.

On February 8, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock commencing at the earlier of (i) the closing of the Secondary Offering; or, (ii) 120-days after the issuance of the note, at a conversion price equal to (y) upon closing of the Secondary Offering until 120-days from issuance of the note, 65% of the pricing in the Secondary Offering; (z) 121 days after issuance of the note, 60% of the lowest trade price of our common stock during the 15 trading days immediately preceding conversion, but in no event less than $0.01 (however, in the event that the price falls below $0.01 then 50% of the lowest trade price of during 15 trading days immediately preceding the conversion). The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

On February 17, 2017, the Company issued an investor a promissory note in the total principal amount of $277,777.78 with a 10% annual interest rate, which will be due at the earlier of (i) the closing of the Secondary Offering; or, (ii) 9-months after the issuance of the note. The Company received $250,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock commencing at the earlier of (i) the closing of the Secondary Offering; or, (ii) 120-days after the issuance of the note, at a conversion price equal to (y) upon closing of the Secondary Offering until 120-days from issuance of the note, 65% of the pricing in the Secondary Offering; (z) 121 days after issuance of the note, 60% of the lowest trade price of our common stock during the 15 trading days immediately preceding conversion, but in no event less than $0.01 (however, in the event that the price falls below $0.01 then 50% of the lowest trade price of during 15 trading days immediately preceding the conversion). The Company also granted to the investor warrants to purchase 277,778 shares of common stock at $0.50 per share. Investor will also be issued 150,000 shares of our common stock.

On February 27, 2017, the Company issued an investor a promissory note in the total principal amount of $58,000 with an 8% annual interest rate, which will be due 9-months after the issuance of the note. The Company received $50,000 of gross proceeds from the Note. The investor has the right to convert the note into shares of the Company’s common stock following 180-days after the issuance of the note at a conversion price equal to 60% of the three (3) lowest closing bid prices for our common stock during the prior 15 trading day period.

No underwriters were used in the foregoing transactions. The securities were issued in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated under Section 3(b) of the Securities Act as a transaction pursuant to a compensatory benefit plan or contract relating to compensation. Each purchaser received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from registration. All of the foregoing securities were deemed restricted securities for the purposes of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a)   Exhibits. See the Exhibit Index immediately following the signature page hereto, which is incorporated into this Item 16 by reference.

(b)  Financial Statements Schedules. See Page F-1.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)     The undersigned Registrant hereby undertakes that it will:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on March 08, 2017.

NUGENE INTERNATIONAL, INC.

By:	/s/ Steven Carlson
Name:	Steven Carlson
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NuGene International, Inc., a Nevada corporation, hereby severally constitute and appoint Steven Carlson our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven Carlson	Chief Executive Officer	March 08, 2017
Steven Carlson	(Principal Executive Officer)

/s/ Mohammad Ali Kharazmi	Chairman of the Board of Directors	March 08, 2017
Mohammad Ali Kharazmi

/s/ Mohammad Saeed Kharazmi	Director; Chief Financial Officer
Mohammad Saeed Kharazmi	(Principal Financial and Accounting Officer)	March 08, 2017

/s/ Theodore Schwarz	Independent Director	March 08, 2017
Theodore Schwarz

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
1.1 †	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger dated December 26, 2014, among the Company, NG Acquisition, Inc. and NuGene Inc.	8-K	2.1	01/06/2015

3.1	Certificate of Amendment of Articles of Incorporation of the Company (increase of authorized, new class of preferred)	8-K	3.1	01/06/2015

3.2	Certificate of Amendment of Articles of Incorporation of the Company, name change	8-K	3.2	01/06/2015

4.1	Certificate of Designation of Series A
	Preferred Stock	8-K	4.1	01/06/2015

4.2	Form of Non-Convertible Promissory Note	8-K	4.1	11/08/2016

4.3 †	Form of Investor Warrant

4.4 †	Form of Representative’s Warrant

5.1*	Opinion of Spectrum Law Group, LLP

10.1	Form of Lock Up Agreement-
	NuGene Shareholders	8-K	10.1	01/06/2015

10.2	Form of Lock Up/Leak Out Agreement-
	Stock Placement Investors	8-K	10.2	01/06/2015

10.3	License Agreement between the Company and
	kathy ireland Worldwide, Inc.	8-K	10.3	01/06/2015

10.4	Sublease Agreement between the Company and Advanced Surgical Partners, Inc.	8-K	10.4	01/06/2015

10.5	Form of Convertible Promissory Note.	8-K	10.5	01/06/2015

10.6	Business Transfer and Indemnity Agreement, dated December 29, 2014, between the Company and Dena Kurland	8-K	10.6	01/06/2015

10.7	Form of Stock Purchase Agreement	10-Q	10.7	05/15/2015

10.8+	Offer Letter to join Board of Directors between The Company and Donna Queen	8-K	10.8	05/29/2015

10.9+	Form of Option Agreement granted to employees on August 14, 2015	8-K	10.9	08/21/2015

10.10+	Form of Warrant Agreement granted to consultants on August 14, 2015	8-K	10.10	08/21/2015

10.11+	Form of Warrant Agreement granted to consultant on August 14, 2015	8-K	10.11	08/21/2015

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10.12	Form of Note Payable entered into on September 25, 2015	8-K	10.12	09/30/2015

10.13	Form of Security Purchase Agreement entered into on September 25, 2015	8-K	10.13	09/30/2015

10.14	Form of Securities Purchase Agreement entered into on December 11, 2015	8-K	10.14	12/17/2015

10.15	Form of Note Payable issued on December 11, 2015	8-K	10.15	12/17/2015

10.16	Form of Warrant issued on December 11, 2015	8-K	10.16	12/17/2015

10.17	Form of Notes issued in November, 2015	8-K	10.17	12/17/2015

10.18	Service Agreement with KBHJJ	8-K	10.18	12/17/2015

10.19	Warrant Agreement with KBHJJ	8-K	10.19	12/17/2015

10.20	Form of Security Purchase Agreement	8-K	10.20	04/07/2016

10.21	Form of Note Payable to Gemini Master Fund, LTD	8-K	10.21	04/07/2016

10.22	Form of Note Payable to Canyon Assets Holdings, Inc.	8-K	10.22	04/07/2016

10.23+	Offer Letter to join Board of Directors between The Company and Theodore Schwarz	8-K	10.8	06/21/2016

10.24+	Employment Agreement with Steven R. Carlson, dated 18 July 2016	8-K	10.1	07/29/2016

10.25+	Chairman Agreement with M. Ali Kharazmi, dated September 22, 2016	8-K	10.1	09/28/2016

10.26+	Warrant Agreement with M. Ali Kharazmi, dated September 22, 2016	8-K	10.2	09/28/2016

10.27+	Restricted Units Agreement with M. Ali Kharazmi, dated September 22, 2016	8-K	10.3	09/28/2016

10.28+	Executive Employment Agreement with M. Saeed Kharazmi, dated September 22, 2016	8-K	10.4	09/28/2016

10.29+	Warrant Agreement with M. Saeed Kharazmi, dated September 22, 2016	8-K	10.5	09/28/2016

10.30+	Restricted Units Agreement with M. Saeed Kharazmi, dated September 22, 2016	8-K	10.6	09/28/2016

10.31	Form of Note Purchase Agreement	8-K	10.1	11/08/2016

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10.32	Form of Common Stock Warrant	8-K	10.2	11/08/2016

10.33	Confirmation and Continuation Agreement With kiWW	8-K	10.1	02/09/2017

10.33	Common Stock Purchase Warrant Issued to kiWW	8-K	4.1	02/09/2017

21.1	List of subsidiaries	10-K	21.1	03/30/2015

23.1*	Consent of Weinstein & Co., independent registered public accounting firm

23.2	Consent of Spectrum Law Group, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on applicable signature pages)

† To be filed by amendment.

* Filed herewith.

+ Indicates management contract or compensatory plan or arrangement.

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